EXHIBIT 2.30




                               NETIA HOLDINGS B.V.
                                     Issuer

                                       and

                               NETIA HOLDINGS S.A.

                               NETIA TELEKOM S.A.

                             NETIA SOUTH Sp. z o.o.
                                   Guarantors

                                       and

                              THE BANK OF NEW YORK
                                     Trustee

                                       and

                              ING BANK SLASKI S.A.
                                 Security Agent


                   ------------------------------------------

                       Senior Secured Euro Notes Indenture

                          Dated as of 23 December 2002

                   ------------------------------------------


                             Up to (euro)50,000,000

                     10% Senior Secured Euro Notes due 2008

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                               TABLE OF CONTENTS

                                                                                            PAGE

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Article 1 DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION.............................1

    Section 1.1      Definitions..............................................................1

    Section 1.2      Compliance Certificates and Opinions.....................................23

    Section 1.3      Form of Documents Delivered to Trustee...................................24

    Section 1.4      Actions of Holders.......................................................25

    Section 1.5      Notices, Etc., to Trustee, Issuer and/or the Guarantors..................26

    Section 1.6      Notices to Holders: Waiver...............................................26

    Section 1.7      Effect of Headings and Table of Contents.................................27

    Section 1.8      Successors and Assigns...................................................27

    Section 1.9      Separability Clause......................................................27

    Section 1.10     Contracts (Rights of Third Parties) Act 1999.............................27

    Section 1.11     Counterparts and Governing Language......................................27

    Section 1.12     Governing Law............................................................27

    Section 1.13     Legal Holidays...........................................................27

    Section 1.14     Submission to Jurisdiction and Service of Process........................27

Article 2 THE NOTES...........................................................................28

    Section 2.1      Form and Dating..........................................................28

    Section 2.2      Execution and Authentication.............................................29

    Section 2.3      Registrar and Paying Agents..............................................30

    Section 2.4      Holders to Be Treated as Owners; Payments of Interest....................30

    Section 2.5      Paying Agent to act upon instructions of the Trustee.....................31

    Section 2.6      Noteholder Lists.........................................................32

    Section 2.7      Issue, Transfer and Exchange.............................................32

    Section 2.8      Replacement Notes........................................................36

    Section 2.9      Intentionally Deleted....................................................37



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    Section 2.10     Fees, Duties and Taxes...................................................37

    Section 2.11     Intentionally Deleted....................................................37

    Section 2.12     Cancellation.............................................................37

    Section 2.13     Defaulted Interest.......................................................37

    Section 2.14     ISIN and CUSIP Numbers...................................................37

    Section 2.15     Deposit of Moneys........................................................38

Article 3 SATISFACTION AND DISCHARGE..........................................................38

    Section 3.1      Satisfaction and Discharge of Indenture..................................38

    Section 3.2      Application of Trust Money...............................................39

Article 4 REMEDIES............................................................................40

    Section 4.1      Events of Default........................................................40

    Section 4.2      Acceleration of Maturity; Rescission and Annulment.......................41

    Section 4.3      Covenant to Pay and Suits for Enforcement by Trustee.....................43

    Section 4.4      Trustee May File Proofs of Claim.........................................43

    Section 4.5      Trustee May Enforce Claims Without Possession of Notes...................44

    Section 4.6      Application of Money Collected...........................................44

    Section 4.7      Investment by Trustee....................................................45

    Section 4.8      Limitation on Suits......................................................45

    Section 4.9      Unconditional Right of Holders to Receive
                     Principal, Premium and Interest..........................................46

    Section 4.10     Restoration of Rights and Remedies.......................................46

    Section 4.11     Rights and Remedies Cumulative...........................................46

    Section 4.12     Delay or Omission Not Waiver.............................................46

    Section 4.13     Control by Holders.......................................................46

    Section 4.14     Waiver of Past Defaults..................................................47

    Section 4.15     Waiver of Stay, Extension or Usury Laws..................................47

    Section 4.16     Judgment Currency........................................................47


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Article 5 THE TRUSTEE.........................................................................48

    Section 5.1      Notice of Defaults.......................................................48

                        Section 5.2 Duties of Trustee.........................................48

                        Section 5.3 Rights of Trustee.........................................49

    Section 5.4      Trustee Not Responsible for Recitals or Issuance of Notes................52

    Section 5.5      Individual Rights of Trustee.............................................52

    Section 5.6      Money Held in Trust......................................................53

    Section 5.7      Compensation and Reimbursement...........................................53

    Section 5.8      Resignation and Removal: Appointment of Successor........................54

    Section 5.9      Acceptance of Appointment by Successor...................................55

    Section 5.10     Merger, Conversion, Consolidation or Succession to Business..............56

    Section 5.11     Separate and Co-Trustees.................................................56

    Section 5.12     Trustee's Powers to be Additional........................................56

Article 6 HOLDERS LISTS AND REPORTS BY TRUSTEE AND ISSUER.....................................57

Article 7 CONSOLIDATION, MERGER AND SALE OF ASSETS............................................57

    Section 7.1      Parent May Consolidate, Etc., Only on Certain Terms......................57

    Section 7.2      Successor Substituted....................................................58

Article 8 SUPPLEMENTAL INDENTURES.............................................................58

    Section 8.1      Supplemental Indentures Without Consent of Holders.......................58

    Section 8.2      Supplemental Indentures with Consent of Holders..........................59

    Section 8.3      Execution of Supplemental Indentures.....................................60

    Section 8.4      Effect of Supplemental Indentures........................................60

    Section 8.5      Reference in Notes to Supplemental Indentures............................60

    Section 8.6      Notice of Supplemental Indentures........................................60

Article 9 COVENANTS  60

    Section 9.1      Payment of Principal Premium, if any, and Interest.......................60


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    Section 9.2      Maintenance of Office or Agency..........................................62

    Section 9.3      Money for Note Payments..................................................62

    Section 9.4      Corporate Existence......................................................63

    Section 9.5      Payment of Taxes and Other Claims........................................63

    Section 9.6      Maintenance of Properties................................................63

    Section 9.7      Insurance................................................................63

    Section 9.8      Statement by Officers as to Default......................................63

    Section 9.9      Limitation on Indebtedness...............................................64

    Section 9.10     Limitation on Restricted Payments........................................65

    Section 9.11     Limitation on Issuances and Sales of
                     Capital Stock of Restricted Subsidiaries.................................67

    Section 9.12     Limitation on Transactions with Affiliates...............................68

    Section 9.13     Limitation on Liens......................................................68

    Section 9.14     Issuances of Guarantees of Indebtedness by Subsidiaries..................69

    Section 9.15     Purchase of Notes upon a Change of Control Triggering Event..............69

    Section 9.16     Limitation on Sale of Assets.............................................70

    Section 9.17     Limitation on Dividends and Other Payment Restrictions
                     Affecting Restricted Subsidiaries........................................71

    Section 9.18     Limitation on Investments in Unrestricted Subsidiaries...................72

    Section 9.19     Permitted Business.......................................................72

    Section 9.20     The Issuer...............................................................72

    Section 9.21     Provision of Financial Statements and Reports............................72

    Section 9.22     Waiver of Certain Covenants..............................................73

    Section 9.23     Additional Amounts.......................................................73

    Section 9.24     Suspension of Certain Covenants During
                     Achievement of Investment Grade Status...................................74

Article 10 REDEMPTION OF NOTES................................................................75

    Section 10.1     Right of Redemption......................................................75


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    Section 10.2     Election to Redeem: Notice to Trustee....................................75

    Section 10.3     Selection by Trustee of Notes to Be Redeemed.............................75

    Section 10.4     Notice of Redemption to Holders of Notes.................................75

    Section 10.5     Deposit of Redemption Price..............................................76

    Section 10.6     Notes Payable on Redemption Date.........................................77

    Section 10.7     Notes Redeemed in Part...................................................77

Article 11 COLLATERAL.........................................................................77

    Section 11.1     Collateral...............................................................77

    Section 11.2     Recording and Opinions...................................................79

    Section 11.3     Possession and Use of Collateral.........................................80

    Section 11.4     Release and Disposition of Collateral....................................80

    Section 11.5     Disposition of Collateral Without Release................................80

    Section 11.6     Priority of Liens........................................................81

Article 12 GUARANTEE..........................................................................81

    Section 12.1     Guarantee................................................................81

    Section 12.2     Severability.............................................................83

    Section 12.3     Subrogation..............................................................83

    Section 12.4     Reinstatement............................................................83

    Section 12.5     Subsidiary Guarantors May Consolidate, etc. on Certain Terms.............83

    Section 12.6     Release of the Guarantors................................................84

    Section 12.7     Execution and Delivery of Guarantee......................................84

    Section 12.8     Benefits Acknowledged....................................................84

Article 13 DEFEASANCE AND COVENANT DEFEASANCE.................................................84

    Section 13.1     Issuer's Option to Effect Defeasance
                     or Covenant Defeasance...................................................84

    Section 13.2     Defeasance and Discharge.................................................84

    Section 13.3     Covenant Defeasance......................................................85


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    Section 13.4     Conditions to Defeasance or Covenant Defeasance..........................85

    Section 13.5     Deposited Money and Government Securities to Be Held in Trust;
                     Other Miscellaneous Provisions...........................................86

    Section 13.6     Reinstatement............................................................87


    EXHIBITS A to V



    SCHEDULES 1 & 2


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                                       vi

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           INDENTURE, dated as of 23 December 2002 among NETIA HOLDINGS B.V., a
Netherlands private company (the "ISSUER"), having its corporate seat at Amsterdam and its principal office at Amsteldijk 166-6, 1079LH Amsterdam, The Netherlands, NETIA HOLDINGS S.A., a Polish joint-stock company (the "PARENT"), NETIA TELEKOM S.A. ("TELEKOM"), NETIA SOUTH Sp. z o.o. ("SOUTH"), having their principal offices at ul. Poleczki 13, 02-822 Warsaw, Poland (each the "GUARANTOR" and together, the "GUARANTORS"), THE BANK OF NEW YORK, acting through its London branch, at 48th Floor, One Canada Square, London E14 5AL as trustee (the "TRUSTEE") and ING BANK SLASKI S.A., having its registered office at ul. Sokolska 34, 40-086 Katowice, Poland, as security agent (the "SECURITY AGENT").

           RECITALS OF THE ISSUER AND THE GUARANTORS

           The Issuer has duly authorized the creation of an issue of up to EUR50,000,000 in principal amount of its 10% Senior Secured Notes due 2008 (the "INITIAL NOTES" and, together with any capitalized interest in respect of a Payment-in-Kind Election, the "NOTES"), of substantially the tenor and amounts hereinafter set forth, and to provide therefor the Issuer has duly authorized the execution and delivery of this Indenture.

           The Guarantors have duly authorized the full and unconditional guarantee of the Notes (the "GUARANTEE").

           All things necessary have been done to make the Notes, when duly executed by the Issuer, authenticated by the Principal Paying Agent and delivered hereunder by the Issuer, the valid obligations of the Issuer and to make this Indenture a valid agreement of the Issuer, in accordance with the terms of the Notes and the Indenture.

           NOW, THEREFORE, THIS INDENTURE WITNESSETH:

           For and in consideration of the premises and the purchase of the Notes by the Holders (as defined herein) thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Notes, as follows:

                                   ARTICLE 1
             DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.1        Definitions

           For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

           (a) the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

           (b) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with Generally Accepted Accounting Principles ("GAAP"); and

           (c) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

           "ACQUIRED INDEBTEDNESS" means Indebtedness of a Person (a) existing at the time such Person becomes a Restricted Subsidiary or (b) assumed in connection with the acquisition of assets from such Person, in each case, other than indebtedness incurred in connection with, or in contemplation of, such


                                       1
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Person becoming a Subsidiary or such acquisition; provided that, for purposes of
Section 9.9, such Indebtedness shall be deemed to be incurred on the date of the related acquisition of assets from any Person or the date the acquired Person becomes a Subsidiary.

           "ACTION" when used with respect to any Holder, has the meaning specified in Section 1.4(a).

           "ADDITIONAL AMOUNTS" has the meaning specified in Section 9.23.

           "AFFILIATE" means, with respect to any specified Person, (i) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person or (ii) any other Person that owns, directly or indirectly, 25% or more of such specified Person's Voting Stock or any executive officer or director of any such specified Person or other Person, or with respect to any natural Person, any person having a relationship with such Person by blood, marriage or adoption not more remote than first cousin. For the purposes of this definition, "control," when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

           "AGENCY AGREEMENT" means the agreement appointing the initial Principal Paying Agent, Paying Agent, Registrar, Security Agent and Transfer Agents in relation to the Notes of the date hereof and any other agreement for the time being in force appointing successor paying agents, registrars, security agents and/or transfer agents in relation to the Notes, or in connection with their duties, the terms of which have previously been approved in writing by the Trustee, together with any agreement for the time being in force amending or modifying with the prior written approval of the Trustee any of the aforesaid agreements in relation to the Notes.

           "ANNUALIZED CONSOLIDATED OPERATING CASH FLOW" means Consolidated Operating Cash Flow for the latest fiscal quarter for which consolidated financial statements of Parent are available immediately preceding the date of the transaction giving rise to the need to calculate Annualized Consolidated Operating Cash Flow (the "TRANSACTION DATE") multiplied by four. For purposes of calculating "Consolidated Operating Cash Flow" for any fiscal quarter for purposes of this definition, (i) any Subsidiary that is a Subsidiary on the Transaction Date shall be deemed to have been a Subsidiary at all times during such fiscal quarter and (ii) any Subsidiary that is not a Subsidiary on the Transaction Date shall be deemed not to have been a Subsidiary at any time during such fiscal quarter.

           "APPLICABLE PROCEDURES" means, with respect to any transfer, exchange or other transaction involving a Global Note or beneficial interest therein, the rules and provisions of Euroclear and Clearstream, Luxembourg with respect to the Global Notes, in each case, to the extent applicable to such transaction and as in effect at the time of such transaction.

           "APPOINTEE" means any attorney, manager, agent, delegate or other person appointed by the Trustee under this Indenture which, for the avoidance of doubt, includes the Security Agent.

           "ASSET SALE" means any sale, issuance, conveyance, transfer, lease or other disposition (including, without limitation, by way of merger, consolidation or sale and leaseback transaction) (collectively, a "TRANSFER"), directly or indirectly, in one or a series of related transactions, of (i) any Capital Stock of any Subsidiary; (ii) all or substantially all of the properties and assets of Parent or its Subsidiaries; or (iii) any other properties or assets of Parent or any Subsidiary, other than in the ordinary course of business. For the purposes of this definition, the term "Asset Sale" shall not


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include any transfer of properties or assets (A) that is governed by Article 7,
(B) that have become worn out, obsolete or damaged and are no longer suitable for use in connection with the business of Parent or any Restricted Subsidiary and that are disposed of in the ordinary course of business, (C) of Parent to any Restricted Subsidiary, or of any Restricted Subsidiary to Parent or any Restricted Subsidiary, in each case, in accordance with the terms of this Indenture, (D) having a fair market value of less than (euro)1.0 million (or, to the extent not denominated in Euros, the Euro equivalent thereof), or (E) any transfer by Parent or a Subsidiary of property or equipment to a Person who is not an Affiliate of Parent in exchange for property or equipment that has a fair market value at least equal to the fair market value of the property or equipment so transferred; provided that, in the event of a transfer described in this clause (E) Parent shall deliver to the Trustee an Officers' Certificate certifying that such exchange complies with this clause (E).

           "ATTRIBUTABLE DEBT" means, with respect to any lease at the time of determination, the present value (discounted at the interest rate implicit in the lease or, if not known, at the rate borne by the Notes, compounded semi-annually) of the obligations of the lessee of the property subject to such lease for rental payments during the remaining term of the lease included in such transaction, including any period for which such lease has been extended or may, at the option of the lessor, be extended, or until the earliest date on which the lessee may terminate such lease without penalty or upon payment of penalty (in which case the rental payments shall include such penalty), after excluding from such rental payments all amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, water utilities and similar charges.

           "AUTHORIZED AGENT" means WG&M Secretaries Limited or any other successor Authorized Agent appointed in England pursuant to Section 1.14.

           "AVERAGE LIFE" means, as of the date of determination with respect to any Indebtedness (other than a Derivative Transaction) the quotient obtained by dividing (a) the sum of the products of (i) the number of years from the date of determination to the date or dates of each successive scheduled principal payment (including, without limitation, any sinking fund requirements) of such Indebtedness multiplied by (ii) the amount of each such principal payment by (b) the sum of all such principal payments.

           "BANKRUPTCY CODE" means any law relating to bankruptcy, insolvency, receivership, winding-up, liquidation, reorganisation or relief of debtors or any amendment to, succession to, or change in any such law, including without limitation the Bankruptcy Act of Title 11 of the U.S. Code, as amended from time to time.

           "BOARD OF DIRECTORS" means the managing board of the Issuer.

           "BOARD RESOLUTION" means (i) if issued by the Issuer, a copy of a resolution duly adopted by the Board of Directors and not revoked or withdrawn and (ii) if issued by Parent, a copy of a resolution certified by the duly authorized Secretary or by an Assistant Secretary of Parent to have been duly adopted by the Management Board and to be in full force and effect on the date of such certification and, in each case, delivered to the Trustee.

           "BUSINESS DAY" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in the city of New York, New York, the city of London, England and Warsaw, Poland are authorized or obligated by law or executive order to close and which is a day on which the TARGET system is operating.

           "CAPITAL STOCK" means, with respect to any Person, any and all shares, interests, partnership interests, participations, rights in or other equivalents (however designated) of such Person's equity interest, and any


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rights (other than debt securities convertible into capital stock), warrants or options exchangeable for or convertible into such capital stock, whether now outstanding or issued after the date of this Indenture.

           "CAPITALIZED LEASE OBLIGATION" means, with respect to any Person, any obligation of such Person under a lease of (or other agreement conveying the right to use) any property (whether real, personal or mixed) that is required to be classified and accounted for as a capital lease obligation under GAAP.

           "CASH EQUIVALENTS" means (i) any evidence of Indebtedness with a maturity of 180 days or less issued or directly and fully guaranteed or insured by the United States of America, the Federal Republic of Germany or the Republic of Poland or any agencies or instrumentalities thereof (provided that the full faith and credit of the United States of America, the Federal Republic of Germany or the Republic of Poland, as the case may be, is pledged in support thereof); (ii) time deposit accounts, money market deposits or certificates of deposit with a maturity of 180 days or less of JP Morgan Chase Bank, Citibank (Poland) S.A., ING Bank N.V., ABN Amro (Poland), Bank Handlowy w Warszawie S.A., BRE or any other financial institution that is a (a) member of the Federal Reserve System or (b) bank or trust company which is organized under the laws of the Republic of Poland or any other country recognized by the United States of America and whose long-term debt is rated "A-" or higher according to S&P or "A-3" or higher according to Moody's, and in the case of each of (a) and (b) above having combined capital and surplus and undivided profits of not less than $500.0 million (or, to the extent not denominated in U.S. Dollars, the U.S. Dollar Equivalent thereof); (iii) commercial paper with a maturity of 180 days or less issued by a corporation that is not an Affiliate of Parent and is organized under the laws of any state of the United States, the District of Columbia or rated at least A-1 by S&P or at least P-1 by Moody's; (iv) repurchase obligations with a term of not more than seven days for underlying securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) and entered into with a bank meeting the qualifications described in clause (ii) above; (v) any evidence of indebtedness with a maturity of 180 days or less issued by the National Bank of Poland; and (vi) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (i) through (v) of this definition.

           "CHANGE OF CONTROL" means the occurrence of any of the following events: (a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 40.0% of the total outstanding Voting Stock of Parent; (b) Parent consolidates with, or merges with or into another Person or conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any Person, or any Person consolidates with or merges with or into Parent, in any such event pursuant to a transaction in which the outstanding Voting Stock of Parent is converted into or exchanged for cash, securities or other property, other than any such transaction where
(i) the outstanding Voting Stock of Parent is not converted or exchanged at all (except to the extent necessary to reflect a change in the jurisdiction of incorporation of Parent) or is converted into or exchanged for (A) Voting Stock (other than Redeemable Capital Stock) of the surviving or transferee corporation or (B) Voting Stock (other than Redeemable Capital Stock) of the surviving or transferee corporation and cash, securities and other property (other than Capital Stock of the Surviving Entity) in an amount that could be paid by Parent as a Restricted Payment under Section 9.10 and (ii) immediately after such transaction, no "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is the "beneficial owner" (as defined in Rules


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13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 40.0% of the total outstanding Voting Stock of the surviving or transferee corporation; and (c) Parent is liquidated or dissolved or a special resolution is passed by the shareholders of Parent approving the plan of liquidation or dissolution other than in a transaction which complies with Article 7.

           "CHANGE OF CONTROL DATE" has the meaning specified in Section 9.15.

           "CHANGE OF CONTROL OFFER" has the meaning specified in Section 9.15.

           "CHANGE OF CONTROL TRIGGERING EVENT" means the occurrence of both a Change of Control and a Rating Decline.

           "CHANGE OF PRIORITY AGREEMENTS" means the agreements to be entered into by the Trustee, the Senior Bank Creditors and the relevant Subsidiaries in the circumstances contemplated in Section 11.6, substantially in the form of the exhibits D to V of this Indenture.

           "CLEARSTREAM, LUXEMBOURG" means Clearstream, Luxembourg, societe anonyme.

           "COLLATERAL" means the Deposited Amount, the Pledged Assets, the Pledged Shares, the Mortgaged Property and the Conditionally Assigned Accounts and Receivables.

           "COMMISSION" means the U.S. Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act or, if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

           "COMMON DEPOSITARY" means The Bank of New York, acting through its London Branch or its nominee and their successors acting as common depositary for Euroclear and Clearstream, Luxembourg.

           "CONDITIONALLY ASSIGNED ACCOUNTS AND RECEIVABLES" means (i) present and future receivables and (ii) rights to all bank accounts of Parent and the Pledge Subsidiaries, and irrevocable powers of attorney to make security assignments in future to the Trustee.

           "CONSOLIDATED ADJUSTED NET INCOME" means, for any period, the consolidated net income (or loss) of Parent and all Restricted Subsidiaries for such period as determined in accordance with GAAP, adjusted by excluding, without duplication, (a) any net after-tax extraordinary gains or losses (less all fees and expenses relating thereto), (b) any net after-tax gains or losses (less all fees and expenses relating thereto) attributable to asset dispositions other than in the ordinary course of business, (c) the portion of net income (or loss) of any Person (other than Parent or a Restricted Subsidiary), including Unrestricted Subsidiaries, in which Parent or any Restricted Subsidiary has an ownership interest, except to the extent of the amount of dividends or other distributions actually paid to Parent or any Restricted Subsidiary in cash dividends or distributions during such period, (d) net income (but not loss) of any Person combined with Parent or any Restricted Subsidiary on a "pooling of interests" basis attributable to any period prior to the date of combination,
(e) the net income of any Restricted Subsidiary, to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary is not at the date of determination permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation


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applicable to such Restricted Subsidiary or its stockholders and (f) any gain or loss, net of taxes, realized upon the termination of any employee benefit plan.

           "CONSOLIDATED INDEBTEDNESS TO ANNUALIZED CONSOLIDATED OPERATING CASH FLOW RATIO" means, at any date of determination, the ratio of (i) the aggregate amount of Indebtedness of Parent and the Restricted Subsidiaries outstanding at the date of determination as determined on a consolidated basis in accordance with GAAP to (ii) Annualized Consolidated Operating Cash Flow for the latest full fiscal quarter for which consolidated financial statements of Parent are available preceding the date of the transaction giving rise to the need to calculate the Consolidated Indebtedness to Annualized Consolidated Operating Cash Flow Ratio.

           "CONSOLIDATED INTEREST EXPENSE" of Parent means, for any period, without duplication, the sum of (a) the interest expense of Parent and its Restricted Subsidiaries for such period, including, without limitation, (i) amortization or accretion of debt discount, (ii) the net cost of Derivative Transactions (including amortization of discounts), (iii) the interest portion of any deferred payment obligation, (iv) accrued interest, (v) the consolidated amount of any interest capitalized by Parent and (vi) amortization of debt issuance costs, plus (b) the interest component of Capitalized Lease Obligations of Parent and its Restricted Subsidiaries paid, accrued and/or scheduled to be paid or accrued during such period, plus (c) cash and non-cash dividends due (whether or not declared) on Redeemable Capital Stock or Preferred Stock by Parent and any Restricted Subsidiary (to any Person other than Parent and any Wholly Owned Subsidiary), in each case as determined on a consolidated basis in accordance with GAAP; provided that the Consolidated Interest Expense attributable to interest on any Indebtedness computed on a pro forma basis and
(A) bearing a floating interest rate shall be computed as if the rate in effect on the date of computation had been the applicable rate for the entire period and (B) that was not outstanding during the period for which the computation is being made but which bears, at the option of Parent, a fixed or floating rate of interest, shall be computed by applying, at the option of Parent, either the fixed or the floating rate.

           "CONSOLIDATED NET WORTH" means, with respect to any specified Person as of any date, the sum of: (i) the consolidated equity of the common stockholders of such Person and its consolidated Subsidiaries as of such date; plus (ii) the respective amounts reported on such Person's balance sheet as of such date with respect to any series of Preferred Stock (other than Redeemable Capital Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such Preferred Stock.

           "CONSOLIDATED OPERATING CASH FLOW" means, with respect to any period, the Consolidated Adjusted Net Income for such period (a) increased by (to the extent included in computing Consolidated Adjusted Net Income) the sum of (i) the Consolidated Tax Expense for such period (other than taxes attributable to extraordinary, unusual or non-recurring gains or losses); (ii) Consolidated Interest Expense for such period; (iii) depreciation of Parent and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP; (iv) amortization of Parent and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP; and (v) any other non-cash charges that were deducted in computing Consolidated Adjusted Net Income (excluding any non-cash charge which requires an accrual or reserve for cash charges for any future period) of Parent and Restricted Subsidiaries for such period in accordance with GAAP and (b) decreased by any non-cash gains that were included in computing Consolidated Adjusted Net Income.

           "CONSOLIDATED TAX EXPENSE" means, for any period, the provision for national, federal, state, provincial and local income taxes of Parent and all Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP.

           "CORPORATE TRUST OFFICE" means the principal corporate trust office of the Trustee, at which at any particular time its corporate trust business shall be administered, which office at the date of execution of this Indenture is located at 48th Floor, One Canada Square, London E14 5AL.

           "CURRENCY AGREEMENT" means any spot or forward foreign exchange agreements and currency swap, currency option or other similar financial agreements or arrangements, including, without limitation, hedging arrangements to be entered into in connection with Indebtedness incurred under Credit Facilities, entered into by Parent or any of its Restricted Subsidiaries designed, in each case, to protect against or manage exposure to fluctuations in currency exchange rates.

           "DEFAULT" means any event that after notice or passage of time or both would be an Event of Default.

           "DEFINITIVE NOTE" means a Restricted Note or a Regulation S Note registered in the Register, in or substantially in the form of Exhibit A, Exhibit B or Exhibit C hereto, respectively, but without the Global Note Legend and Schedule A thereto.

           "DEPOSIT ACCOUNT" has the meaning specified in Section 11.1.

           "DEPOSIT AGREEMENT" means the escrow agreement between Parent, the Trustee, and the Security Depositary dated 20 December 2002, regarding the deposit of the Deposited Amount (as defined in Section 11.1).

           "DEPOSIT COMPLETION" has the meaning specified in Section 11.1.

           "DEPOSIT COMPLETION DATE" has the meaning specified in Section 11.1.

           "DEPOSITARY" means each of Euroclear and Clearstream, Luxembourg and their respective nominees and successors.

           "DEPOSITED AMOUNT" means, in aggregate, all amounts deposited in the Deposit Account pursuant to Section 11.1.

           "DERIVATIVE TRANSACTION" means (a) any transaction (including an agreement with respect thereto), including any Hedging Transaction, (i) which is a rate swap transaction, swap option, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency swap transaction, currency option, credit protection transaction, credit swap, credit default swap, credit default option, total return swap, credit spread transaction, repurchase transaction, reverse repurchase transaction, buy/sell-back transaction, securities lending transaction, or forward purchase or sale of a security, commodity or other financial instrument or interest (including any option with respect to any of these transactions) or (ii) any forward, swap or option or similar wholesale financial markets transaction (and any multiple or combination of these, including any combination with a spot transaction) where payments by one party to another are a function of changes in an underlying price, rate, index or risk specified for that purpose or which require the delivery of any underlying asset or risk by one party to another.

           "DISINTERESTED MEMBER" means, with respect to any transaction or series of transactions in respect of which the Management Board is required to deliver a resolution of the Management Board under this Indenture, a member of the Management Board who does not have any material direct or indirect financial interest in or with respect to such transaction or series of transactions.

           "DTC" means The Depository Trust Company.

           "DTC NOMINEE" means Cede & Co, or such other Person as may be nominated by DTC.

           "DTC RESTRICTED GLOBAL NOTE" means a Global Note, in or substantially in the form set forth in Exhibit A, issued in the name of the DTC Nominee, representing the Notes to be delivered to holders of the Existing Notes who hold a direct or indirect interest in the Existing Rule 144A Global Notes .

           "EURO" or "(EURO)" means the lawful currency of the member states of the European Union that adopted the single currency in accordance with the Treaty of Rome establishing the European Economic Community, as amended by the Treaty of the European Union, signed at Maastricht on 7 February 1992.

           "EUROCLEAR" means Euroclear Bank, S.A./N.V., as operator of the Euroclear System.

           "EURO EQUIVALENT" means, with respect to any monetary amount in a currency other than the Euro, at any time for the determination thereof, the amount of Euros obtained by converting such foreign currency involved in such computation into Euros at the spot rate for the purchase of Euros with the applicable foreign currency as quoted by Reuters at approximately 11:00 a.m. (London time) on the date two business days prior to such determination. For purposes of determining (a) whether any Indebtedness can be incurred (including Permitted Indebtedness), any Investment can be made and any transaction set forth in Section 9.12 can be undertaken (a "TESTED TRANSACTION"), the Euro Equivalent of such Indebtedness, Investment or transaction described in Section
9.12 shall be determined on the date incurred, made or undertaken and, no subsequent change in the Euro Equivalent shall in and of itself cause such Tested Transaction to have been incurred, made or undertaken in violation of this Indenture.

           "EVENT OF DEFAULT" has the meaning specified in Section 4.1.

           "EXCESS PROCEEDS" has the meaning specified in Section 9.16(b).

           "EXCHANGE ACT" means the U.S. Securities Exchange Act of 1934, as amended.

           "EXECUTION OF THE COLLATERAL" has the meaning specified in Section 11.1.

           "EXISTING NOTES" means those series of notes set forth in Schedule I hereto.

           "EUROPEAN RESTRICTED GLOBAL NOTE" means a Global Note in or substantially in the form set forth in Exhibit B issued in the name of the Common Depositary, representing the Notes to be delivered to holders of the Existing Notes who hold a direct or indirect interest in the Existing Rule 144A Global Notes .

           "EXECUTION OF THE COLLATERAL" means the completion of the process pursuant to which Parent has, and has procured that the Pledge Subsidiaries have, as the case may be, (using the forms of the applicable Security Documents)
(i) executed and filed registered pledges in Poland for the benefit of the Trustee over the Pledged Assets to become effective upon registration by the applicable courts in Poland; (ii) executed and filed Mortgages on the Mortgaged

Property for the benefit of the Trustee to become effective upon registration by the applicable courts in Poland; (iii) established ordinary (bridging) pledges for the benefit of the Trustee over the Pledged Shares until registered pledges for the benefit of the Trustee over the Pledged Shares are registered by the applicable courts in Poland; and (iv) executed conditional security assignments of Conditionally Assigned Accounts and Receivables for the benefit of the Trustee, provided, however, that those conditional security assignments shall not become effective for the benefit of the Trustee until an Event of Default has occurred and which is not cured within any applicable grace period.

           "EXISTING REGULATION S GLOBAL NOTES" means the global notes issued in respect of those series of notes set forth in Schedule A hereto identified in the right column thereof as being represented by a Regulation S global note.

           "EXISTING RULE 144A GLOBAL NOTES" means the global notes issued in respect of those series of notes set forth in Schedule A hereto identified in the right column thereof as being represented by a Rule 144A global note.

           "GENERALLY ACCEPTED ACCOUNTING PRINCIPLES" or "GAAP" means generally accepted accounting principles in the United States on the date of this Indenture.

           "GLOBAL NOTE" means, as the context may require, any of the DTC Restricted Global Note, the European Restricted Global Note, or the Regulation S Global Note, .

           "GLOBAL NOTE LEGEND" means, in respect of the DTC Restricted Global Note, the European Restricted Global Note and the Regulation S Global Note, the legend identified under that name in each of Exhibit A, Exhibit B and Exhibit C.

           "GOVERNMENT SECURITIES" means securities that are (x) direct obligations of the United States of America or a member of the European Union (other than securities of Greece, Spain and Portugal) for the payment of which its full faith and credit is pledged or (y) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States of America or a member of the European Union (other than Greece, Spain or Portugal), the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America or such member of the European Union (other than Greece, Spain or Portugal), as appropriate, which, in either case, are not callable or redeemable at the option of the issuer thereof.

           "GUARANTEE" means, as applied to any obligation, (a) a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner, of any part or all of such obligation and (b) an agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of all or any part of such obligation, including, without limiting the foregoing, the payment of amounts drawn down by letters of credit.

           "GUARANTEE" means (a) the guarantee by the Guarantors specified in the recitals to this Indenture and (b) any guarantee executed pursuant to
Section 9.14 and in accordance with Section 8.1(4).

           "GUARANTORS" means (a) Parent, Telekom and South respectively and (b) any Person who executes a supplemental indenture providing for a Guarantee in accordance with Section 8.1(4).

           "HEDGING TRANSACTION" means, with respect to any Person, any transaction entered into by such Person which is (i) an Interest Rate Agreement,
(ii) a Currency Agreement, (iii) any combination of a Currency Agreement and an Interest Rate Agreement or (iv) with respect to Parent and its Restricted Subsidiaries, any other Derivatives Transaction that has been approved by the Board of Directors and in respect of which the Board of Directors has obtained a written opinion of an independent financial adviser confirming that such Derivatives Transaction is appropriate for the hedging purposes of Parent or its Restricted Subsidiaries and reduces a risk of loss to such Person.

           "HOLDER" means (a) in the case of the European Restricted Global Note and the Regulation S Global Note, the Common Depositary (b) in the case of the DTC Restricted Global Note, the DTC Nominee and (c) in the case of any Definitive Note, the Person in whose name such Note is registered in the Register.

           "INDEBTEDNESS" means, with respect to any Person, without duplication: (a) all liabilities, contingent or otherwise, of such Person (i) for borrowed money (including overdrafts), (ii) in connection with any letters of credit and acceptances issued under letter of credit facilities, acceptance facilities or other similar facilities, (iii) evidenced by bonds, notes, debentures or other similar instruments, (iv) for the deferred purchase price of property or services or created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person, but excluding trade accounts payable arising in the ordinary course of business or guarantees thereof or (v) for Capitalized Lease Obligations; (b) the net obligations of such Person under or in respect of any Derivative Transaction;
(c) all indebtedness referred to in (but not excluded from) the preceding clauses of other Persons and all dividends of other Persons, the payment of which is secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or with respect to property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness (the amount of such obligation being deemed to be the lesser of the value of such property or asset or the amount of the obligation so secured); (d) all guarantees by such Person of Indebtedness referred to in this definition of any other Person; and (e) all Redeemable Capital Stock of such Person valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends. For the purposes hereof and for the avoidance of doubt, the amount of any Indebtedness outstanding as of any date shall be: (x) the accreted value thereof, in the case of any Indebtedness issued with original issue discount; and (y) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness. For purposes hereof, the "maximum fixed repurchase price" of any Redeemable Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Capital Stock as if such Redeemable Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the fair market value of such Redeemable Capital Stock, such fair market value shall be determined in good faith by the board of directors of the issuer of such Redeemable Capital Stock. Notwithstanding the foregoing, trade accounts and accrued liabilities arising in the ordinary course of business and any liability for national, federal, state or local taxes or other taxes owed by such Person will not be considered Indebtedness for purposes of this definition.

           "INDENTURE" means this instrument as originally executed and as it may be supplemented or amended from time to time by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.

           "INITIAL NOTES" has the meaning specified in the recitals to this Indenture.

           "INTERCREDITOR DEED" has the meaning specified in Section 11.6.

           "INTEREST PAYMENT DATE" means 23 June and 23 December of each year, commencing 23 June 2003.

           "INTEREST RATE AGREEMENT" means any interest rate protection agreements and other types of interest rate hedging agreements or arrangements (including, without limitation, interest rate swaps, caps, floors, collars and other similar agreements) designed to protect against or manage exposure to fluctuations in interest rates.

           "INVESTMENT" means, with respect to any Person, any direct or indirect advance, loan or other extension of credit or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase, acquisition or ownership by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued or owned by, any other Person (whether actual or contingent) and all other items that would be classified as investments on a balance sheet prepared in accordance with GAAP. In addition, the fair market value of the net assets of any Subsidiary at the time that such Subsidiary is designated an Unrestricted Subsidiary shall be deemed to be an "Investment" made by Parent in such Unrestricted Subsidiary at such time. "Investments" shall exclude extensions of trade credit on commercially reasonable terms in accordance with normal trade practices.

           "INVESTMENT GRADE STATUS" exists as of any time if at such time (i) the rating assigned to the Notes by Moody's is at least Baa3 (or the equivalent) or higher and (ii) the rating assigned to the Notes by S&P is at least BBB- (or the equivalent) or higher.

           "INVESTMENT GRADE STATUS PERIOD" has the meaning specified in Section 9.24.

           "ISSUE DATE" means the date of this Indenture.

           "ISSUER" means the Person named as the "Issuer" in the first paragraph of this Indenture, until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Issuer" shall mean such successor Person.

           "JUNIOR LIABILITIES" has the meaning specified in Section 11.6.

           "JUNIOR SECURITY" has the meaning specified in Section 11.6.

           "LIABILITY" means any loss, damage, cost, charge, claim, demand, expense, judgment, action, proceeding or other liability whatsoever (including, without limitation, in respect of taxes (other than withholding taxes and taxes on overall net income), duties, levies, imposts and other like charges) and including any value added tax or similar tax charged or chargeable in respect thereof and legal fees and expenses on a full indemnity basis.

           "LIEN" means any mortgage, charge, pledge, lien (statutory or otherwise), privilege, security interest, hypothecation, assignment for security, claim, or preference or priority or other encumbrance upon or with respect to any property of any kind, real or personal, movable or immovable, now owned or hereafter acquired. A Person shall be deemed to own subject to a Lien any property which such Person has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement.

           "LUXEMBOURG PAYING AGENT" means The Bank of New York (Luxembourg) S.A. and any successor or other paying agent appointed in Luxembourg.

           "MANAGEMENT BOARD" means the Management Board of Parent.

           "MATURITY DATE" means, with respect to any Note, the date on which any principal of such Note becomes due and payable as therein or herein provided, whether at the Stated Maturity with respect to such principal or by declaration of acceleration, call for redemption or purchase or otherwise.

           "MINIMUM REDEMPTION AMOUNT" means the product of (euro)1,000 (or the prevailing denomination from time to time following a Payment-in-Kind Election) and 1,000 (one thousand).

           "MOODY'S" means Moody's Investors Service, Inc. and its successors.

           "MORTGAGE" means a mortgage, deed of trust, assignment of leases and rents or other security document granting a Lien on any Mortgaged Property.

           "MORTGAGED PROPERTY" means all real estate assets of Parent and the Pledge Subsidiaries with a book value at the date of first issuance of Notes under this Indenture of at least PLN 2,000,000.

           "NET CASH PROCEEDS" means (a) with respect to any Asset Sale, the proceeds thereof in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of, or stock or other assets when disposed for, cash or Cash Equivalents (except to the extent that such obligations are financed or sold with recourse to Parent or any Restricted Subsidiary), net of (i) brokerage commissions and other fees and expenses (including fees and expenses of legal counsel and investment banks) related to such Asset Sale, (ii) provisions for all taxes payable as a result of such Asset Sale, (iii) payments made to retire Indebtedness where payment of such Indebtedness is secured by the assets or properties which are the subject of such Asset Sale, (iv) amounts required to be paid to any Person (other than Parent or any Restricted Subsidiary) owning a beneficial interest in the assets subject to the Asset Sale and (v) appropriate amounts to be provided by Parent or any Restricted Subsidiary, as the case may be, as a reserve required in accordance with GAAP against any liabilities associated with such Asset Sale and retained by Parent or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as reflected in an Officer's Certificate delivered to the Trustee and
(b) with respect to any issuance or sale of Capital Stock or options, warrants or rights to purchase Capital Stock, or debt securities or Redeemable Capital Stock that have been converted into or exchanged for Qualified Capital Stock, as referred to under Section 9.10, the proceeds of such issuance or sale in the form of cash or Cash Equivalents, including payments in respect of deferred payment obligations when received in the form of, or stock or other assets when disposed for, cash or Cash Equivalents (except to the extent that such obligations are financed or sold with recourse to Parent or any Subsidiary), net of attorneys' fees, accountants' fees and brokerage, consultation, underwriting and other fees and expenses actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

           "NOTES" has the meaning stated in the first recital of this Indenture and more particularly means any Notes authenticated and delivered under this Indenture.

           "OFFICER'S CERTIFICATE" means (i) with respect to the Issuer, a certificate signed by a member of the Board of Directors or (ii) with respect to Parent, a certificate signed by any of the following members of the Management
Board: the Chairman, the President or a Vice President, and by the Chief

Financial Officer, the Treasurer, the Assistant Treasurer, the Secretary or an Assistant Secretary and, in each case, delivered to the Trustee.

           "OPINION OF COUNSEL" means a written opinion of counsel, who may be counsel for the Issuer or Parent, and may include an employee of the Issuer or Parent, as applicable, and shall, in either case, be acceptable to the Trustee.

           "OUTSTANDING" when used with respect to the Notes, means, as of the date of determination, all Notes that have been authenticated and delivered under this Indenture, except:

           (d) Notes that have been cancelled by the Principal Paying Agent or delivered to the Principal Paying Agent for cancellation;

           (e) Notes, or portions thereof, for whose payment or redemption money in the necessary amount has been deposited with the Trustee or any Paying Agent (other than the Issuer) in trust or set aside and segregated in trust by the Issuer (if the Issuer shall at such date then be acting as Paying Agent) for the Holders of such Notes; provided that, if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

           (f) Notes, except to the extent provided in Sections 13.2 and 13.3, with respect to which the Issuer has effected defeasance and/or covenant defeasance as provided in Article 13; and

           (g) Notes which have been issued pursuant to Section 2.8 or in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture, other than any such Notes in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Notes are held by a bona fide purchaser in whose hands the Notes are valid obligations of the Issuer;

           provided, however, that in determining whether the Holders of the requisite principal amount of Outstanding Notes have given any request, demand, authorization, direction, consent, notice or waiver hereunder, Notes owned by the Issuer or Parent or any other obligor upon the Notes or any Affiliate of the Issuer or Parent or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in making such calculation or in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes which the Trustee knows to be so owned shall be so disregarded. Notes so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Notes and that the pledgee is not the Issuer or Parent or any other obligor upon the Notes or any Affiliate of the Issuer or Parent or such other obligor.

           "PARTICIPANT" means, with respect to Euroclear, Persons who have accounts with Euroclear, with respect to Clearstream, Luxembourg, Persons who have accounts with Clearstream, Luxembourg and, with respect to the DTC, Persons who have accounts with the DTC.

           "PAYING AGENT" means the U.S. Paying Agent, any successor thereof, the Luxembourg Paying Agent, any successor thereof, the Principal Paying Agent, any successor thereof, and any other Person (including the Issuer acting as Paying Agent, except that, for purposes of Article 12, the Paying Agent shall not be the Issuer or a Subsidiary of Parent or an Affiliate of any of them), appointed by the Issuer pursuant to the Agency Agreement to pay the principal of (and premium, if any) or interest on any Notes on behalf of the Issuer.

           "PAYMENT-IN-KIND ELECTION" has the meaning specified in Section 9.1.

           "PERMITTED INDEBTEDNESS" means any of the following Indebtedness of Parent and its Restricted Subsidiaries:

           (h) Indebtedness of the Issuer pursuant to the Notes including any interest on the Notes that is capitalized upon a Payment-in-Kind Election pursuant to Section 9.1 issued upon a Payment-in-Kind Election, and of Parent, South and Telekom pursuant to the Guarantee of the Notes;

           (i) Indebtedness of Parent and any Restricted Subsidiaries outstanding on the Issue Date;

           (j) Indebtedness of Parent owing to any Restricted Subsidiary (but only so long as such Indebtedness is held by such Restricted Subsidiary); provided that any Indebtedness of Parent owing to any such Restricted Subsidiary is subordinated in right of payment from and after such time as the Notes shall become due and payable (whether at Stated Maturity, acceleration or otherwise) to the payment and performance of Parent's obligations under the Guarantee; provided further that any transaction pursuant to which any Restricted Subsidiary, to which such Indebtedness is owed, ceases to be a Restricted Subsidiary shall be deemed to be an incurrence of such Indebtedness by Parent that is not permitted by this clause (c); provided that any disposition or transfer of any such Indebtedness to a Person (other than a disposition or transfer to the Parent, the Issuer or any Restricted Subsidiary) shall be deemed to be an incurrence of such Indebtedness not permitted hereunder;

           (k) Indebtedness of any Restricted Subsidiary to Parent or another Restricted Subsidiary, provided that any disposition or transfer of any such Indebtedness to a Person (other than a transfer to Parent or another Restricted Subsidiary) shall be deemed to be an incurrence of Indebtedness not permitted hereunder;

           (l) Indebtedness of any Restricted Subsidiaries under Vendor Credit Facilities, in an aggregate principal amount not to exceed (euro)50 million at any one time outstanding;

           (m) Indebtedness of Parent and any Restricted Subsidiaries consisting of guarantees, indemnities or obligations in respect of purchase price adjustments in connection with the acquisition of or disposition of assets, including, without limitation, shares of Capital Stock;

           (n) Indebtedness of Parent and any Restricted Subsidiaries under letter of credit facilities entered into in the ordinary course of business and under which recourse to Parent or such Restricted Subsidiaries, as applicable, is limited to the cash securing such letters of credit;

           (o) Indebtedness incurred by Parent and any Restricted Subsidiaries under Hedging Transactions;

           (p) Indebtedness of Parent and any Restricted Subsidiaries in respect of performance bonds or surety bonds incurred in the ordinary course of business in connection with the construction of the telecommunications network of Parent or any Restricted Subsidiary;

           (q) (A) Indebtedness of Parent consisting of guarantees of Indebtedness of any Restricted Subsidiary permitted to be incurred by such Restricted Subsidiary under this Indenture and (B) Indebtedness of Restricted Subsidiaries consisting of guarantees of Indebtedness of Parent or any Restricted Subsidiary so long as such Restricted Subsidiary complies with
Section 9.14;

           (r) the incurrence by Parent and any Restricted Subsidiary of additional Indebtedness (including Indebtedness under the Senior Credit Facility) in an aggregate principal amount at any one time outstanding under this clause (k) not to exceed (euro)175.0 million (or, to the extent not denominated in Euros, the Euro Equivalent thereof) less the aggregate amount of all repayments, optional or mandatory, of the principal of any term Indebtedness (other than repayments that are concurrently reborrowed) and permanent commitment reductions with respect to any revolving credit borrowings that have been made by Parent or any of its Restricted Subsidiaries since the date of this Indenture;

           (s) Acquired Indebtedness incurred by Parent or any Restricted Subsidiary in connection with any consolidation, merger, sale, assignment, conveyance, transfer, lease or other transaction or series of related transactions that satisfies the requirements of Section 7.1;

           (t) Acquired Indebtedness incurred by Parent or any Restricted Subsidiary up to (euro)150 million;

           (u) any renewals, extensions, substitutions, refinancings or replacements (each, for purpose of this clause, a "refinancing") by Parent or any Restricted Subsidiary to refund, refinance or replace any Indebtedness of Parent or any Restricted Subsidiary listed in clauses (a) (b), and (l) of this definition, including any successive refinancings, so long as (other than Indebtedness which is a Derivative Transaction) (i) any such new Indebtedness shall be in a principal amount that does not exceed the principal amount (or, if such Indebtedness being refinanced provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration thereof, such lesser amount as of the date of determination) so refinanced, plus the amount of any premium reasonably determined as necessary to accomplish such refinancing and the amount of expenses of Parent or any Restricted Subsidiary incurred in connection with such refinancing, (ii) in the case of any refinancing of Subordinated Indebtedness, such new Indebtedness (other than Indebtedness which is a Derivative Transaction) is made subordinate to the Guarantee at least to the same extent as the Indebtedness being refinanced, and (iii) such new Indebtedness (other than Indebtedness which is a Derivative Transaction) has an Average Life longer than the Average Life of the Indebtedness refinanced and a final Stated Maturity later than the final Stated Maturity of principal of the Indebtedness refinanced, renewed, replaced, defeased or refunded, provided that Parent may incur such refinancing in connection with Indebtedness of any Restricted Subsidiary, including any such Indebtedness guaranteed by Parent; and

           (v) Indebtedness of any Restricted Subsidiary to the extent the proceeds thereby are used to refinance, defease or redeem, in whole or in part, the Notes.

           "PERMITTED INVESTMENTS" means any of the following:

           (w) Investments in Cash Equivalents;

           (x) Investments in Parent or any Restricted Subsidiary;

           (y) Investments by Parent or any Restricted Subsidiary in another Person, if as a result of such Investment (i) such other Person becomes a Restricted Subsidiary or (ii) such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all of its assets to, Parent or a Restricted Subsidiary;

           (z) Investments by Parent or any Restricted Subsidiary in any Permitted Joint Venture: (A) which Permitted Joint Venture will be fully consolidated with Parent for financial reporting purposes (and Parent's independent public accountants shall have so certified to the Trustee); provided that after giving effect to such Investment all Investments under this clause
(d)(A) aggregate less than (euro)100.0 million, with the amount of each such Investment measured on the date of such Investment (without giving effect to subsequent changes of value); provided further, that if any such Permitted Joint Venture ceases to be so consolidated, all Investments in such Permitted Joint Venture by Parent or any Restricted Subsidiaries will be deemed Investments made at the time of such deconsolidation that are not permitted by this clause
(d)(A); or (B) in an amount which does not after giving effect to such Investment and all other Investments under this clause (d)(B), aggregate more than (euro)25.0 million, with the amount of each such Investment measured on the date of such Investment without giving effect to subsequent changes of value; or
(C) not otherwise permitted by clause (A) or (B), unless after giving effect to such Investment the ratio of (x) the aggregate outstanding amount of Investments in such Permitted Joint Venture by Parent and the Restricted Subsidiaries to (y) the aggregate outstanding amount of Investments in such Permitted Joint Venture by all holders of its outstanding equity interests does not exceed the ratio of
(i) the aggregate amount of outstanding equity interests of such Permitted Joint Venture owned by Parent and the Restricted Subsidiaries to (ii) the aggregate amount of outstanding equity interests of such Permitted Joint Venture owned by all holders thereof; and provided further that upon the payment of any dividend or distribution by any Permitted Joint Venture to holders of its equity interests that is not pro rata by equity interest, all Investments in such Permitted Joint Venture by Parent or any Restricted Subsidiaries will be deemed Investments made at such time that are not permitted by this clause (d)(C);

           (aa) Investments in bonds, notes, debentures or other securities received as a result of Asset Sales permitted under Section 9.16; provided that Parent or a Restricted Subsidiary, as the case may be, has received at least 75.0% of the net proceeds thereof in cash or Cash Equivalents;

           (bb) any acquisition of assets solely in exchange for the issuance of Qualified Capital Stock of Parent;

           (cc) any Hedging Transaction; and

           (dd) other Investments in any Person other than Parent or an Affiliate of Parent that is not also a Restricted Subsidiary having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (h) that are at the time outstanding not in excess of (euro)25.0 million (or, to the extent not denominated in U.S. Dollars, the U.S. Dollar Equivalent thereof);

           "PERMITTED JOINT VENTURE" means any Person (a) in which Parent and the Restricted Subsidiaries, on an aggregate basis, own or acquire less than 50.0% of the outstanding Voting Stock and (b) that was created to, and that conducts no business activities other than activities in which Parent and its Restricted Subsidiaries are permitted to engage under Section 9.19.

           "PERMITTED LIENS" means the following types of Liens:

           (ee) Liens existing as of the Issue Date;

           (ff) Liens on any property or assets of a Restricted Subsidiary granted in favor of Parent or any Restricted Subsidiary;

           (gg) Liens securing the Notes;

           (hh) any interest or title of a lessor under any Capitalized Lease Obligation permitted to be incurred under this Indenture so long as the Attributable Debt secured by such Lien does not exceed (euro)25.0 million (or, to the extent not denominated in U.S. Dollars, the U.S. Dollar Equivalent thereof);

           (ii) statutory Liens or landlords' and carriers', warehousemen's, mechanics', suppliers', materialmen's, repairmen's or other like Liens arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate proceeding, if a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor;

           (jj) Liens for taxes, assessments, government charges or claims, including, without limitation, those in favor of Polish governmental fiscal authorities, that are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and if a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor;

           (kk) Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory obligations, surety and appeal bonds, government contracts, performance bonds and other obligations of a like nature incurred in the ordinary course of business (other than contracts for the payment of money);

           (ll) easements, rights-of-way, restrictions and other similar charges or encumbrances not interfering in any material respect with the business of Parent or any Subsidiary incurred in the ordinary course of business;

           (mm) Liens arising by reason of any judgment, decree or order of any court so long as such Lien is adequately bonded and any appropriate legal proceedings that may have been duly initiated for the review of such judgment, decree or order shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

           (nn) Liens securing Acquired Indebtedness permitted to be incurred by this Indenture created prior to (and not in connection with or in contemplation of) the incurrence of such Indebtedness by Parent or any Subsidiary; provided that such Lien does not extend to any property or assets of Parent or any Subsidiary other than the assets acquired in connection with the incurrence of such Acquired Indebtedness;

           (oo) Liens securing or arising under the agreed terms of any Hedging Transaction permitted to be incurred pursuant to clauses (b) or (h) of the definition of Permitted Indebtedness or any collateral for the Indebtedness to which such Hedging Transaction relates;

           (pp) Liens securing Indebtedness permitted to be incurred under
Section 9.9(a) or clause (k) of the definition of Permitted Indebtedness, provided, however, that any Liens that are not Liens in respect of the Senior Credit Facility shall be subordinated to the Collateral and pari passu with the Notes with respect to assets not constituting part of the Collateral;

           (qq) Liens securing Vendor Financing permitted to be incurred under clause (e) of the definition of Permitted Indebtedness;

           (rr) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements, including rights of offset and set-off;

           (ss) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security;

           (tt) Liens on ducts securing any loans from Telia AB or any of its Affiliates in respect of the lease by Telekom to Telia AB or any of its Affiliates of ducts on the route between Warsaw and Szczecin;

           (uu) Liens on cash securing reimbursement obligations of Parent under letter of credit facilities entered into in the ordinary course of business and under which recourse to Parent is limited to the cash relating to such letters of credit and subject to the Liens; and

           (vv) any extension, renewal or replacement, in whole or in part, of any Lien described in the foregoing clauses (a) through (q), provided that any such extension, renewal or replacement shall be no more restrictive in any material respect than the Lien so extended, renewed or replaced and shall not extend to any additional property or assets.

           "PERSON" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

           "PLEDGED ASSETS" means the shares of capital stock owned by Parent and the Pledge Subsidiaries; the collection of moveables and rights owned by Parent and the Pledge Subsidiaries; and the material non-real estate assets owned by Parent and the Pledge Subsidiaries.

           "PLEDGED SHARES" means (i) the capital stock of the Pledge Subsidiaries owned by Parent or any of its Subsidiaries from time to time and
(ii) further capital stock (other than capital stock of an existing Subsidiary) acquired by the Parent or any of its Subsidiaries following the Issue Date, except for capital stock in one or more Permitted Joint Ventures with respect to which the aggregate Investments by Parent and its Subsidiaries, measured at the time of such Investment and other than any Investment made solely in exchange for Qualified Capital Stock of Parent, does not exceed the aggregate principal amount of Notes redeemed by the Issuer pursuant to Section 10.1.

           "PLEDGE SUBSIDIARIES" means the following direct and indirect subsidiaries of Netia Holdings S.A.: Netia Telekom S.A., Netia South Sp. z.o.o., Netia 1 Sp. z.o.o., Netia Telekom Wloclawek S.A., Netia Telekom Pila Sp. z.o.o, Netia Telekom Kalisz S.A., Netia Telekom Mazowsze S.A., Netia Telekom Warszawa S.A., Netia Telekom Modlin S.A., Netia Telekom Lublin S.A., Netia Telekom Swidnik S.A., Netia Telekom Ostrowiec S.A., Netia Telekom Torun S.A., Netia Telekom Telmedia S.A., Netia Telekom Silesia S.A., Netia Network S.A., Optimus Invest S.A. and Telekom Building Sp. z.o.o.

           "PREFERRED STOCK" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of such Person's preferred or preference stock whether now outstanding, or issued after the Issue Date, including, without limitation, all classes and series of preferred or preference stock of such Person.

           "PRINCIPAL PAYING AGENT" means The Bank of New York, acting through its London branch and any successor Principal Paying Agent.

           "PUBLIC DEBT" means indebtedness that is registered under the Securities Act or under the securities laws of any country, indebtedness issued pursuant to Rule 144A, Regulation S, or Regulation D under the Securities Act, or in private placement transactions pursuant to an indenture, trust deed, or private placement agreement, or similar agreement where the purchasers of the instruments evidencing indebtedness are not deemed to be lenders or a syndicate thereof.

           "QUALIFIED CAPITAL STOCK" of any Person means any and all Capital Stock of such Person other than Redeemable Capital Stock.

           "RATING AGENCIES" means (i) S&P and (ii) Moody's and (iii) if S&P of Moody's or both shall not make a rating of the Notes publicly available, an internationally recognized securities rating agency or agencies, as the case may be, selected by Parent, which shall be substituted for S&P or Moody's or both, as the case may be.

           "RATING CATEGORIES" means (i) with respect to S&P, any of the following categories: BB, B, CCC, CC, C and D (or equivalent successor categories), (ii) with respect to Moody's, any of the following categories: Ba, B, Caa, Ca, C and D (or equivalent successor categories); and (iii) the equivalent of any such category of S&P or Moody's used by another Rating Agency. In determining whether the rating of the Notes has decreased by one or more gradations, gradations within Rating Categories (+ and - for S&P; 1, 2 and 3 for Moody's; or the equivalent gradations for another Rating Agency) shall be taken into account (e.g., with respect to S&P, a decline in a rating from BB+ to BB, as well as from BB- to B+, will constitute a decrease of one gradation).

           "RATING DATE" means the date which is 60 days prior to the earlier of
(x) a Change of Control and (y) public notice of the occurrence of a Change of Control or of the intention by Parent or any holder of Capital Stock of Parent to effect a Change of Control.

           "RATING DECLINE" means the decrease (as compared with the Rating
Date) by one or more gradations (including gradations within Rating Categories as well as between Rating Categories) of the rating of the Notes by either Rating Agency (a) on, or within four months after, the date of public notice of the occurrence of a Change of Control or of the intention by Parent or any holder of Capital Stock of Parent to effect a Change of Control (which period shall be extended for so long as the rating of the Notes is under publicly announced consideration for possible downgrade by any of the Rating Agencies) or
(b) as a result of, as stated by the Relevant Rating Agency, a Change of Control.

           "REDEEMABLE CAPITAL STOCK" means any class or series of Capital Stock that, either by its terms, by the terms of any security into which it is convertible or exchangeable or by contract or otherwise is, or upon the happening of an event or passage of time would be, required to be redeemed prior to the Stated Maturity of the Notes or is redeemable at the option of the holder thereof at any time prior to such Stated Maturity, or is convertible into or exchangeable for debt securities at any time prior to such Stated Maturity.

           "REDEMPTION DATE" when used with respect to any Note to be redeemed, in whole or in part, means the date fixed for such redemption by or pursuant to this Indenture.

           "REDEMPTION PRICE" when used with respect to any Note to be redeemed, means the principal amount outstanding on that Note on the Redemption Date.

           "REGISTER" has the meaning specified in Section 2.3.

           "REGISTRAR" has the meaning specified in Section 2.3.

           "REGULAR RECORD DATE" for the interest payable on any Interest Payment Date means 8 June or 8 December (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.

           "REGULATION S GLOBAL NOTE" means a Global Note, in or substantially in the form set forth in Exhibit C, issued in the name of the Common Depository, representing the Notes to be delivered to holders of the Existing Notes who hold a direct or indirect interest in Existing Regulation S Global Notes .

           "REPLACEMENT ASSETS" means any property, plant or equipment of a nature or type that is used or usable in the Permitted Business described in
Section 9.19 or Capital Stock of a Restricted Subsidiary substantially all of the assets of which (other than working capital assets) would qualify as Replacement Assets.

           "RESPONSIBLE OFFICER" when used with respect to the Trustee, means the chairman or any vice-chairman of the board of directors, the chairman or any vice-chairman of the executive committee of the board of directors, the chairman of the trust committee, the president, any vice president, any assistant vice president, any assistant secretary, the treasurer, any assistant treasurer, any trust officer or assistant trust officer, the controller or any assistant controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above-designated officers, and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

           "RESTRICTED NOTE" means a Global Note or Definitive Note bearing the Restricted Securities Legend.

           "RESTRICTED GLOBAL NOTES" means the DTC Restricted Global Note and the European Restricted Global Note.

           "RESTRICTED PAYMENTS" has the meaning specified in Section 9.10.

           "RESTRICTED SECURITIES LEGEND" means the legend identified under that name in each of Exhibit A and Exhibit B.

           "RESTRICTED SUBSIDIARY" means any Subsidiary that is not designated an Unrestricted Subsidiary by the Management Board of Parent in compliance with the procedures under the Indenture.

           "S&P" means Standard and Poor's Ratings Services, a division of McGraw-Hill, Inc., and its successors.

           "SECURITIES ACT" means the U.S. Securities Act of 1933, as amended.

           "SECURITY AGENT" means the Person named as Security Agent in the first paragraph of this Indenture or any successor security agent pursuant to, and in accordance with, the terms of the Agency Agreement.

           "SECURITY DEPOSITARY" means the Person named as escrow agent in the Deposit Agreement.

           "SECURITY DOCUMENTS" means, collectively, all of the agreements, instruments, documents, pledges or filings executed in connection with granting, or that otherwise evidence the Lien of the Trustee in the Collateral, including, without limitation, each Mortgage creating a Lien that secures the Notes and the Guarantees thereof, all substantially in the appropriate form of documents attached hereto as Exhibits D to V, if any, and any other document, agreement, instrument, pledge or filing executed in connection with the granting, or that otherwise evidence the Lien of the Trustee on the Collateral.

           "SENIOR BANK CREDITORS" means one or more Polish or international banks or lending institutions that enter into the Senior Credit Facility as lenders or arrangers.

           "SENIOR CREDIT FACILITY" means the credit facility that Parent, as borrower, and its Subsidiaries, as guarantors, may enter into with Senior Bank Creditors pursuant to Section 9.9(a) or clause (k) of the definition of "Permitted Indebtedness" and Liens in respect of which shall be senior to the Collateral, provided that principal amount of the Senior Credit Facility shall not exceed an aggregate of (euro)50 million.

           "SENIOR LIABILITIES" has the meaning specified in Section 11.6

           "SENIOR SECURITY" has the meaning specified in Section 11.6.

           "SIGNIFICANT SUBSIDIARY" means, at any date of determination, any Restricted Subsidiary that, together with its subsidiaries, (i) for the most recent fiscal year of Parent accounted for more than 10.0% of the consolidated revenues of Parent and the Restricted Subsidiaries, (ii) as of the end of such fiscal year, was the owner of more than 10.0% of the consolidated assets of Parent and the Restricted Subsidiaries, in each case as set forth on the most recently available consolidated financial statements of Parent and the Restricted Subsidiaries for such fiscal year, or (iii) owns one or more licences or concessions to provide telecommunications or data transmission services throughout the Republic of Poland or in a portion thereof that contains in the aggregate for all licences held by such Restricted Subsidiary, at least 200,000 persons, as certified by an Officer's Certificate.

           "STATED MATURITY" means, (i) when used with respect to any Note or any installment of interest thereon, the date specified in such Note as the fixed date on which the principal of such Note or such installment of interest is due and payable, (ii) when used in relation to a Derivative Transaction, means the last date on which or, if later, by reference to which, any payment may be under the terms of that transaction and (iii) when used with respect to any other Indebtedness, means the date specified in the instrument governing such Indebtedness as the fixed date on which the principal of such Indebtedness, or any installment of interest thereon, is due and payable.

           "SUBMISSION TO VOLUNTARY EXECUTION" has the meaning specified in
Section 11.1.

           "SUBORDINATED INDEBTEDNESS" means Indebtedness of Parent or any Subsidiary Guarantor that is expressly subordinated in right of payment to the Guarantee.

           "SUBSIDIARY" means any Person a majority of the equity ownership or Voting Stock of which is at the time owned, directly or indirectly, by Parent or by one or more other Subsidiaries or by Parent and one or more other Subsidiaries.

           "SUBSIDIARY GUARANTORS" means Netia Telecom S.A., Netia South S.A., respectively, and any person who executes a supplemental indenture providing for a Guarantee in accordance with Section 8.1(4).

           "TARGET SYSTEM" means the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System or any successor thereto.

           "TAX" means any tax, duty, levy, impost, assessment or other governmental charge (including penalties, interest and any other liabilities related thereto), and "Taxes" shall be construed accordingly.

           "TAXING AUTHORITY" means any government or political subdivision or territory or possession of any government or any authority or agency therein or thereof having power to tax.

           "TELECOMMUNICATIONS ASSETS" means, with respect to any Person, any asset that is utilized by such Person, directly or indirectly, for the design, development, construction, installation, integration, operation, management or provision of telecommunications systems or services in the Republic of Poland or any country bordering on the Republic of Poland, including, without limitation, any businesses or services in which Parent is engaged on the date of this Indenture and including any computer systems used in the delivery of telephony, cable television or other telecommunications or data transmission services in the Republic of Poland or any country bordering on the Republic of Poland.

           "TRANSFER AGENTS" means the U.S. Paying Agent, any successor thereof, the Luxembourg Paying Agent, any successor thereof, the Principal Paying Agent, any successor thereof, and any Person appointed by the Issuer pursuant to the Agency Agreement to act in such capacity.

           "TRUST CORPORATION" means a corporation entitled by rules made under the Public Trustee Act, 1906 to act as a custodian trustee or entitled pursuant to any other legislation applicable to a trustee in any U.S. or Western European jurisdiction other than England to act as trustee and carry on trust business under the laws of its incorporation.

           "TRUSTEE" means the Person named as the "Trustee" in the first paragraph of this Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean such successor Trustee.

           "UNRESTRICTED SUBSIDIARY" means (a) any Subsidiary that at the time of determination shall be an Unrestricted Subsidiary (as designated by the Management Board, as provided below) and (b) any Subsidiary of an Unrestricted Subsidiary. The Management Board may designate any Subsidiary (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary so long as (i) neither Parent nor any Restricted Subsidiary is directly or indirectly liable for or provides credit support for or guarantees any Indebtedness of or subjects any of its property or assets to the satisfaction of such Subsidiary's liabilities other than where recourse to Parent and the Restricted Subsidiaries on such support or guarantee is limited to a pledge permitted by this Indenture of shares of Capital Stock of such Subsidiary, (ii) no default with respect to any Indebtedness of such Subsidiary would permit (upon notice, lapse of time or otherwise) any holder of any other Indebtedness of Parent or any other Restricted Subsidiary to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its scheduled Maturity, (iii) any Investment in such Subsidiary made as a result of designating such Subsidiary an Unrestricted Subsidiary will not violate the provisions of Section 9.18, (iv) neither Parent nor any other Subsidiary has a contract, agreement, arrangement, understanding or obligation of any kind, whether written or oral, with such Subsidiary other than those that might be obtained at the time from persons who are not Affiliates of Parent and (v) neither Parent nor any other Subsidiary has any obligation (1) to subscribe for additional shares of Capital Stock or other equity interest in such Subsidiary or (2) to maintain or preserve such Subsidiary's financial condition or to cause such Subsidiary to achieve certain levels of operating results. Any such designation by the Management Board shall be evidenced to the Trustee by filing a management board resolution with the Trustee giving effect to such designation. The Management Board may designate any Unrestricted Subsidiary as a Restricted Subsidiary if immediately after giving effect to such designation, there would be no Default or Event of Default under this Indenture and Parent could incur (euro)1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to Section 9.9.

           "U.S. DOLLAR EQUIVALENT" means, with respect to any monetary amount in a currency other than the U.S. Dollar, at any time for the determination thereof, the amount of U.S. Dollars obtained by converting such foreign currency involved in such computation into U.S. Dollars at the spot rate for the purchase of U.S. Dollars with the applicable foreign currency as quoted by Reuters at approximately 11:00 a.m. (New York City time) on the date two business days prior to such determination. For purposes of determining (a) whether any Indebtedness can be incurred (including Permitted Indebtedness), any Investment can be made and any transaction set forth in Section 9.12 can be undertaken (a "TESTED TRANSACTION"), the U.S. Dollar Equivalent of such Indebtedness, Investment or transaction described in Section 9.12 shall be determined on the date incurred, made or undertaken and, no subsequent change in the U.S. Dollar Equivalent shall in and of itself cause such Tested Transaction to have been incurred, made or undertaken in violation of this Indenture.

           "U.S. PAYING AGENT" means The Bank of New York or any other Paying Agent appointed in the United States pursuant to the Agency Agreement.

           "VENDOR CREDIT FACILITIES" means any credit facility entered into with any vendor or supplier (or any financial institution acting on behalf of such a vendor or supplier); provided that the Indebtedness thereunder is incurred solely for the purpose of financing the cost of Telecommunications Assets.

           "VICE PRESIDENT" when used with respect to the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title "vice president."

           "VOTING STOCK" means, with respect to any Person, any class or classes of Capital Stock pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, management board, managers or trustees of such Person (irrespective of whether or not, at the time, stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency).

           "WHOLLY OWNED" means, with respect to any Subsidiary, such Subsidiary if all the outstanding Capital Stock of such Subsidiary (other than any directors' qualifying shares) is owned directly by Parent or by Parent and one or more Wholly Owned Restricted Subsidiaries.

Section 1.2        Compliance Certificates and Opinions

           Upon any application or request by the Issuer to the Trustee to take any action under any provision of this Indenture, the Issuer shall furnish to the Trustee an Officer's Certificate stating that all conditions precedent, if any, provided for in this Indenture (including any covenant compliance which constitutes a condition precedent) relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

           Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than pursuant to Section 9.8(a)) shall include:

          (1) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

          (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (3) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

Section 1.3        Form of Documents Delivered to Trustee

           In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

           Any certificate or opinion of a member of the Board of Directors or a member of the Management Board may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such member knows, or in the exercise of reasonable care should know, that the certificate, opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or opinion of or representation, Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, a member of the Board of Directors or a member of the Management Board stating that the information with respect to such factual matters is in the possession of the Issuer or Parent, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate, opinion or representations with respect to such matters are erroneous.

           Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.


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
Section 1.4        Actions of Holders

           (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders, as applicable, in person or by agents duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Issuer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Action" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Issuer, if made in the manner provided in this Section. Without limitation of the foregoing, any action taken in accordance with the Applicable Procedures shall be deemed effective for purposes of this Section 1.4(a) in respect of any Global Note.

           (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner that the Trustee deems sufficient. Nothing in Sections 1.4(a) and (b) shall prejudice any right of the Trustee pursuant to Section 5.3(a).

           (c) The principal amount and serial numbers of Notes held by any Person, and the date of holding the same, shall be proved by the Register.

           (d) If the Issuer shall solicit from the Holders of Notes any request, demand, authorization, direction, notice, consent, waiver or other Action, the Issuer may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Action, but the Issuer shall have no obligation to do so. Such record date shall be the record date specified in or pursuant to such Board Resolution, which shall be a date not earlier than the date 30 days prior to the first solicitation of Holders generally in connection therewith and not later than the date such solicitation is completed. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Action may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders, as applicable, for the purposes of determining whether Holders of the requisite proportion of Outstanding Notes have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Action, and for that purpose the Outstanding Notes shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than eleven months after the record date.

           (e) Any request, demand, authorization, direction, notice, consent, waiver or other Action of the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Note.

Section 1.5        Notices, Etc., to Trustee, Issuer and/or the Guarantors

           Any request, demand, authorization, direction, notice, consent, waiver or Action of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with:

           (a) the Trustee by any Holder or by the Issuer or the Guarantors shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office,
Attention: Corporate Trust Administration;

           (b) the Issuer or the Guarantors by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Issuer or the Guarantors, as the case may be, addressed to it at the address of its principal office specified in the first paragraph of this Indenture, or at any other address previously furnished in writing to the Trustee by the Issuer or the Guarantors; or

           (c) the Security Agent by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Security Agent, addressed to it at the address of its principal office specified in the first paragraph of this Indenture, or at any other address previously furnished in writing to the Trustee by the Security Agent.

Section 1.6        Notices to Holders: Waiver

           Where this Indenture provides for notice of any event to Holders by the Issuer, Guarantors or the Trustee, such notice shall be sufficiently given (unless otherwise herein expressly provided) upon (i) the mailing by first-class mail, postage prepaid of such notice, to each Holder affected by such event, at his address as it appears in the Register in the case of Holders of Definitive Notes, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice; and (ii) publication in a leading daily newspaper with general circulation in a major western European capital or, if not practicable, in a leading daily English language newspaper having general circulation in Europe previously approved by the Trustee. Any notice referred to in (ii) above shall be deemed to have been given on the date of such publication or, if published more than once or on different dates, on the first date on which publication is made in the manner required in the newspaper or in one of the newspapers referred to above. For Notes which are represented by the European Restricted Global Note or the Regulation S Global Note, Clearstream, Luxembourg, notices may be given by delivery of the relevant notices to Euroclear or Clearstream, Luxembourg for communication to entitled account holders in substitution for the aforesaid publication. So long as any Notes are listed on the Luxembourg Stock Exchange and the rules and regulations of the Luxembourg Stock Exchange so require, any such notice shall also be published in a leading daily newspaper of general circulation in Luxembourg. Such publication is expected to be the Luxemburger Wort.

           In case by reason of the suspension of or irregularities in regular mail service or by reason of any other cause, it shall be impracticable to mail notice of any event to Holders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice for every purpose hereunder.

Section 1.7        Effect of Headings and Table of Contents

           The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 1.8        Successors and Assigns

           All covenants and agreements in this Indenture by the Issuer and by the Guarantors shall bind their respective successors and assigns, whether so expressed or not.

Section 1.9        Separability Clause

           In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 1.10       Contracts (Rights of Third Parties) Act 1999

           A person who is not a party to this Indenture has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any part of this Indenture, except to the extent expressly provided herein.

Section 1.11       Counterparts and Governing Language

           This Indenture may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Indenture by facsimile shall be effective as delivery of a manually executed counterpart of this Indenture. The English-language counterpart of this Indenture shall govern over the Polish-language counterpart in respect of any interpretation hereof. Nothing in the Polish-language counterpart shall grant any rights or impose any obligations on any party hereto to any extent not provided for in the English-language counterpart.

Section 1.12       Governing Law

           The laws of England shall govern this Indenture and the Notes, including the Guarantees.

Section 1.13       Legal Holidays

           In any case where any Interest Payment Date, Redemption Date, or Stated Maturity or Maturity of any Note shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Notes) payment of principal (or premium, if any) or interest need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, Redemption Date, or at the Stated Maturity or Maturity; provided that no interest shall accrue for the period from and after such Interest Payment Date, Redemption Date, Stated Maturity or Maturity, as the case may be, if payment is actually made on the next succeeding Business Day.

Section 1.14       Submission to Jurisdiction and Service of Process

           (a) The Issuer and the Guarantors irrevocably submit for the benefit of the Trustee and the holders of the Notes, to the jurisdiction of the courts of England, and waive any immunity from the jurisdiction of such courts over any suit, action or proceeding that may be brought in connection with this

Indenture, the Notes or the Guarantee. The Issuer and the Guarantors irrevocably waive, to the fullest extent permitted by law, any objection to any suit, action, or proceeding that may be brought in connection with this Indenture, the Notes or the Guarantee in such courts whether on the grounds of venue, residence or domicile or on the ground that any such suit, action or proceeding has been brought in an inconvenient forum. The Issuer and the Guarantors agree that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the Issuer or the Guarantors, as the case may be, and may be enforced in any court to the jurisdiction of which the Issuer or the Guarantors, as the case may be, is or are subject by a suit upon such judgment; provided that service of process is effected upon the Issuer or the Guarantors in the manner provided by this Indenture.

           (b) The Issuer and the Guarantors agree that service of all writs, process and summonses in any suit, action or proceeding brought in connection with this Indenture, the Notes or the Guarantee against the Issuer or the Guarantors, as the case may be, in any court of England may be made upon the Authorized Agent, presently at Second Floor, One South Place, London EC2M 2WG, England, whom the Issuer and the Guarantors irrevocably appoint as their respective authorized agent for service of process. The Issuer and the Guarantors represent and warrant that the Authorized Agent has agreed to act as the agent for service of process for the Issuer and the Guarantors. The Issuer and the Guarantors agree that such appointment shall be irrevocable so long as any of the Notes remain outstanding or until the irrevocable appointment by the Issuer or the Guarantors, as the case may be, of a successor in England as its authorized agent for such purpose and the acceptance of such appointment by such successor. The Issuer and the Guarantors further agree to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. If the Authorized Agent shall cease to act as the agent for service of process for the Issuer or the Guarantors, the Issuer or the Guarantors, as the case may be, shall appoint without delay another such agent and provide prompt written notice to the Trustee of such appointment. With respect to any such action in any court of England, service of process upon the Authorized Agent, as the authorized agent of the Issuer or the Guarantors for service of process, and written notice of such service to the Issuer or the Guarantors, as the case may be, shall be deemed, in every respect, effective service of process upon the Issuer or the Guarantors.

           Nothing in this Section shall affect the right of any party to serve legal process in any other manner permitted by law or affect the right of any party to bring any action or proceeding against any other party or its property in the courts of other jurisdictions.

           Any Restricted Subsidiary that executes this Indenture or a guarantee pursuant to Section 9.14 shall be bound by the foregoing upon execution and delivery of a supplemental indenture giving effect to such guarantee, and shall appoint the Authorized Agent as agent for service of process as contemplated by
Section 1.14(b) prior to or immediately upon executing a supplemental indenture.

                                    ARTICLE 2
                                    THE NOTES

Section 2.1        Form and Dating

          a. The Global Notes. On the Issue Date, the Regulation S Global Note, the European Restricted Global Notes and the DTC Restricted Global Note will be issued representing the aggregate principal


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
               amount of the Initial Notes and the Issuer (failing whom the Parent) shall procure that the appropriate entries be made in the register of Holders of the Notes by the Registrar to reflect the issue of such Initial Notes. The issue of Global Notes in names other than those of the Common Depositary or the DTC Nominee, as the case may be, is restricted as provided in each Global Note. The Initial Notes represented by the Global Notes shall be subject to their terms in all respects and entitled to the same benefits under this Trust Deed as individual Initial Notes.

          b. Definitive Notes. Definitive Notes in registered form in authorized denominations, if issued, will be delivered upon exchange of the Global Notes as provided in section 2.7(e). Such Definitive Notes may be printed or typed and need not be security printed unless otherwise required by applicable stock exchange requirements.

          c. Form. The DTC Restricted Global Note will be in or substantially in the form set out in Exhibit A, the European Restricted Global Note will be in or substantially in the form set out in Exhibit B and the Regulation S Global Note will be in or substantially in the form set out in Exhibit C. Definitive Notes will be in or substantially in the respective forms set out in Exhibits A to C, except that they shall not contain the Global Note Legends. Unless otherwise determined by the Issuer, Definitive Notes issued in exchange for interests in the Restricted Global Notes will bear the Restricted Securities Legend. The Initial Notes shall be issued only in the denominations of (euro)1,000 principal amount, or, in each case, any integral multiple thereof with such denomination subject to amendment from time to time following Payment-in-Kind Elections.

          d. Signature. The Global Notes will be signed manually or in facsimile by one or more authorized directors of the Issuer duly authorized for the purpose or manually by any duly authorized attorney of the Issuer and in any case will be authenticated manually by or on behalf of the Registrar. Definitive Notes (if issued) will be signed manually or in facsimile by one or more authorized directors or duly authorized officers of the Issuer and in any case will be authenticated manually by or on behalf of the Registrar. The Issuer may use the facsimile signature of any person who at the date of this Indenture is an authorized director of the Issuer even if at the time of issue of any Note (including the Global Notes) he no longer holds such office. Notes (including the Global Notes) so executed and authenticated will be binding and valid obligations of the Issuer.

          e.   Dating. Each Note shall be dated the date of its authentication.

Section 2.2        Execution and Authentication

           A member of the board of directors or an authorized representative of the Issuer shall execute the Notes on behalf of the Issuer by manual or facsimile signature. If the Issuer has a seal, it may, but need not be, impressed, affixed, imprinted or reproduced on the Notes.

           If a member of the board of directors or an authorized representative of the Issuer whose signature is on a Note no longer holds that office at the time the Registrar authenticates the Note or at any time thereafter, the Note shall be valid nevertheless.

           A Note shall not be valid until an authorized signatory of the Registrar manually signs the certificate of authentication on the Note. Such signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

           The Registrar shall authenticate Notes on the Issue Date in an aggregate principal amount not to exceed (euro)50,000,000, upon receipt of an Officer's Certificate signed by a member of the board of directors or an authorized representative of the Issuer directing the Registrar to authenticate the Notes and certifying that all conditions precedent to the issuance of the Notes contained herein have been complied with and providing instructions concerning delivery of the Notes.

Section 2.3        Registrar and Paying Agents

           The Issuer shall maintain one or more Paying Agents and Transfer Agents for the Notes (i) in Luxembourg, for so long as the Notes are listed on the Luxembourg Stock Exchange, (ii) in the city of London, and (iii) in the Borough of Manhattan, city of New York.

           The Issuer shall also maintain a registrar (a "REGISTRAR") with an office in the Borough of Manhattan, city of New York and in Europe. The initial Registrar for the Notes appointed pursuant to the Agency Agreement is The Bank of New York in London. The Registrar will maintain a register reflecting ownership of the relevant Notes outstanding from time to time (the "REGISTER").

           The Issuer and the Guarantors reserve the right at any time to vary or terminate the appointment of any Paying Agent, Registrar, Transfer Agent or other agent appointed by them pursuant to the Agency Agreement and/or to appoint additional or other Paying Agents, Registrars, Transfer Agents pursuant to the Agency Agreement or other agents without prior notice to the Holders; provided however, that no such variation, termination or appointment shall in any manner relieve the Issuer of its obligation to maintain agents and offices in the locations specified in the first two paragraphs of this Section 2.3.

Section 2.4        Holders to Be Treated as Owners; Payments of Interest

           (a) The Issuer, the Guarantors, the Parent, any Paying Agent, the Registrar, the Trustee, the Security Agent and any agent of the Issuer, the Guarantors, the Parent, any Paying Agent, the Registrar or the Trustee may, to the extent permitted by applicable law, deem and treat the Holder of such Definitive Note as the absolute owner of such Definitive Note for the purpose of receiving payment of or on account of the principal of and, subject to the provisions of this Indenture, interest on such Definitive Note and for all other purposes; and neither the Issuer, the Guarantors, the Parent, any Paying Agent, the Registrar, the Trustee nor any agent of the Issuer, the Guarantors, the Parent, any Paying Agent, any Registrar or the Trustee shall be affected by any notice to the contrary. The Issuer, the Guarantors, the Parent, any Paying Agent, the Registrar, the Trustee, the Security Agent and any agent of the Issuer, the Guarantors, the Parent, any Paying Agent, the Registrar or the Trustee may treat the Holder of any Global Note as the absolute owner thereof for the purposes of receiving payment of or on account of the principal amount of and, subject to the provisions of this Indenture, interest on such Global Note and for all other purposes: and neither the Issuer, the Parent, any Paying Agent, the Registrar, the Trustee, the Security Agent, nor any agent of the Issuer, the Parent, any Paying Agent, the Registrar or the Trustee shall be affected by any notice to the contrary. All such payments so made to any such Person, or upon its order, shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for moneys payable upon any Note.

           (b) The Holder of any Definitive Note at the close of business on any record date with respect to any Interest Payment Date shall be entitled to receive the interest payable on such Interest Payment Date notwithstanding any transfer or exchange of such Definitive Note subsequent to the Regular Record Date and prior to such Interest Payment Date, except if and to the extent the Issuer shall default in the payment of the interest due on such Interest Payment Date, in which case such defaulted interest shall be paid in accordance with
Section 2.13. Payments of interest on the Global Notes will be made to the Holders of the Global Notes on each Interest Payment Date; provided that, in the event of an exchange or transfer of a beneficial interest in a Global Note for Definitive Notes subsequent to a record date or any special record date and prior to or on the related Interest Payment Date or other payment date under
Section 2.13, any payment of the interest payable on such payment date with respect to any such Definitive Note shall be made to the Holder of such Global Note, notwithstanding Section 2.13 or any other provision hereof to the contrary.

Section 2.5        Paying Agent to act upon instructions of the Trustee

           At any time (a) after a Default or an Event of Default shall have occurred and shall be continuing or the Notes shall otherwise have become due and repayable; (b) the Trustee shall have received any money which it proposes to pay under Section 4.6 to the Holders of the Notes or (c) the Trustee has released the Deposited Amount from the Deposit Account to the Principal Paying Agent to be held pending a redemption of the Notes in accordance with Section 10, the Trustee may:

           (i) by notice in writing to the Issuer, the Guarantors, the Principal Paying Agent, the other Paying Agents, the Registrar and the Transfer Agents require the Principal Paying Agent, the other Paying Agents, the Registrar and the Transfer Agents pursuant to the Agency Agreement:

                    (a) to act thereafter as Principal Paying Agent, Paying Agents, Registrar, and Transfer Agents respectively of the Trustee in relation to payments to be made by or on behalf of the Trustee under the provisions of this Indenture mutatis mutandis on the terms provided in the Agency Agreement (save that the Trustee's liability under any provisions thereof for the indemnification, remuneration and payment of out-of-pocket expenses of the Paying Agents, the Registrar, the Security Agent and Transfer Agents shall be limited to the amounts for the time being held by the Trustee on the trusts of this Indenture relating to the relative Notes and available for such purpose) and thereafter to hold all Notes and all sums, documents and records held by them in respect of Notes on behalf of the Trustee; or

                    (b) to deliver up all Notes and all sums, documents and records held by them in respect of Notes to the Trustee or as the Trustee shall direct in such notice provided that such notice shall be deemed not to apply to any documents or records which the relative Paying Agent, the Registrar or the relative Transfer Agent is obliged not to release by any law or regulation and provided that there shall at all times be a registrar so long as any Notes are outstanding; and/or

           (ii) by notice in writing to each of the Issuer and the Guarantors require it to make all subsequent payments in respect of the Notes to or to the order of the Trustee and not to the Principal Paying Agent; with effect from the issue of any such notice to the Issuer and the Guarantors and until such notice is withdrawn.


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
Section 2.6          Noteholder Lists

Intentionally deleted.

Section 2.7          Issue, Transfer and Exchange

           (a) Transfer of Global Notes. Immediately before issue, the Issuer shall deliver to the Registrar (i) a duly executed Regulation S Global Note,
(ii) a duly executed European Restricted Global Note, and (iii) a duly executed DTC Restricted Global Note. The Registrar (or its agent on its behalf) shall authenticate the Regulation S Global Note, the European Restricted Global Note and the DTC Restricted Global Note and return them to or to the order of the Issuer for delivery, in the case of the Regulation S Global Note and the European Restricted Global Note, to the Common Depositary and, in the case of the DTC Restricted Global Note, to a custodian for DTC.

           (b) Transfer of a Beneficial Interest in the DTC Restricted Global Note for a Beneficial Interest in the Regulation S Global Note. If the holder of a beneficial interest in the DTC Restricted Global Note wishes at any time to transfer such interest for a beneficial interest in the Regulation S Global Note, such holder may, subject to the rules and procedures of DTC and Euroclear or Clearstream, Luxembourg, as the case may be, so transfer or cause the transfer provided however that the transferee shall have, prior to the Settlement date for such transfer, delivered to a Transfer Agent a duly completed transfer certificate substantially in the form attached to the form of the DTC Restricted Global Note set forth in Exhibit A. Following receipt by a Transfer Agent from a DTC participant making such a transfer, two business days in New York City prior to the relevant settlement date, of an instruction (such instruction to contain information regarding the participant's account with DTC to be debited and information regarding the details of the receiving accountholder at Euroclear or Clearstream, Luxembourg), the relevant Transfer Agent will, in turn, transmit such instruction to Euroclear or Clearstream, Luxembourg, as the case may be, on the settlement date. On the settlement date, DTC participant will deliver its interest in the DTC Restricted Global Note to the relevant Transfer Agent for cancellation. The relevant Transfer Agent will then instruct Euroclear or Clearstream, Luxembourg, as the case may be, to credit the relevant account of the Euroclear or Clearstream, Luxembourg participant, as the case may be, in accordance with such instruction. In addition, on the settlement date, upon receipt of instructions from the relevant Transfer Agent, the Registrar will reduce the principal amount of the DTC Restricted Global Note and increase the principal amount of the Regulation S Global Note by the aggregate principal amount of the beneficial interest in the DTC Restricted Global Note to be so transferred for a beneficial interest in the Regulation S Global Note, in each case by annotation in the relevant Schedule thereto.

           (c) Transfer of a Beneficial Interest in the European Restricted Global Note for a Beneficial Interest in the Regulation S Global Note. If the holder of a beneficial interest in the European Restricted Global Note wishes at any time to transfer such interest for a beneficial interest in the Regulation S Global Note, such holder may, subject to the rules and procedures of Euroclear or Clearstream, Luxembourg, as the case may be, so transfer or cause the transfer provided however that the transferee shall have, prior to the settlement date for such transfer, delivered to a Transfer Agent a duly completed transfer certificate substantially in the form attached to the form of the European Restricted Global Note set forth in Exhibit B. Following receipt by a Transfer Agent from a Euroclear or Clearstream, Luxembourg participant making such a transfer, one business day in Brussels or Luxembourg (as the case may be) and London prior to the relevant settlement date, of an instruction (such instruction to contain information regarding the participant's account with Euroclear or Clearstream, Luxembourg, as the case may be, to be debited and information regarding the details of the receiving accountholder at Euroclear or Clearstream, Luxembourg). On the settlement date, Euroclear or Clearstream, Luxembourg participant will deliver its interest in the European Restricted Global Note to the relevant Transfer Agent. The relevant Transfer Agent will then debit and credit the relevant account of the Euroclear or Clearstream, Luxembourg participant, as the case may be, in accordance with such instruction. In addition, on the settlement date, upon the receipt of instruction from the relevant Transfer Agent, the Registrar will reduce the principal amount of the European Restricted Global Note and increase the principal amount of the Regulation S Global Note by the aggregate principal amount of the beneficial interest in the European Restricted Global Note to be so transferred for a beneficial interest in the Regulation S Global Note, in each case by annotation in the relevant Schedule thereto.

           (d) Transfer of a Beneficial Interest in the Regulation S Global Note for a Beneficial Interest in the European Restricted Global Note. If the holder of a beneficial interest in the Regulation S Global Note wishes at any time to transfer such interest for a beneficial interest in the European Restricted Global Note, such holder may, subject to the rules and procedures Euroclear or Clearstream, Luxembourg, as the case may be, so transfer or cause the transfer.. Following receipt by a Transfer Agent from a Euroclear or Clearstream, Luxembourg participant making such a transfer, one business day in Brussels or Luxembourg (as the case may be) and London prior to the relevant settlement date, of an instruction (such instruction to contain information regarding the participant's account with Euroclear or Clearstream, Luxembourg, as the case may be, to be debited and information regarding the details of the receiving accountholder at Euroclear or Clearstream, Luxembourg). On the settlement date, Euroclear or Clearstream, Luxembourg participant will deliver its interest in the Regulation S Global Note to the relevant Transfer Agent. The relevant Transfer Agent will then debit and credit the relevant account of the Euroclear or Clearstream, Luxembourg participant, as the case may be, in accordance with such instruction. In addition, on the settlement date, upon the receipt of instruction from the relevant Transfer Agent, the Registrar will reduce the amount of the principal amount of the Regulation S Global Note and increase the principal amount of the European Restricted Global Note by the aggregate principal amount of the beneficial interest in the Regulation S Global Note to be so transferred for a beneficial interest in the European Restricted Global Note, in each case by annotation in the relevant Schedule thereto.

           (e) Exchange of a Global Note for Definitive Notes. Holders of beneficial interests in the Global Notes will be entitled to have title to the Notes registered in the Register in their names and to receive individual Definitive Notes if:

                    (i) in the case of holders of beneficial interests in the Regulation S Global Note and the European Restricted Global Note: (1) either Euroclear or Clearstream, Luxembourg (or any other clearing system as shall have been designated by the Issuer and approved by the Trustee on behalf of which the Notes evidenced by the European Restricted Global Note or the Regulation S Global Note may be held) is closed for business for a continuous period of 14 days (other than by reason of holidays, statutory or otherwise) or announces an intention permanently to cease business or does in fact do so or (2) there shall have occurred and be continuing an Event of Default or (3) instructions have been given for the transfer of an interest in the Notes evidenced by the European Restricted Global Note or the


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
          Regulation S Global Note to a person who would otherwise take delivery thereof in the form of an interest in the Notes evidenced by the Regulation S Global Note or the European Restricted Global Note, respectively, where such Regulation S Global Note or European Restricted Global Note has been exchanged for Definitive Notes, and

                    (ii) in the case of holders of beneficial interests in the DTC Restricted Global Note: (1) DTC (or any clearing system as shall have been designated by the Issuer and approved by the Trustee on behalf of which the Notes evidenced by the DTC Restricted Global Note may be held) notifies the Issuer that it is no longer willing or able to discharge properly its responsibilities as depositary with respect to the Notes, or ceases to be a "Clearing Agency" registered under the U.S. Securities Exchange Act of 1934, as amended, or is at any time no longer eligible to act as such and the Issuer is unable to locate a qualified successor within 90 days of receiving notice of such ineligibility on the part of DTC (or, as the case may be, such other clearing system) or (2) there shall have occurred and be continuing, an Event of Default or (3) instructions have been given for the transfer of an interest in the Notes evidenced by the DTC Restricted Global Note to a person who would otherwise take delivery thereof in the form of an interest in the Notes evidenced by the Regulation S Global Note where the Regulation S Global Note has been changed for Definitive Notes.

           In such circumstances set forth in (i) and (ii) above, the Issuer shall cause sufficient individual Definitive Notes to be executed and delivered to the Registrar for completion, authentication and despatch to the relevant holders of beneficial interests in the relevant Global Note within 21 days following a request therefor by the Holder of the relevant Global Note. A holder of a beneficial interest in Notes represented by the relevant Global Note must provide the Registrar with (a) a written order containing instructions and such other information as the Issuer and the Registrar may require to complete, execute and deliver such individual Definitive Notes and (b) a certificate to the effect that (other than in the case of subclause (3) in (i) and (ii) above) such person is not transferring its interest in the relevant Global Note or, in the case of subclause (3) in (i) and (ii) above, a certificate as may be required by the Registrar or the Issuer.

           If a Global Note is to be exchanged for Definitive Notes, the Issuer will cause sufficient Definitive Notes to be executed and delivered to the Registrar in sufficient quantities and in sufficient time for such Notes to be issued as provided in the relevant Global Note, and the Registrar will authenticate the same.

           To receive an individual Definitive Notes evidencing a beneficial interest in the Notes, a person with a beneficial interest in the Notes represented by the relevant Global Note must provide the Registrar with:

                    (iii) a written order containing instructions and such other information as the Issuer and the Registrar may require to complete, execute and deliver such a Definitive Note; and

                    (iv) in the case of a Restricted Global Note, either (a) a certificate to the effect that such person is not transferring its beneficial interest at the time of such exchange or, (b) in the case of an exchange of a beneficial interest:

                    (1) in the DTC Restricted Global Note where instructions have been given for the transfer of a beneficial interest in the Notes evidenced by such DTC Restricted Global Note to a person who would otherwise take delivery thereof in the form


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
                    of a beneficial interest in the Notes evidenced by a Regulation S Global Note, where the Regulation S Global Note has been changed for Definitive Notes,

                    (2) in the European Restricted Global Note where instructions have been given for the transfer of a beneficial interest in the Notes evidenced by such European Restricted Global Note to a person who would otherwise take delivery thereof in the form of a beneficial interest in the Notes evidenced by the Regulation S Global Note, where the Regulation S Global Note has been changed for Definitive Notes, and

                    (3) in the Regulation S Global Note where instructions have been given for the transfer of a beneficial interest in the Notes evidenced by such Regulation S Global Note to a person who would otherwise take delivery thereof in the form of a beneficial interest in the Notes evidenced by the European Restricted Global Note, where the Regulation S Global Note has been changed for Definitive Notes,

                    (v) a duly completed transfer certificate:(x) in the case of the DTC Restricted Global Note, substantially in the form attached to the form of the DTC Restricted Global Note set forth in Exhibit A; or
          (y) in the case of the European Restricted Global Note, substantially in the form attached to the form of the European Restricted Global Note set forth in Exhibit B.

           Upon receipt of the documents referred to in (1), (2) and (3) above, the Registrar shall arrange for the execution and delivery to or upon the order of the person named in such order referred to in the immediately preceding subclause (i) of an individual Definitive Note registered in the name or names requested by such person or persons and the Registrar shall alter the entries in the Register in respect of the Notes accordingly.

           Except for exchanges made in connection with a transfer of interests pursuant to 2.7 (e)(i)(3) and 2.7(e)(ii)(3), each individual Definitive Note issued in exchange for interests in a Restricted Global Note shall bear the Restricted Securities Legend.

           Subject to the provisions of the Schedule to the Agency Agreement, the Holder of individual Definitive Notes may transfer or exchange such Definitive Notes provided that in the event the relevant individual Definitive Note bears the Restricted Securities Legend, the transferee shall deliver a completed transfer certificate in or substantially in the form set forthin an exhibit to the Definitive Note. No other restrictions and no certification requirement shall apply with respect to the transfer of Notes bearing the Restricted Securities Legend.

           (f) Cancellation of Global Notes. At such time as all beneficial interests in any Global Note have been exchanged for Definitive Notes, such Global Note shall be returned to or retained and cancelled by the Principal Paying Agent in accordance with Section 2.12 hereof.

           (g) General Provisions Relating to All Transfers and Exchanges.

                    (i) To permit regulation of transfers and exchanges, the Issuer shall execute and, upon the Issuer's order, the Registrar shall authenticate Global Notes, and Definitive Notes at the Registrar's request.

                    (ii) No service charge shall be made to a Holder of a beneficial interest in the Notes for any registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any stamp or transfer tax, duty or governmental charge payable in connection therewith (other than any such stamp or transfer taxes, duties or similar governmental charge payable upon exchange or transfer pursuant to Sections 9.15 and 9.16, and Article 10 hereof).

                    (iii) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

                    (iv) The Issuer shall not be required (A) to issue, to register the transfer of or to exchange Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 10.5 hereof and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (C) to register the transfer of or to exchange a Note between a Regular Record Date and the next succeeding Interest Payment Date.

                    (v) Prior to due presentment for the registration of a transfer of any Note, the Trustee, the Paying Agent, the Registrar, any Agent (other than the Security Agent) and the Issuer may deem and treat the Holder of any Note as the absolute owner of such Note for the purpose of receiving payment of principal of (premium, if any) and interest on such Notes and for all other purposes, and neither the Trustee, the Paying Agent, the Registrar, any Agent (other than the Security Agent) nor the Issuer shall be affected by notice to the contrary.

                    (vi) The Registrar shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.2.

                    (vii) Any transfer of an interest in a Restricted Global Note shall be subject to the restrictions and limitations set out in the Restricted Securities Legend. No other restrictions and no certification requirements shall apply with respect to the transfer or exchange of (1) an interest in a Restricted Global Note for a further or other interest in the same Restricted Global Note or (2) an interest in the Regulation S Global Note for a further or other interest in the Regulation S Global Note or (3) an interest in the Regulation S Global Note for an interest in the European Restricted Global Note. Such transfer or exchange shall be effected in accordance with the rules and procedures of DTC (or a successor depositary), Euroclear or Clearstream, Luxembourg, as applicable.

Section 2.8          Replacement Notes

           If a mutilated Definitive Note is surrendered to the Registrar, if a mutilated Global Note is surrendered to the Principal Paying Agent or the Trustee, or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Issuer shall issue and the Registrar shall authenticate a replacement Note in such form as the Notes mutilated, lost, destroyed or wrongfully taken if, in the case of a lost, destroyed or wrongfully taken Note, the Holder of such Note furnishes to the Issuer, the Principal Paying Agent (in the case of a Global Note) and/or the Registrar (in the case of a Definitive Note), evidence reasonably acceptable to them of the ownership and the destruction, loss or theft of such Note. If required by the Principal Paying Agent (in the case of a Global Note), the Registrar (in the case of a Definitive
Note) or the Issuer, an indemnity bond shall be posted, sufficient in the judgment of each to protect the Issuer, the Principal Paying Agent (in the case of a Global Note), or the Registrar (in the case of a Definitive Note) from any loss that any of them may suffer if such Note is replaced. The Issuer may charge such Holder for the Issuer's exceptional out-of-pocket expenses in replacing such Note and the Registrar or Principal Paying Agent, as the case may be, may charge the Issuer for its expenses in replacing such Note. Every replacement Note shall constitute an additional obligation of the Issuer.

Section 2.9          Intentionally Deleted

Section 2.10         Fees, Duties and Taxes

           The Issuer will pay any stamp, issue, registration, documentary and other fees, duties and taxes, including interest and penalties, payable (i) in Poland, the United Kingdom, Belgium, Luxembourg or the Netherlands on or in connection with (a) the execution and delivery of this Indenture and (b) the constitution and original issue of any Notes and (ii) in any jurisdiction in connection with any action taken by or on behalf of the Trustee or (where permitted under these presents so to do) any Holder to enforce this Indenture. The obligations in this Section 2.10 shall survive the termination, defeasance or discharge of this Indenture.

Section 2.11         Intentionally Deleted

Section 2.12         Cancellation

           The Issuer at any time may deliver Notes to the Principal Paying Agent for cancellation. The Registrar and the Paying Agent shall forward to the Principal Paying Agent any Notes surrendered to them for registration of transfer, exchange, payment, redemption, replacement, cancellation or purchase. The Principal Paying Agent shall cancel all Notes surrendered for registration of transfer, exchange, payment, redemption, replacement, cancellation or purchase and shall dispose of cancelled Notes in accordance with its policy of disposal, unless the Issuer directs the Principal Paying Agent to return such Notes to the Issuer, and, if so disposed, shall deliver a certificate of disposition thereof to the Issuer. The Issuer may not reissue or resell, or issue new Notes to replace, Notes that the Issuer, the Guarantors, the Registrar and the Principal Paying Agent has redeemed, paid or purchased, or that have been delivered to the Principal Paying Agent for cancellation.

Section 2.13         Defaulted Interest

           If the Issuer defaults on a payment of interest on the Notes, it shall pay the defaulted interest plus (to the extent permitted by law) any interest payable on the defaulted interest, in accordance with the terms hereof, to (a) the Holders of Definitive Notes, if any, on a subsequent special record date, which date shall be at least five Business Days prior to the payment date for such defaulted interest, and (b) if a Global Note is still outstanding, to the Holder of such Global Note on such payment date. The Issuer shall fix such special record date and payment date in a manner satisfactory to the Trustee. At least 15 days before such special record date, the Issuer shall mail to each Holder of Definitive Notes, if any, and if any Global Note is still outstanding, to the Holder of such Global Note, a notice that states the special record date, the payment date and the amount of defaulted interest and interest payable on such defaulted interest, if any, to be paid.


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
Section 2.14         ISIN and CUSIP Numbers

           The Issuer in issuing the Notes may use an ISIN number and/or any common code required by Euroclear and Clearstream, Luxembourg and CUSIP number required by DTC and if so, such ISIN number and/or such common code and/or CUSIP number shall be included in notices of redemption, repurchase or exchange as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness or accuracy of the ISIN number and/or common code and/or CUSIP number printed in the notice or on the Notes, and the reliance may be placed only on the other identification numbers printed on the Notes. The Issuer will promptly notify the Trustee, the Paying Agent and the Registrar of any change in the ISIN number and/or common code and/or CUSIP number.

Section 2.15         Deposit of Moneys.

           In the case of the European Restricted Global Note, the Regulation S Global Note and any Definitive Notes, prior to 10.00 a.m, London time on the second Business Day preceding each Interest Payment Date, the Maturity Date of the Notes, any Redemption Date under Section 10 and on the Business Day immediately following any acceleration of the Notes pursuant to Section 4.2, the Issuer shall deposit with the Principal Paying Agent in immediately available funds money, in Euros, sufficient to make cash payments, if any, due on such Interest Payment Date, Maturity Date, Redemption Date or Business Day, as the case may be, in a timely manner which permits the Principal Paying Agent to remit payment to the Holders on such Interest Payment Date, Maturity Date, Redemption Date or Business Day, as the case may be.

           In the case of the DTC Restricted Global Note, in the event that the Holder elects to receive payment in Euros, then prior to 10.00 a.m. New York time on the second Business Day preceding each Interest Payment Date, the Maturity Date; the Redemption Date, and on the Business Day immediately following any acceleration of the Notes pursuant to Section 4.2, the Issuer shall deposit with the U.S. Paying Agent in immediately available funds money, in Euros, sufficient to make cash payments, if any, due on such Interest Payment Date, Maturity Date, Redemption Date or Business Day, as the case may be, in a timely manner which permits the U.S. Paying Agent to remit payment to the Holders on such Interest Payment Date, Maturity Date, Redemption Date or Business Day, as the case may be. In the event the Holder of the DTC Restricted Global Note does not elect to receive payment in Euros, then prior to 10:00 a.m. New York time on the third Business Day preceding each Interest Payment Date, the Maturity Date, Redemption Date and on the Business Day immediately following any acceleration of the Notes pursuant to Section 4.2, the Issuer shall deposit with the U.S. Paying Agent in immediately available funds money, in Euros, sufficient to make cash payments under the DTC Restricted Global Note, if any, due on such Interest Payment Date, Maturity Date, Redemption Date or Business Day, as the case may be, in a timely manner which permits the U.S. Paying Agent to remit payment to the Holders on such Interest Payment Date, Maturity Date or Business Day, as the case may be.

           Payments with respect to the DTC Restricted Global Note will be converted by the U.S. Paying Agent into U.S. dollars prior to payment, except to the extent that the DTC notifies the U.S. Paying Agent that a holder of a beneficial interest in a DTC Restricted Global Note has elected to receive payment in Euros in accordance with governing DTC procedures.

                                   ARTICLE 3
                           SATISFACTION AND DISCHARGE

Section 3.1          Satisfaction and Discharge of Indenture

           This Indenture shall cease to be of further effect (except as to surviving rights of registration of transfer or exchange of Notes expressly provided for herein or pursuant hereto) and the Trustee, at the expense of


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
Parent, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture when:

                    (1)       either

           (a) all Notes theretofore authenticated and delivered (other than (i) Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.8 or 4.6 and (ii) Notes for whose payment money has theretofore been deposited in trust with the Trustee or any Paying Agent or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust, as provided in Section 9.3) have been delivered to the Trustee for cancellation; or

           (b) all Notes not theretofore delivered to the Principal Paying Agent for cancellation

                    (i) have become due and payable; or

                    (ii) will become due and payable at their Stated Maturity within one year; or

                    (iii) are to be called for redemption within one year under arrangements satisfactory to the Principal Paying Agent for the giving of notice of redemption by the Principal Paying Agent in the name, and at the expense, of the Issuer, and the Issuer, in the case of (i), (ii) or (iii) above, has irrevocably deposited or caused to be deposited with the Trustee as trust funds in Euros, Government Securities, or a combination thereof in trust for such purpose an amount sufficient to pay and discharge the entire Indebtedness on such Notes not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any) and interest on such Notes to the date of such deposit (in the case of Notes which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

           (2) the Issuer or Parent have paid or caused to be paid all other sums payable hereunder by the Issuer or Parent; and

           (3) the Issuer has delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

           Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Issuer to the Trustee under Section 5.7 and, if money shall have been deposited with the Trustee pursuant to subclause (b) of clause (1) of this Section, the obligations of the Trustee under Section 3.2 and the last paragraph of Section 9.3 shall survive.

Section 3.2          Application of Trust Money

           Subject to the provisions of the last paragraph of Section 9.3, all money deposited with the Trustee pursuant to Section 3.1 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any), and interest for whose payment such money has been deposited with the Trustee, but such money need not be segregated from other funds except to the extent required by law.

                                   ARTICLE 4
                                    REMEDIES

Section 4.1          Events of Default

           "EVENT OF DEFAULT," wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                    (i) default in the payment of any interest on any Notes when it becomes due and payable and continuance of such default for a period of 30 days;

                    (ii) default in the payment of the principal of or premium, if any, on any Notes at their Maturity;

                    (iii) (A) default in the performance, or breach, of any covenant or agreement of the Issuer or Parent contained in this Indenture (other than a default in the performance, or breach, of a covenant or agreement which is specifically dealt with in the immediately preceding clauses (i) and (ii) or in clauses (B), (C), (D) or (E) of this clause (iii)) and continuance of such default or breach for a period of 30 days after written notice shall have been given to the Issuer by the Trustee or to the Issuer and the Trustee by the holders of at least 25% in aggregate principal amount of the Notes then outstanding; (B) default in the performance or breach of the provisions of Section 9.16; (C) default in the performance or breach of the provisions of Article 7; (D) failure to make or consummate a Change of Control Offer in accordance with the provisions of Section 9.15; and (E) declaration by Parent of any dividend in violation of
          Section 9.10;

                    (iv) (A) one or more defaults in the payment of any amounts due on Indebtedness of Parent or any Restricted Subsidiary aggregating
          (euro)10.0 million or more (or, to the extent not denominated in Euros, the Euro Equivalent thereof) when the same becomes due and payable, and such default or defaults shall have continued after any applicable grace period and shall not have been cured or waived or (B) Indebtedness of Parent or any Restricted Subsidiary aggregating
          (euro)10.0 million or more (or, to the extent not denominated in Euros, the Euro Equivalent thereof) shall have been accelerated or otherwise declared due and payable, or required to be prepaid or repurchased (other than by regularly scheduled required prepayment and other than pursuant to any mandatory repurchase provision in Section
          9.15 or 9.16 hereof), prior to the Stated Maturity thereof;

                    (v) one or more final judgments, orders or decrees of any court or regulatory agency shall be rendered against Parent, any Guarantor or any Significant Subsidiary or their respective properties for the payment of money, either individually or in an aggregate amount, in excess of (euro)10.0 million (or, to the extent not denominated in Euros, the Euro Equivalent thereof) and either (A) an enforcement proceeding shall have been commenced by any creditor upon such judgment or order or (B) there shall have been a period of 45 days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, was not in effect;

                    (vi) the entry of a decree or order by a court having jurisdiction in the premises adjudging the Issuer, Parent, any Guarantor or any Significant Subsidiary a bankrupt (including "faillissement") or insolvent (including "in surseance van betaling") , or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Issuer, Parent, any Guarantor or any Significant Subsidiary under a Bankruptcy Code or any other applicable United States or foreign federal or state law, or appointing a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Issuer, Parent, any Guarantor or any Significant Subsidiary or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days;

                    (vii) the institution by the Issuer, Parent, any Guarantor or any Significant Subsidiary of proceedings to be adjudicated a bankrupt or insolvent, or the consent by it or any of them to the institution of bankruptcy (including "faillissement") or insolvency (including "in surseance van betaling") proceedings against it or any of them, or the filing by it or any of them of a petition or answer or consent seeking reorganization or relief under a Bankruptcy Code or any other applicable United States or foreign federal or state law, or the consent by it or any of them to the institution of bankruptcy or insolvency proceedings against the Issuer, Parent or any Guarantor or to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Issuer, Parent, any Guarantor or any Significant Subsidiary or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due;

                    (viii) any Guarantee becomes, or any Guarantor asserts or acknowledges in writing that its Guarantee is, invalid or unenforceable;

                    (ix) (a) any of the Security Documents ceases to be in full force and effect, (b) except as permitted under this Indenture, any of the Security Documents ceases to give the holders of the New Notes any of the Liens or other security interests purported to be created thereby, or (c) any of the Security Documents is declared null or void, or (d) there is a material breach in any obligations of Parent and/or its Subsidiaries under the Security Documents, provided that, in the case of any such cessation or declaration that does not materially adversely affect the rights of the holders of the Notes, such cessation or declaration shall not become an Event of Default unless it continues unremedied for 30 days after the Issuer or any of its Subsidiaries receives actual knowledge of such cessation or declaration or for such period as may be necessary to perfect the security affected by such cessation or declaration.

Section 4.2          Acceleration of Maturity; Rescission and Annulment

           If an Event of Default (other than an Event of Default specified in clause (vi) or (vii) of Section 4.1) occurs and is continuing, then in every such case the Trustee at its discretion may, and the Trustee upon the written request of the Holders of not less than 25.0% in aggregate principal amount of the Outstanding Notes shall, subject, in each case to being indemnified to its satisfaction, by written notice declare the aggregate principal amount of, premium, if any, and accrued interest and Additional Amounts, if any, on all of the Outstanding Notes to be due and payable immediately and upon any such declaration all such amounts payable in respect of the Notes shall become immediately due and payable. If an Event of Default described in clause (vi) or
(vii) of Section 4.1 occurs and is continuing, then the aggregate principal amount of, premium, if any, and accrued interest and Additional Amounts, if any, on all the Outstanding Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee.

           At any time after a declaration of acceleration has been made but before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in aggregate principal amount of the Outstanding Notes, by written notice to the Issuer and the Trustee, may rescind and annul such declaration and its consequences if:

           (1) the Issuer or Parent have paid or deposited with the Trustee a sum sufficient, in Euros, to pay:

                    (A) all overdue interest and Additional Amounts, if any, on all Outstanding Notes,

                    (B) all unpaid principal and premium, if any, on any Outstanding Notes that have become due otherwise than by such declaration of acceleration together with interest and Additional Amounts, if any, on such unpaid principal at the rate borne by the Notes,

                    (C) to the extent that payment of such interest is lawful, interest on overdue interest and overdue principal at the rate or rates borne by such Notes, and

                    (D) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

           (2) all Events of Default, other than the non-payment of principal (or premium, if any, on) or interest or Additional Amounts, if any, on Notes which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 4.14; and

           (3) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.

           No such rescission shall affect any subsequent default or impair any right consequent thereon.

           Notwithstanding the preceding paragraph, in the event of a declaration of acceleration in respect of the Notes because of an Event of Default specified in Section 4.1(iv) shall have occurred and be continuing, such Event of Default and all consequences thereof (including, without limitation, any acceleration or resulting payment default) shall be automatically annulled, waived and rescinded if the Indebtedness that is the subject of such Event of Default has been discharged or the holders thereof have rescinded their declaration of acceleration in respect of such Indebtedness or the default that is the basis for such Event of Default has been cured, and written notice of such discharge or rescission or cure, as the case may be, shall have been given to the Trustee by the Issuer and countersigned by the holders of such Indebtedness or a trustee, fiduciary or agent for such holders, within 30 days


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
after such declaration of acceleration in respect of the Notes, and no other Event of Default has occurred during such 30-day period which has not been cured or waived during such period.

Section 4.3          Covenant to Pay and Suits for Enforcement by Trustee

The Issuer covenants to the Trustee that if:

           (a) default is made in the payment of any installment of interest or Additional Amounts, if any, on any Note when such interest becomes due and payable and such default continues for a period of 30 days; or

           (b) default is made in the payment of the principal of (or premium, if any, on) any Note at the Maturity thereof,

           the Issuer will, upon demand of the Trustee, pay to the Trustee for the benefit of the Holders of such Notes, the whole amount then due and payable on such Notes for principal (and premium, if any) and interest and Additional Amounts, if any, and interest on any overdue principal (and premium, if any) and, to the extent that payment of such interest shall be legally enforceable, upon any overdue installment of interest, at the rate borne by the Notes, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the proper compensation, expenses, disbursements and advances of the Trustee, its agents and counsel. The Trustee will hold the benefit of these covenants on trust for the Holders and itself in accordance with this Indenture.

           If the Issuer fails to pay such amounts forthwith upon such demand, the Trustee, in its own name as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Issuer, Parent or any other obligor upon the Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Issuer, Parent or any other obligor upon the Notes, wherever situated.

           If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, including those arising under the Security Documents, whether for the specific enforcement of any covenant or agreement in this Indenture, in aid of the exercise of any power granted herein, to enforce any other proper remedy or in the order the Trustee deems appropriate in the interests of the Holders of the Notes.

Section 4.4          Trustee May File Proofs of Claim

           In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, moratorium, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Issuer, any of Parent or any other obligor upon the Notes or the property of the Issuer, Parent or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Issuer or Parent for the payment of overdue principal, premium, if any, or interest and Additional Amounts, if any) shall be entitled and empowered, by intervention in such proceeding or otherwise:


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
                    (i) to file and prove a claim for the whole amount of principal (and premium, if any) and interest and Additional Amounts, if any, owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the proper compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding; and

                    (ii) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

           and any custodian, receiver (including a "curator"), assignee, trustee, liquidator, administrator (including a "bewindvoerder"), sequestrator or similar official in any such judicial proceeding is hereby authorized by each Holder, in respect of any such claim proven by the Trustee, to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due to the Trustee under Section 5.7.

           Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 4.5          Trustee May Enforce Claims Without Possession of Notes

           All rights of action and claims under this Indenture, the Notes or any Guarantee may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name and as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes in respect of which such judgment has been recovered.

Section 4.6          Application of Money Collected

           Any money collected by the Trustee pursuant to this Indenture, including money received by the Trustee pursuant to the Security Documents and the Agency Agreement, shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or interest or Additional Amounts, if any, upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

           FIRST: To the payment of all amounts due the Trustee and the Appointees under Section 5.7;

           SECOND: To the payment of the amounts then due and unpaid for principal (and premium, if any) and interest, and Additional Amounts, if any, on the Notes in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal (and premium, if any) and interest, and Additional Amounts, if any, respectively; and

           THIRD: The balance, if any, to the Issuer (without prejudice to, or liability in respect of, any questions as to how such payment to the Issuer shall be dealt with as between the Issuer, the Guarantors and other Persons).

Section 4.7          Investment by Trustee

           (a) If the amount of the moneys at any time available for the payment of principal, premium (if any) and interest in respect of the Notes under
Section 4.6 shall be less than 10 per cent. of the principal amount of the Notes then outstanding the Trustee may at its discretion invest such moneys in some or one of the investments authorized below. The Trustee at its discretion may vary such investments and may accumulate such investments and the resulting income until the accumulations, together with any other funds for the time being under the control of the Trustee and available for such purpose, amount to at least 10 per cent. of the principal amount of the Notes then outstanding and then such accumulations and funds shall be applied under Section 4.6.

           (b) Any moneys which under the trusts of this Indenture ought to or may be invested by the Trustee may be invested in the name or under the control of the Trustee in Euros, Government Securities or any combination thereof whether or not they produce income or by placing the same on deposit in the name or under the control of the Trustee at such bank or other financial institution and in such currency as the Trustee may think fit. If that bank or institution is the Trustee or a Subsidiary, holding or associated company of the Trustee, it need only account for an amount of interest equal to the amount of interest which would, at then current rates, be payable by it on such a deposit to an independent customer. The Trustee may at any time vary any such investments for or into other investments or convert any moneys so deposited into any other currency and shall not be responsible for any loss resulting from any such investments or deposits, whether due to depreciation in value, fluctuations in exchange rates or otherwise.

Section 4.8          Limitation on Suits

           The Trustee shall not be bound to take any proceedings mentioned in
Section 4.3 or exercise any right or power or to take any other action in relation to this Indenture.

           Subject as follows in this Section 4.8, only the Trustee may enforce the provisions of this Indenture and the Notes. To the extent permitted by applicable law, no Holder shall be entitled to proceed directly against the Issuer and/or any Guarantor to enforce the performance of any of the provisions of this Indenture or the Notes unless:

          (1) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

          (2) the Holders of not less than 25.0% in principal amount of the Outstanding Notes shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

          (3) such Holder or Holders have offered to the Trustee an indemnity or security satisfactory to the Trustee against the costs, expenses and Liabilities to be incurred or to which it may render itself liable in compliance with such request;

          (4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and


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
          (5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority or more in principal amount of the Outstanding Notes;

           it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders.

Section 4.9 Unconditional Right of Holders to Receive Principal, Premium and Interest

           Subject to Section 4.8, the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment, as provided herein (including, if applicable, as provided in Article 12) and in such Note, of the principal of (and premium and Additional Amounts, if any) and interest, and Additional Amounts, if any, on such Note on the respective Stated Maturity (or, in the case of redemption, on the Redemption Date).

Section 4.10         Restoration of Rights and Remedies

           If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Issuer, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies, to the extent possible and permitted, of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

Section 4.11         Rights and Remedies Cumulative

           Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in Section 2.8, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 4.12         Delay or Omission Not Waiver

           No delay or omission of the Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 4.13         Control by Holders

           The Holders of not less than a majority in principal amount of the Outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee; provided that:

          (1) such direction shall not be in conflict with any rule of law or with this Indenture;

          (2) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction; and

          (3) the Trustee need not take any action which might involve it in personal liability or be unjustly prejudicial to the Holders not consenting.

Section 4.14         Waiver of Past Defaults

           The Holders of not less than a majority in aggregate principal amount of the Outstanding Notes may on behalf of the Holders of all the Notes waive any past default hereunder and its consequences, except a default:

          (1) in respect of the payment of the principal of (or premium, if any) or interest, or Additional Amounts, if any, on any Note; or

          (2)       in respect of a covenant or provision hereof which under
                    Article 8 cannot be modified or amended without the consent of the Holder of each Outstanding Note affected.

           Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

Section 4.15         Waiver of Stay, Extension or Usury Laws

           Each of the Issuer, Parent and any Guarantor or other obligor of the Notes covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and each of the Issuer, Parent and any other obligor on the Notes (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 4.16         Judgment Currency

           All amounts payable under this Indenture are payable in Euros. Any amount received or recovered in currency other than Euros (whether as a result of, or of the enforcement of, a judgment or order of a court of any jurisdiction, in the bankruptcy, moratorium of payments, winding up or dissolution of the Issuer or the Guarantors, as the case may be, or otherwise) by any Holder in respect of any sum expressed to be due to it from the Issuer or the Guarantors, as the case may be, shall only constitute discharge of the Issuer or the Guarantors, as the case may be, to the extent of the Euro amount which the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so). If that Euro amount is less than the Euro amount expressed to be due to the recipient under any Note or the Guarantee, the Issuer or the Guarantors, as the case may be, shall indemnify such recipient against any loss sustained by it as a result. In any event, the Issuer or the Guarantors, as the case may be, shall indemnify the recipient against the cost of making any such purchase. For the purposes of this paragraph, it will be sufficient for the Holder to certify in reasonably satisfactory manner (indicating the sources of information used) that it would have suffered a loss had an actual purchase of Euros been made with the amount so received in that other currency on the date of receipt or recovery (or, if a purchase of Euros on such date had not been practicable, on the first date on which it would have been practicable, it being required that the need for a change of date be certified in the manner mentioned above). These indemnities constitute an obligation separate and independent from the Issuer's or Guarantors', as the case may be, other obligations, shall give rise to a separate and independent cause of action, shall apply irrespective of any waiver granted by any Holder and shall continue in full force and effect despite any other judgment, order, claim or proof for a liquidated amount in respect of any sum due under any Note or the Guarantee or any other judgment or order.

                                   ARTICLE 5
                                   THE TRUSTEE

Section 5.1          Notice of Defaults

           Within 30 days after the occurrence of any Default hereunder, the Trustee at the cost of the Issuer, shall transmit to the Holders notice of such Default hereunder known to the Trustee, unless such Default shall have been cured or waived; provided, however, that, except in the case of a Default in the payment of the principal of (or premium, if any) or interest, or Additional Amounts, if any, on any Note, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interest of the Holders; and provided further that in the case of any Default of the character specified in Section 4.1(iv) no such notice to Holders shall be given until at least 30 days after the occurrence thereof.

Section 5.2          Duties of Trustee

           (a) The duty of care contained in Section 1 of the Trustee Act 2000 shall not apply to this Indenture. However, subject to paragraph (c) below, nothing in this Indenture shall in any case in which the Trustee has failed to show the degree of care and diligence required of it as trustee having regard to the provisions of this Indenture conferring on it any trusts, powers, authorities or discretions exempt the Trustee from or indemnify it against any liability for breach of trust, its own negligent action, its own negligent failure to act or its own wilful misconduct.

           (b) The Trustee will perform such duties and only such duties as are specifically set forth herein and no implied covenants or obligations shall be read into this Indenture against the Trustee.

           (c) The Trustee shall not be relieved from liability for its own negligent action, its own negligent failure to act or its own wilful misconduct, except that:

                    (i) this paragraph does not limit the effect of paragraph
          (b) of this Section 5.2 or Section 5.3; and

                    (ii) the Trustee shall not be liable with respect to any action it takes or omits to take in accordance with a direction received by it pursuant to Section 4.8;

           (d) The Trustee shall be under no obligation to exercise any of the discretions, authorities, rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee an indemnity satisfactory to it against the losses, costs, charges, expenses and other liabilities which might be incurred by it in compliance with such request or direction.

           (e) Every provision of this Indenture that in any way relates to the Trustee is subject to the provisions of this Section 5.2.

Section 5.3          Rights of Trustee

           The Trustee shall have all the powers conferred upon trustees by the Trustee Act 1925 and the Trustee Act 2000 of England and Wales and by way of supplement thereto it is expressly declared as follows:

           (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

           (b) Before the Trustee acts or refrains from acting or if the Trustee wishes to be satisfied as to any fact or matter in relation to its obligations under this Indenture, it may require an Officer's Certificate and/or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on any such Certificate or Opinion or on any Board Resolution provided pursuant to this Indenture, and shall not be bound to call for further evidence.

           (c) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers provided that the Trustee's conduct does not constitute bad faith, wilful misconduct or negligence.

           (d) The Trustee shall not be charged with knowledge of any Default or Event of Default, of the identity of any Subsidiary, Guarantor or of the existence of any Change of Control or Asset Sale unless the Trustee shall have received notice in writing thereof from the Issuer, any Guarantor or any Holder, as applicable, or unless an officer of the Trustee with responsibility for the administration of the trusts of this Indenture shall have actual knowledge thereof.

           (e) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions therein, upon certificates or opinions conforming to the requirements of this Indenture but the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

           (f) The Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that such Responsible Officer was negligent in ascertaining the pertinent facts.

           (g) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial Liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it believes that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

           (h) The Trustee may in relation to this Indenture act on the advice, opinion, certificate or report of or any information obtained from any lawyer, valuer, accountant, surveyor, banker, broker, auctioneer or other expert whether obtained by the Issuer, any Guarantor, the Trustee or otherwise, and whether or not such advice, opinion, certificate, report or information, and/or any engagement letter or other document entered into by the Trustee in connection therewith, contains a monetary or other limit on the liability of any such expert, and shall not be responsible for any Liability occasioned by so acting.

           (i) Any such advice, opinion, certificate, report or information may be sent or obtained by letter, telex, telegram, facsimile transmission or cable and the Trustee shall not be liable for acting in good faith on any advice, opinion or information purporting to be conveyed by any such letter, telex, telegram, facsimile transmission or cable although the same shall contain some error or shall not be authentic.

           (j) The Trustee may call for and shall be at liberty to (but shall not be obliged to) accept as sufficient evidence of any fact or matter or the expediency of any transaction or thing an Officer's Certificate and the Trustee shall not be bound in any such case to call for further evidence or be responsible for any Liability that may be occasioned by it or any other person acting on such certificate.

           (k) The Trustee shall be at liberty to hold this Indenture and any other documents relating thereto or to deposit them in any part of the world with any banker or banking company or company whose business includes undertaking the safe custody of documents or lawyer or firm of lawyers considered by the Trustee to be of good repute and the Trustee shall not be responsible for or required to insure against any Liability incurred in connection with any such holding or deposit and may pay all sums required to be paid on account of or in respect of any such deposit.

           (l) The Trustee shall not be responsible for the receipt or application of the proceeds of the issue of any of the Notes by the Issuer, the exchange of any Global Note for another Global Note or Definitive Notes the delivery of any Global Note or Definitive Note to the person(s) entitled to it or them.

           (m) The Trustee shall not be bound to give notice to any person of the execution of any documents comprised or referred to in this Indenture or to take any steps to ascertain whether any Default or any Event of Default has happened and, until it shall have actual knowledge or express notice pursuant to this Indenture to the contrary, the Trustee shall be entitled to assume that no Default or Event of Default has happened and that each of the Issuer and the Guarantors is observing and performing all its obligations under this Indenture.

           (n) Save as expressly otherwise provided in this Indenture, the Trustee shall have absolute and uncontrolled discretion as to the exercise or non-exercise of its trusts, powers, authorities and discretions under this Indenture (the exercise or non-exercise of which as between the Trustee and the Holders shall be conclusive and binding on the Holders) and shall not be responsible for any Liability which may result from their exercise or non-exercise.

           (p) The Trustee shall not be liable to any person by reason of having accepted as valid or not having rejected any Note purporting to be such and subsequently found to be forged or not authentic.

           (q) Any consent or approval given by the Trustee for the purposes of this Indenture may be given on such terms and subject to such conditions (if any) as the Trustee thinks fit and notwithstanding anything to the contrary in this Indenture may be given retrospectively.

           (r) The Trustee shall not (unless and to the extent ordered so to do by a court of competent jurisdiction) be required to disclose to any Holder any information (including, without limitation, information of a confidential, financial or price sensitive nature) made available to the Trustee by the

Issuer, any Guarantor or any other person in connection with this Indenture and no Holder shall be entitled to take any action to obtain from the Trustee any such information.

           (s) Where it is necessary or desirable for any purpose in connection with this Indenture to convert any sum from one currency to another it shall (unless otherwise provided by these presents or required by law) be converted at such rate or rates, in accordance with such method and as at such date for the determination of such rate of exchange, as may be agreed by the Trustee and the Issuer as relevant and any rate, method and date so agreed shall be binding on the Issuer, the Guarantors and the Holders.

           (t) The Trustee as between itself and the Holders may determine all questions and doubts arising in relation to any of the provisions of this Indenture. Every such determination, whether or not relating in whole or in part to the acts or proceedings of the Trustee, shall be conclusive and shall bind the Trustee and the Holders.

           (u) In connection with the exercise by it of any of its trusts, powers, authorities and discretions under this Indenture, the Trustee shall have regard to the general interests of the Holders as a class but shall not have regard to any interests arising from circumstances particular to individual Holders (whatever their number) and, in particular but without limitation, shall not have regard to the consequences of any such exercise for individual Holders (whatever their number) resulting from their being for any purpose domiciled or resident in, or otherwise connected with, or subject to the jurisdiction of, any particular territory or any political sub-division thereof and the Trustee shall not be entitled to require, nor shall any Holder be entitled to claim, from the Issuer, the Guarantors, the Trustee or any other person any indemnification or payment in respect of any tax consequence of any such exercise upon individual Holders except to the extent already provided for in Section 9.23 and/or any undertaking given in addition thereto or in substitution therefor under this Indenture.

           (v) Any trustee of this Indenture being a lawyer, accountant, broker or other person engaged in any profession or business shall be entitled to charge and be paid all usual professional and other charges for business transacted and acts done by him or his firm in connection with the trusts of this Indenture and also his reasonable charges in addition to disbursements for all other work and business done and all time spent by him or his firm in connection with matters arising in connection with these presents.

           (w) The Trustee may whenever it thinks fit (after consultation with the Issuer) delegate by power of attorney or otherwise to any person or persons or fluctuating body of persons (whether being a joint trustee of these presents or not) all or any of its trusts, powers, authorities and discretions under this Indenture. Such delegation may be made upon such terms (including power to sub-delegate) and subject to such conditions and regulations as the Trustee may in the interests of the Holders think fit. Provided that the Trustee has exercised reasonable care in the selection of such delegate the Trustee shall not be under any obligation to supervise the proceedings or acts of any such delegate or sub-delegate or be in any way responsible for any Liability incurred by reason of any misconduct or default on the part of any such delegate or sub-delegate. The Trustee shall within a reasonable time after any such delegation or any renewal, extension or termination thereof give notice thereof to the Issuer.

           (x) The Trustee has appointed the Security Agent and may in the conduct of the trusts of this Indenture instead of acting personally employ and pay other agents (whether being a lawyer or other professional person) to transact or conduct, or concur in transacting or conducting, any business and to do, or concur in doing, all acts required to be done in connection with this Indenture (including the receipt and payment of money and the administration and enforcement of the rights granted to the Trustee in respect of the Collateral in the Security Documents). Provided that the Trustee has exercised reasonable care in the selection of such agent (other than in respect of the Security Agent) the Trustee shall not be in any way responsible for any Liability incurred by reason of any misconduct or default on the part of the Security Agent or any such other agent or be bound to supervise the proceedings or acts of the Security Agent or any such other agent.

           (y) The Trustee shall not be responsible for the execution, delivery, legality, effectiveness, adequacy, genuineness, validity, performance, enforceability or admissibility in evidence of this Indenture or any other document relating or expressed to be supplemental hereto and shall not be liable for any failure to obtain any licence, consent or other authority for the execution, delivery, legality, effectiveness, adequacy, genuineness, validity, performance, enforceability or admissibility in evidence of this Indenture or any other document relating or expressed to be supplemental hereto. The Security Agent has been appointed by the Trustee to act for the Trustee and shall not be liable for any misconduct, default or acting upon incorrect instructions given to it by the Trustee.

Section 5.4          Trustee Not Responsible for Recitals or Issuance of Notes

           The recitals contained herein and in the Notes shall be taken as the statements of the Issuer and the Guarantors, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Notes and perform its obligations hereunder, subject to the qualifications set forth therein. The Trustee shall not be accountable for the use or application by the Issuer of the Notes or the proceeds therefrom.

Section 5.5          Individual Rights of Trustee

           Neither the Trustee nor any director or officer or holding company, Subsidiary or associated company of a corporation acting as a trustee under this Indenture shall by reason of its or his fiduciary position be in any way precluded from:

                    (i) entering into or being interested in any contract or financial or other transaction or arrangement with the Issuer, any Guarantor or any person or body corporate associated with the Issuer, any Guarantor (including without limitation any contract, transaction or arrangement of a banking or insurance nature or any contract, transaction or arrangement in relation to the making of loans or the provision of financial facilities or financial advice to, or the purchase, placing or underwriting of or the subscribing or procuring subscriptions for or otherwise acquiring, holding or dealing with, or acting as paying agent in respect of, the Notes or any other notes, bonds, stocks, shares, debenture stock, debentures or other securities of, the Issuer, any Guarantor or any person or body corporate associated as aforesaid); or

                    (ii) accepting or holding the trusteeship of any other trust deed constituting or securing any other securities issued by or relating to the Issuer, any Guarantor or any such person or body corporate so associated or any other office of profit under the Issuer, any Guarantor or any such person or body corporate so associated and shall be entitled to exercise and enforce its rights, comply with its obligations and perform its duties under or in relation to any such contract, transaction or arrangement as is referred to in (i) above or, as the case may be, any such trusteeship or office of profit as is referred to in (ii) above without regard to the interests of the Holders and notwithstanding that the same may be contrary or prejudicial to the interests of the Holders and shall not be responsible for any Liability occasioned to the Holders thereby and


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
shall be entitled to retain and shall not be in any way liable to account for any profit made or share of brokerage or commission or remuneration or other amount or benefit received thereby or in connection therewith.

Where any holding company, subsidiary or associated company of the Trustee or any director or officer of the Trustee acting other than in his capacity as such a director or officer has any information, the Trustee shall not thereby be deemed also to have knowledge of such information and, unless it shall have actual knowledge of such information, shall not be responsible for any loss suffered by Holders resulting from the Trustee's failing to take such information into account in acting or refraining from acting under or in relation to these presents.

Section 5.6          Money Held in Trust

           Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Issuer.

Section 5.7          Compensation and Reimbursement

           The Issuer and the Guarantors jointly and severally agree:

(1) to pay to the Trustee and the Security Agent remuneration for their services as trustee or security agent (as applicable) as from the date of this Indenture in respect of any ongoing action required to be undertaken by the Trustee and the Security Agent in respect of the Collateral under the Security Documents, such remuneration to be at such rate as may from time to time be agreed between the Issuer and the Trustee or the Security Agent (as applicable) together with an amount in respect of all reasonable expenses incurred in relation to such actions (including any fees of legal counsel to the Trustee or the Security Agent (as applicable)). Such remuneration shall be payable in priority to payments to the Holders.

(2) in the event of the occurrence of a Default or an Event of Default or the Trustee considering it expedient or necessary or being requested by the Issuer or any Guarantor to undertake duties which the Trustee and the Issuer agree to be of an exceptional nature or otherwise outside the scope of the normal duties of the Trustee under this Indenture, to pay the Trustee and, where relevant, the Security Agent, such additional remuneration as shall be agreed between them together with an amount in respect of all reasonable expenses incurred in relation to such duties (including any fees of legal counsel to the Trustee and, where relevant, the Security Agent).

(3) in addition to pay to the Trustee and, where relevant, the Security Agent, an amount equal to the amount of any value added tax or similar tax chargeable in respect of its remuneration under this Indenture.

(4)       In the event of the Trustee and the Issuer failing to agree:

                    (i) (in a case to which sub-clause (1) above applies) upon the amount of the remuneration; or

                    (ii) (in a case to which sub-clause (2) above applies) upon whether such duties shall be of an exceptional nature or otherwise outside the scope of the normal duties of the Trustee under this Indenture or the Security Agent under the Agency Agreement, or upon such additional remuneration,


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
           such matters shall be determined by a merchant or investment bank (acting as an expert and not as an arbitrator) selected by the Trustee and approved by the Issuer or, failing such approval, nominated (on the application of the Trustee) by the President for the time being of The Law Society of England and Wales (the expenses involved in such nomination and the fees of such merchant or investment bank being payable by the Issuer) and the determination of any such merchant or investment bank shall be final and binding upon the Trustee, the Security Agent, the Issuer and the Guarantors.

(5) Without prejudice to the right of indemnity by law given to trustees, but subject to Section 5.2(a), the Issuer, failing whom Parent, shall indemnify the Trustee and every Appointee and keep it or him indemnified against all Liabilities to which it or he may be or become subject or which may be properly incurred by it or him without negligence or bad faith in the execution or purported execution of any of its or his trusts, powers, authorities and discretions under this Indenture or its or his functions under any such appointment or in respect of any other matter or thing properly done or omitted in any way relating to this Indenture or any such appointment. Neither the Issuer nor Parent need reimburse the Trustee for any expense or indemnify against any Liabilities incurred by the Trustee through its own willful default, misconduct, negligence or bad faith.

(6) All amounts payable pursuant to sub-clause (5) above shall be payable by the Issuer, failing whom Parent, on the date specified in a demand by the Trustee and in the case of payments actually made by the Trustee prior to such demand shall (if not paid within seven days after such demand and the Trustee so requires) carry interest at the rate of two per cent. per annum above the base rate from time to time of National Westminster Bank Plc from the date specified in such demand, and in all other cases shall (if not paid on the date specified in such demand or, if later, within seven days after such demand and, in either case, the Trustee so requires) carry interest at such rate from the date specified in such demand. All remuneration payable to the Trustee or the Security Agent, as the case may be, shall carry interest at such rate from the due date therefor.

(7) Unless otherwise specifically stated in any discharge of this Indenture the provisions of sub-clause (5) above shall continue in full force and effect notwithstanding such discharge.

Section 5.8          Resignation and Removal: Appointment of Successor

           (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 5.9.

           (b) The Trustee may resign at any time by giving written notice thereof to the Issuer. If the instrument of acceptance by a successor Trustee required by Section 5.9 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

           (c) The Trustee may be removed at any time by Action of the Holders of not less than a majority in principal amount of the Outstanding Notes, delivered to the Trustee and to the Issuer.

           (d) If at any time:

          (1) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or

          (2) the Trustee becomes incapable of acting as Trustee of this Indenture then, in any such case, (i) the Issuer, by a Board Resolution, may remove the Trustee, or (ii) any Holder who has been a bona fide Holder of a Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

           (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Issuer, by a Board Resolution, shall promptly appoint a successor Trustee who shall have assigned to him each of the rights set forth in this Indenture including the Trustee's rights arising from the Security Documents. If any of the Trustee's rights relating to or, arising from, the Security Documents are not assigned to the successor Trustee for whatever reason (including inability to assign such rights under Polish law), then Parent shall, within 30 days of the appointment of the successor Trustee, enter into and procure that the other relevant parties enter into, new Security Documents in favour of the successor Trustee to grant to such successor Trustee any and all rights of the Trustee hereto in respect of the existing Security Documents and procure that the Subsidiaries make the statements of Submission to Voluntary Execution to the successor Trustee as are referenced herein. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Action of the Holders of a majority in principal amount of the Outstanding Notes delivered to the Issuer and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee appointed by the Issuer. If no successor Trustee shall have been so appointed by the Issuer or the Holders and accepted appointment in the manner hereinafter provided, the Trustee or any Holder who has been a bona fide Holder of a Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

           (f) The issuer shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to the Holders of Notes in the manner provided for in Section 1.6. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

Section 5.9          Acceptance of Appointment by Successor

           Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Issuer and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Issuer or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder, Upon request of any such successor Trustee, the Issuer shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.


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
           No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

Section 5.10         Merger, Conversion, Consolidation or Succession to Business

           Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Notes shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes. In case at that time any of the Notes shall not have been authenticated, any successor Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor Trustee. In all such cases such certificates shall have the full force and effect which this Indenture provides that the certificate of authentication of the Trustee shall have; provided, however, that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Notes in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

Section 5.11         Separate and Co-Trustees

           The Trustee may, upon giving prior notice to, and after consultation with, the Issuer (but without the consent of the Issuer, the Guarantors or the Holders), appoint any person established or resident in any jurisdiction (whether a Trust Corporation or not) to act either as a separate trustee or as a co-trustee jointly with the Trustee:

                    (i) if the Trustee reasonably considers such appointment to be in the interests of the Holders;

                    (ii) for the purposes of conforming to any legal requirements, restrictions or conditions in any jurisdiction in which any particular act or acts is or are to be performed; or

                    (iii) for the purposes of obtaining a judgment in any jurisdiction or the enforcement in any jurisdiction of either a judgment already obtained or any of the provisions of this Indenture against the Issuer and/or any Guarantor.

           Each of the Issuer and the Guarantors irrevocably appoints the Trustee to be its attorney in its name and on its behalf to execute any such instrument of appointment. Such a person shall (subject always to the provisions of this Indenture) have such trusts, powers, authorities and discretions (not exceeding those conferred on the Trustee by this Indenture) and such duties and obligations as shall be conferred or imposed by the instrument of appointment. The Trustee shall have power in like manner to remove any such person. Such reasonable remuneration as the Trustee may pay to any such person, together with any attributable Liabilities incurred by it in performing its function as such separate trustee or co-trustee, shall for the purposes of this Indenture be treated as Liabilities incurred by the Trustee.


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
Section 5.12         Trustee's Powers to be Additional

           The powers conferred upon the Trustee by this Indenture shall be in addition to any powers which may from time to time be vested in the Trustee by the general law or as a holder of any of the Notes.

                                   ARTICLE 6
                 HOLDERS LISTS AND REPORTS BY TRUSTEE AND ISSUER

Intentionally deleted.

                                   ARTICLE 7
                    CONSOLIDATION, MERGER AND SALE OF ASSETS

Section 7.1          Parent May Consolidate, Etc., Only on Certain Terms

           The Parent shall not in a single transaction or a series of related transactions consolidate with or merge with or into any other Person or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets substantially as an entirety to any other Person or Persons or permit any Subsidiary to enter into any such transaction or series of related transactions, if such transaction or series of related transactions, in the aggregate, would result in the sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the properties and assets of Parent and its Subsidiaries on a consolidated basis substantially as an entirety to any Person or Persons, unless at the time and immediately after giving effect thereto: (i) either (a) Parent will be the continuing corporation or (b) the Person (if other than Parent) formed by such consolidation or into which Parent or such Subsidiary is merged or the Person which acquires by sale, conveyance, transfer, lease or other disposition, all or substantially all of the properties and assets of Parent and its Subsidiaries on a consolidated basis substantially as an entirety (the "SURVIVING Entity"), will (1) be a corporation organized and validly existing under the laws of the Republic of Poland, the Netherlands, Germany, the United Kingdom, France or the United States of America, any state thereof or the District of Columbia and (2) expressly assume by a supplemental indenture to this Indenture in form satisfactory to the Trustee, Parent's obligations pursuant to the Guarantee for the due and punctual payment of the principal of, premium, if any, on and interest, and Additional Amounts, if any, on all the Notes and the performance and observance of every covenant of this Indenture on the part of Parent to be performed or observed; (ii) immediately before and after giving effect to such transaction or series of transactions on a pro forma basis (and treating any obligation of Parent or any Subsidiary incurred in connection with or as a result of such transaction or series of transactions as having been incurred at the time of such transaction), no Default or Event of Default shall have occurred and be continuing; (iii) immediately before and immediately after giving effect to such transaction or series of transactions on a pro forma basis (on the assumption that the transaction or series of transactions occurred on the first day of the latest fiscal quarter for which consolidated financial statements of Parent are available immediately prior to the consummation of such transaction or series of transactions with the appropriate adjustments with respect to the transaction or series of transactions being included in such pro forma calculation), either (A) Parent or the Surviving Entity, as the case may be, could incur at least
(euro)1.00 of additional Indebtedness (other than Permitted Indebtedness) under the provisions of Section 9.9 or (B) (i) Parent or the Surviving Entity, as the case may be, would have Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of Parent immediately preceding the transaction, and (ii) Parent or the Surviving Entity, as applicable, would have a Consolidated Indebtedness to Annualized Consolidated Operating Cash Flow Ratio that is equal to or lower than such ratio of Parent immediately preceding such transaction, and (iv) if any of the property or assets of Parent or any of their Restricted Subsidiaries would thereupon become subject to any Lien, the provisions of Section 9.13 are complied with.

           In connection with any such consolidation, merger, sale, assignment, conveyance, transfer, lease or other disposition, Parent or the Surviving Entity, as the case may be, shall deliver to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officer's Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, conveyance, transfer, lease or other disposition, and if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with the requirements of this Indenture and that all conditions precedent herein provided for relating to such transaction have been complied with. Notwithstanding the foregoing, the provisions of this paragraph will not apply to any transaction for the sole purpose of changing a Subsidiary's corporate organization from a Polish limited liability company to a Polish joint stock company or from a Polish joint stock company to a Polish limited liability company.

Section 7.2          Successor Substituted

           Upon any consolidation or merger, or any sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of Parent in accordance with Section 7.1 in which Parent is not among the continuing obligors under this Indenture, the Surviving Entity shall succeed to, and be substituted for, and may exercise every right and power of, Parent under this Indenture with the same effect as if such successor had been named as Parent herein. When a successor assumes all the obligations of its predecessor under this Indenture or the Guarantees, the predecessor shall be released from those obligations; provided that in the case of a transfer by lease, the predecessor shall not be released from the payment of principal and interest, and Additional Amounts, if any, on the Notes or its obligations under the Guarantee.

                                   ARTICLE 8
                             SUPPLEMENTAL INDENTURES

Section 8.1          Supplemental Indentures Without Consent of Holders

           Without the consent of any Holders, the Issuer or Parent, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

          (1) to evidence the succession of another Person to the Issuer, Parent or any other obligor on the Notes, and the assumption by any such successor of the covenants of the Issuer, Parent or other obligor contained herein and in the Notes and Guarantees in accordance with Article 7;

          (2) to add to the covenants of the Issuer, Parent or any other obligor on the Notes for the benefit of the Holders or to surrender any right or power conferred upon the Issuer, Parent or any other obligor on the Notes, herein and in the Notes or in any Guarantee;

          (3) to cure any ambiguity, to correct or supplement any provision herein or in the Notes or in any Guarantee which may be defective or inconsistent with any other provision herein or in the Notes or in any Guarantee, or to make any other provisions with respect to matters or questions arising under this Indenture, the Notes or any Guarantee; provided that, in each case, such provisions shall not adversely affect the interests of the Holders;

          (4)       to add a guarantor of the Notes under this Indenture;

          (5) to evidence and provide the acceptance of the appointment of a successor Trustee under this Indenture; or

          (6) to mortgage, pledge, hypothecate or grant a security interest in favor of the Trustee for the benefit of the Holders as additional security for the payment and performance of the Issuer's, Parent's and any future Guarantor's obligations under this Indenture, in any property, or assets, including any of which are required to be mortgaged, pledged or hypothecated, or in which a security interest is required to be granted, to the Trustee pursuant to this Indenture or otherwise.

Section 8.2          Supplemental Indentures with Consent of Holders

           With the consent of the Holders of not less than a majority in principal amount of all Outstanding Notes that are affected thereby, by Action of said Holders delivered to the Issuer, Parent and the Trustee, the Issuer and Parent, when authorized by or pursuant to their respective Board Resolutions, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of Notes under this Indenture, including, without limitation, any provision of Article 11 hereof; provided, however, that no such supplemental indenture shall be entered into or effective, without the consent of at least three quarters in aggregate principal amount of the then outstanding Notes in order to:

          (1) change the Stated Maturity of the principal of, or any installment of interest on, any Note, or reduce the principal amount thereof or premium, if any, or the rate of interest thereon or any premium payable upon the purchase thereof, or change the coin or currency in which any Note or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date);

          (2) amend, change or modify the amount payable by the Issuer pursuant to an Excess Proceeds Offer with respect to any Asset Sale in accordance with Section 9.16 or the amount payable by the Issuer pursuant to a Change of Control Offer in the event of a Change of Control Triggering Event in accordance with Section 9.15;

          (3) reduce the percentage in principal amount of the Outstanding Notes, the consent of whose Holders is required for any waiver of compliance with certain provisions of this Indenture;

          (4)       modify any provisions of this Section, Section 4.14 or
                    Section 9.22, except to increase the percentage in principal amount of the Outstanding Notes required to take any of the actions described therein or to provide that certain additional provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Note affected thereby;

          (5) amend or modify any of the provisions of this Indenture relating to any guarantee of the Notes (including the Guarantees), in any manner adverse to the Holders of such Notes;

          (6) amend, change or modify the amount payable by the Issuer and the Guarantors pursuant to Section 5.7; or

          (7) amend, change or modify any provisions of Section 9.23 in any manner adverse to the Holders of the Notes.

           It shall not be necessary for any Action of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Action shall approve the substance thereof.

Section 8.3          Execution of Supplemental Indentures

           In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture and an Officer's Certificate of Parent stating that all conditions precedent to the execution of the supplemental indenture have been satisfied. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture that affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

Section 8.4          Effect of Supplemental Indentures

           Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes, and every Holder of Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

Section 8.5          Reference in Notes to Supplemental Indentures

           Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Issuer shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Issuer, to any such supplemental indenture may be prepared and executed by the Issuer and authenticated and delivered by the Trustee in exchange for Outstanding Notes.

Section 8.6          Notice of Supplemental Indentures

           Promptly after the execution by the Issuer, Parent and the Trustee of any supplemental indenture pursuant to the provisions of Section 8.2, the Issuer shall give notice thereof to the Holders of each Outstanding Note affected, in the manner provided for in Section 1.6, setting forth in general terms the substance of such supplemental indenture.

                                    ARTICLE 9
                                    COVENANTS

Section 9.1          Payment of Principal, Premium, if any, and Interest

           The Issuer covenants with the Trustee and agrees for the benefit of the Holders that it will duly and punctually pay the principal of (and premium, if any), and interest and Additional Amounts on, the Notes in accordance with the terms of the Notes and this Indenture.

           The Issuer will pay the principal (which may include any increases thereto following a Payment-in Kind Election, as defined below) on the Maturity Date.


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           The Issuer promises to pay interest on the unpaid principal amount hereof outstanding from time to time from the date hereof until such principal amount in paid in full, at such interest rates, and payable at such times, as are specified below

           An installment of principal or interest shall be considered paid on the date due if the Principal Paying Agent hold on such date immediately available funds in Euros designated for and sufficient to pay such installment.

           The Issuer shall pay interest on the unpaid principal amount of this Note from the date of this Note until such principal amount shall be paid in full, at a rate per annum equal to 10%; provided that at no time shall the interest rate payable on this Note exceed the maximum interest permitted by applicable law; provided further that, at the option of the Issuer on not less than 10 Business Days' written notice to the Trustee and the Paying Agent prior to any of the first, second, third and fourth Interest Payment dates therefor (a "PAYMENT-IN-KIND ELECTION"), (a) the interest payable hereunder at such Interest Payment Date shall instead be at a rate per annum equal to 12%, and (b) such payment of interest at a rate per annum of 12% shall not be paid in cash but shall be capitalized as of the date such interest would otherwise be payable and constitute additional principal hereunder through a commensurate increase in the principal amount and denomination per Note, such increased principal amount and denomination per Note to be rounded down to the nearest whole Euro, and shall, so long as Notes are listed on the Luxembourg Stock Exchange and the rules of the Luxembourg Stock Exchange so require, notify the Luxembourg Stock Exchange of such capitalisation of interest and the increased principal amount and denomination per Note and shall cause to be published in a leading newspaper having general circulation in Luxembourg (which is expected to be the Luxemburger Wort) notice to that effect.

           Interest will be payable semi-annually (to the holders of record of the Notes at the close of business on the Regular Record Date immediately preceding the Interest Payment Date) on each Interest Payment Date, commencing 23 June 2003.

           Interest will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from 23 December 2002; provided that, if there is no existing default in the payment of interest and if a Note is authenticated between a Regulation Record Date referred to on the face thereof and the next succeeding Interest Payment Date, interest shall accrue from such Interest Payment Date. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

           The Issuer shall pay interest on overdue principal and premium, if any, and interest on overdue instalments of interest, to the extent lawful, at a rate per annum equal to the rate of interest applicable to the Notes.

           In the case of a Payment-in-Kind Election on the Global Notes, the Issuer shall (a) instruct the Common Depositary and the DTC Nominee to deliver the Global Notes to the Principal Paying Agent on the relevant Interest Payment Date for increase by annotation and (b) authorize the Principal Paying Agent to endorse Schedule A to the Global Note to reflect the applicable increase in principal amount and denomination of the Global Note resulting from such Payment-in-Kind Election, and the Principal Paying Agent shall notify the Common Depositary and the DTC Nominee to record on a pro rata basis the changes to the beneficial interests in such Global Notes in accordance with Applicable Procedures that correspond to the changes in the Global Notes and (c) instruct the Registrar to amend the Register to reflect such changes to the Global Notes. In the event that the Issuer is informed by the Luxembourg Stock Exchange, the Common Depository or the DTC Nominee that such capitalization of interest will not be treated by such stock exchange or clearing system as fungible with the existing Notes, the Issuer shall issue a new series of securities with


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substantively the same term as the Notes (save as to principal amount and denomination) representing the capitalized interest to be held by the Common Depositary and the DTC Nominee on a pro rata basis for the holders of the beneficial interests in the Global Notes.

           In the case of a Payment-in-Kind Election on Definitive Notes, the principal amount and denomination of each Definitive Note will be deemed to have increased to reflect such Payment-in-Kind Election, with no Holder of a Definitive Note being required to present such Definitive Note to effect such increase, and the Issuer shall instruct the Registrar to amend the Register to reflect such changes to the Definitive Notes.

Section 9.2          Maintenance of Office or Agency

           The Issuer will maintain the offices and agencies specified in
Section 2.3.

Section 9.3          Money for Note Payments

           If the Issuer shall at any time act as its own Paying Agent, it will, one Business Day prior to each due date of the principal of (or premium, if any) or interest on any of the Notes, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal of (or premium, if any) or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

           Whenever the Issuer shall have one or more Paying Agents for the Notes, in accordance with the provision of Section 2.15 it shall unconditionally pay or procure to be paid to the Principal Paying Agent, , within the time periods contemplated by Section 2.15, a sum sufficient to pay the principal (and premium, if any), interest so becoming due on each Interest Payment Date, Maturity Date, Redemption Date or Business Day (as applicable), such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Issuer shall promptly notify the Trustee of such action or any failure so to act.

           The Issuer or Parent may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Officer's Certificate direct any Paying Agent to pay, to the Trustee all sums held in trust by the Issuer, Parent or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Issuer, Parent or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such sums.

           Any money deposited with the Trustee or any Paying Agent, or then held by the Issuer or Parent, in trust for the payment of the principal of (or premium, if any) or interest on any Note and remaining unclaimed for two years after such principal, premium or interest has become due and payable shall be paid to the Issuer or Parent upon receipt of a written request signed by a member of the Board of Directors or the Management Board and delivered to the Trustee, or (if then held by the Issuer or Parent) shall be discharged from such trust; and the Holder of such Note shall thereafter, as a secured creditor, look only to the Issuer and Guarantors for payment thereof, unless applicable abandoned property law designates another Person and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer or Guarantors as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuer cause to be published once, in London's Financial Times and, for so long as the Notes remain listed on the


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Luxembourg Stock Exchange, the Luxemburger Wort, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Issuer.

Section 9.4          Corporate Existence

           Subject to Article 7, Parent will do or cause to be done all things necessary to preserve and keep in full force and effect the corporate existence, rights (charter and statutory) and franchises of Parent and each Restricted Subsidiary; provided, however, that Parent shall not be required to preserve any such right or franchise if the Management Board shall determine that the preservation thereof is no longer desirable in the conduct of the business of Parent and its Subsidiaries as a whole and that the loss thereof is not disadvantageous in any material respect to Parent and its Subsidiaries, considered as a whole.

Section 9.5          Payment of Taxes and Other Claims

           The Parent will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all taxes, assessments and governmental charges levied or imposed upon Parent or any Subsidiary or upon the income, profits or property of Parent or any Subsidiary and (b) all lawful claims for labor, materials and supplies, which, if unpaid, might by law become a Lien upon the property of Parent or any Subsidiary; provided, however, that Parent shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

Section 9.6          Maintenance of Properties

           The Parent will cause all properties owned by it or any Subsidiary or used or held for use in the conduct of its business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of Parent may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section 9.6 shall prevent Parent from discontinuing the maintenance of any of such properties if such discontinuance is, in the judgment of Parent, desirable in the conduct of its business or the business of any Restricted Subsidiary and not disadvantageous in any material respect to the Holders.

Section 9.7          Insurance

           The Parent will at all times keep all of its and its Restricted Subsidiaries' properties which are of an insurable nature insured with insurers, believed by Parent to be responsible, against loss or damage to the extent that property of similar character is usually so insured by corporations similarly situated and owning like properties.

Section 9.8          Statement by Officers as to Default

           (a) The Parent shall deliver to the Trustee, within 120 days after the end of each fiscal year, a brief certificate from the chairman, the president, chief financial officer or the treasurer as to his or her knowledge of Parent's compliance with all conditions and covenants under this Indenture. For purposes of this Section 9.8(a), such compliance shall be determined without regard to any period of grace or requirement of notice under this Indenture.


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           (b) When any Default has occurred and is continuing under this
Indenture, or if the trustee for or the holder of any other evidence of Indebtedness of Parent or any Subsidiary (including any creditor with respect to a Derivative Transaction) gives any notice or takes any other action with respect to a claimed default (other than with respect to Indebtedness in the principal amount of less than (euro)10.0 million (or, to the extent not denominated in Euros, the Euros Equivalent thereof)), Parent shall deliver to the Trustee by registered or certified mail or by telegram, telex or facsimile transmission an Officer's Certificate specifying such event, notice or other action within five Business Days of its occurrence.

Section 9.9          Limitation on Indebtedness

           (a) The Parent shall not, and shall not permit any of its Restricted Subsidiaries to create, issue, assume, guarantee or in any manner become directly or indirectly liable for the payment of, or otherwise incur (collectively, "INCUR"), any Indebtedness (including any Acquired Indebtedness) other than Permitted Indebtedness, except that any of Parent or the Subsidiary Guarantors may incur Indebtedness (except, with respect to the Subsidiary Guarantors, Public Debt) and Parent and the Restricted Subsidiaries may incur Acquired Indebtedness if, at the time of such incurrence the Consolidated Indebtedness to Annualized Consolidated Operating Cash Flow Ratio of Parent would have been greater than 0 and less than or equal to 4.5 to 1.0.

           In making the foregoing calculation, pro forma effect shall be given to: (i) the incurrence of such Indebtedness and (if applicable) the application of the net proceeds therefrom, including to refinance other Indebtedness, as if such Indebtedness was incurred, and the application of such proceeds occurred, on the first day of the latest fiscal quarter for which consolidated financial statements of Parent are available immediately preceding the date of the incurrence of such Indebtedness; (ii) the incurrence, repayment or retirement of any other Indebtedness by Parent and its Restricted Subsidiaries since the first day of such fiscal quarter as if such Indebtedness were incurred, repaid or retired on the first day of such fiscal quarter (except that, in making such calculation, the amount of Indebtedness under any revolving credit facility shall be computed based upon the average daily balance of such Indebtedness during such fiscal quarter); and (iii) the acquisition (whether by purchase, merger or otherwise) or disposition (whether by sale, merger or otherwise) of any company, entity or business acquired or disposed of by Parent or its Restricted Subsidiaries, as the case may be, since the first day of such fiscal quarter, as if such acquisition or disposition occurred on the first day of such fiscal quarter.

           This Section 9.9 will not prohibit the incurrence of the accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, or the payment of dividends on Redeemable Capital Stock in the form of additional shares of the same class of Redeemable Capital Stock, each of which will not be deemed to be an Incurrence of Indebtedness or an issuance of Redeemable Capital Stock for purposes of this Section 9.9; provided, in each such case, that the amount thereof is included in Consolidated Interest Expense of Parent as accrued, accreted or paid, as applicable.

           For purposes of determining compliance with this Section 9.9 in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (a) through (o) of the definition of such term, or is entitled to be incurred pursuant to the first paragraph of this Section 9.9, the Parent will be permitted to classify


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such item of Indebtedness on the date of its incurrence, or later reclassify all or a portion of such item of Indebtedness in any manner that complies with this
Section 9.9.

Section 9.10         Limitation on Restricted Payments

           (a) The Parent shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, take any of the following actions:

                    (i) declare or pay any dividend on, or make any distribution to holders of, any shares of the Capital Stock of Parent or any Restricted Subsidiary (other than dividends or distributions payable solely in shares of its Qualified Capital Stock or in options, warrants or other rights to acquire such shares of Qualified Capital Stock and other than dividends or distribution payable to Parent or a Restricted Subsidiary (and, if such Restricted Subsidiary is not a Wholly-Owned Subsidiary, to its other Holders of Capital Stock on a pro rata basis);

                    (ii) purchase, redeem or otherwise acquire or retire for value, directly or indirectly, any shares of Capital Stock of Parent or any Capital Stock of any Affiliate of Parent (other than Capital Stock of any Wholly Owned Restricted Subsidiary) or any options, warrants or other rights to acquire such shares of Capital Stock;

                    (iii) make any principal payment on, or repurchase, redeem, defease or otherwise acquire or retire for value, prior to any scheduled principal payment, sinking fund payment or maturity, any Subordinated Indebtedness (other than Subordinated Indebtedness payable to a Restricted Subsidiary); or

                    (iv) make any Investment (other than any Permitted Investment and subject to the provisions of Section 9.18);

           (such payments or other actions described in (but not excluded from) clauses (i) through (iv) are collectively referred to as "RESTRICTED Payments"), unless at the time of, and immediately after giving effect to, the proposed Restricted Payment (the amount of any such Restricted Payment, if other than cash, as determined by the Management Board, whose determination shall be conclusive and evidenced by a Board Resolution), (1) no Default or Event of Default shall have occurred and be continuing, (2) Parent could incur at least
(euro)1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to Section 9.9 and (3) the aggregate amount of all Restricted Payments declared or made after the date of this Indenture shall not exceed the sum of:

                    (A) the remainder of (x) the cumulative Consolidated Operating Cash Flow of Parent during the period (taken as a single accounting period) beginning on the first day of the fiscal quarter of Parent beginning after the date of this Indenture and ending on the last day to the last full fiscal quarter immediately preceding the date of such Restricted Payment for which quarterly or annual consolidated financial statements of Parent are available minus (y) the product of
                    1.5 times cumulative Consolidated Interest Expense of Parent during such period; plus

                    (B) the aggregate Net Cash Proceeds received by Parent after the date of this Indenture as capital contributions or from the issuance or sale (other than to any of its Subsidiaries) of shares of Qualified Capital Stock of Parent (including upon the exercise of options, warrants or rights) or warrants, options or rights to purchase shares of Qualified Capital Stock of Parent; plus


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                    (C) the aggregate Net Cash Proceeds received after the date of this Indenture by Parent from the issuance or sale (other than to any of its Subsidiaries) of debt securities or Redeemable Capital Stock that have been converted into or exchanged for Qualified Capital Stock of Parent, to the extent such securities were originally sold for cash, together with the aggregate net cash proceeds received by Parent at the time of such conversion or exchange; plus

                    (D) to the extent not otherwise included in the Consolidated Operating Cash Flow of Parent, an amount equal to the sum of
                    (i) the net reduction in Investments in any Person (other than Permitted Investments) resulting from the payment in cash of dividends, repayments of loans or advances or other transfers of assets, in each case to Parent or any Restricted Subsidiary after the date of this Indenture from such Person and (ii) the portion (proportionate to Parent's equity interest in such Subsidiary) of the fair market value of the net assets of any Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary; provided, however, that in the case of (i) or
                    (ii) above the foregoing sum shall not exceed the amount of Investments previously made (and treated as a Restricted Payment) by Parent or any Restricted Subsidiary in such Person or Unrestricted Subsidiary; plus

                    (E) (euro)3.0 million (or, to the extent not denominated in Euros, the Euro Equivalent thereof).

           (b) Notwithstanding paragraph (a) above, Parent and any Restricted Subsidiary, as applicable, may take the following actions so long as (with respect to clauses (ii), (iii), (iv), (v), (vi), (vii) and (viii) below) no Default or Event of Default shall have occurred and be continuing:

                    (i) the payment of any dividend within 60 days after the date of declaration thereof, if at such date of declaration such dividend would have complied with the provisions of paragraph (a) above and such payment will be deemed to have been paid on such date of declaration for purposes of the calculation required by paragraph
          (a) above;

                    (ii) the purchase, redemption or other acquisition or retirement for value of any shares of Capital Stock of Parent, in exchange for, or out of the Net Cash Proceeds of a substantially concurrent issuance and sale (other than to a Subsidiary) of, shares of Qualified Capital Stock of Parent;

                    (iii) the purchase, redemption, defeasance or other acquisition or retirement for value of any Subordinated Indebtedness in exchange for, or out of the Net Cash Proceeds of, a substantially concurrent issuance and sale (other than to a Subsidiary) of shares of Qualified Capital Stock of Parent;

                    (iv) the purchase of any Subordinated Indebtedness at a purchase price not greater than 101% of the principal amount (including accreted value, if applicable) thereof in the event of a Change of Control Triggering Event in accordance with provisions similar to Section 9.15; provided that prior to such purchase Parent has caused the Issuer to make the Change of Control Offer as provided in Section 9.15 with respect to the Notes and has caused the Issuer to purchase all Notes validly tendered for payment in connection with such Change of Control Offer;


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                    (v) the purchase, redemption, defeasance or other
          acquisition or retirement for value by Parent or any Restricted Subsidiary of Subordinated Indebtedness in exchange for, or out of the net cash proceeds of a substantially concurrent incurrence (other than to a Subsidiary) of, new Subordinated Indebtedness of the Parent so long as (A) the principal amount (including accreted value, if applicable) of such new Subordinated Indebtedness does not exceed the principal amount (or, if such Subordinated Indebtedness being refinanced provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration thereof, such lesser amount as of the date of determination) of the Subordinated Indebtedness being so purchased, redeemed, defeased, acquired or retired, plus the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of such Subordinated Indebtedness being refinanced or the amount of any premium reasonably determined by Parent as necessary to accomplish such refinancing, plus, in either case, the amount of expenses of Parent incurred in connection with such refinancing, (B) such new Subordinated Indebtedness is subordinated to the Guarantee to at least the same extent as such Subordinated Indebtedness so purchased, redeemed, defeased, acquired or retired and (C) such new Subordinated Indebtedness has an Average Life longer than the Average Life of the Notes and a Stated Maturity of principal later than the Stated Maturity of principal of the Notes and;

                    (vi) the purchase, redemption or other acquisition or retirement for value of shares of Capital Stock of any non-Wholly Owned Restricted Subsidiary if, as a result of such purchase, redemption, other acquisition or retirement, Parent increases its percentage ownership, directly or indirectly through its Restricted Subsidiaries, of such non-Wholly Owned Restricted Subsidiary;

                    (vii) the payment of any dividend by a Restricted Subsidiary to the holders of its common equity on a pro rata basis; and

                    (viii) the purchase of Capital Stock of Parent by a Restricted Subsidiary for a price equal to the par value thereof in an aggregate amount not to exceed (euro)5 million (or, to the extent not denominated in Euros, the Euro Equivalent thereof) solely for use in stock option or purchase plans for the benefit of employees of Parent or any Subsidiaries.

           The actions described in clauses (i), (ii), (iii), (iv), and (viii) of this paragraph (b) shall be Restricted Payments that shall be permitted to be taken in accordance with this paragraph (b) but shall reduce the amount that would otherwise be available for Restricted Payments under clause (3) of paragraph (a) and the actions described in clauses (v), (vi), and (vii) of this paragraph (b) shall be Restricted Payments that shall be permitted to be taken in accordance with this paragraph (b) and shall not reduce the amount that would otherwise be available for Restricted Payments under clause (3) of the second paragraph of Section 9.10(a).

Section 9.11 Limitation on Issuances and Sales of Capital Stock of Restricted Subsidiaries

           The Parent shall not, and shall not permit any Restricted Subsidiary to, issue or sell any Capital Stock of any Restricted Subsidiary (other than to Parent or a Restricted Subsidiary); provided, however, that this Section 9.11 shall not prohibit (i) the ownership by directors of director's qualifying shares or the ownership by foreign nationals of Capital Stock of any Restricted


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Subsidiary, to the extent mandated by applicable law, (ii) the issuance and sale of all, but not less than all, of the issued and outstanding Capital Stock of any Subsidiary owned by Parent and the Restricted Subsidiaries in compliance with Section 9.16 and (iii) issuance's or sales of Capital Stock of any Restricted Subsidiary, if, after giving effect to such issuance, such Restricted Subsidiary continues to be a Restricted Subsidiary.

Section 9.12         Limitation on Transactions with Affiliates

           The Parent shall not, and shall not permit any Restricted Subsidiary to enter into, amend or suffer to exist, directly or indirectly, any transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of assets, property or services) with, or for the benefit of, any Affiliate of Parent or any Restricted Subsidiary unless (i) such transaction or series of related transactions are on terms that are no less favorable to Parent, or such Restricted Subsidiary, as the case may be, than those that could have been obtained in an arm's-length transaction with unrelated third parties who are not Affiliates, (ii) with respect to any transaction or series of related transactions involving aggregate consideration equal to or greater than (euro)5.0 million (or, to the extent not denominated in Euros, the Euro equivalent thereof), Parent shall deliver an Officer's Certificate to the Trustee certifying that such transaction or series of related transactions complies with clause (i) above, (iii) with respect to any transaction or series of related transactions including aggregate consideration in excess of (euro)10.0 million (or, to the extent not denominated in Euros, the Euro equivalent thereof), Parent shall deliver the Officer's Certificate described in clause (ii) above which shall also certify that such transaction or series of related transactions has been approved by a majority of the Disinterested Members of the Management Board or that Parent has obtained a written opinion from a nationally recognized U.S. investment banking firm certifying that such transaction or series of related transactions is fair to Parent or such Restricted Subsidiary, as the case may be, from a financial point of view; and (iv) with respect to any transaction or series of related transactions including aggregate consideration in excess of (euro)15.0 million (or, to the extent not denominated in Euros, the Euro equivalent thereof), Parent shall deliver the Officer's Certificate described in clause (ii) above which shall also certify that Parent has obtained a written opinion from a nationally recognized U.S. investment banking firm certifying that such transaction or series of related transactions is fair to Parent or such Restricted Subsidiary, as the case may be, from a financial point of view provided, however, that this provision will not restrict (1) any transaction or series of related transactions among Parent and Restricted Subsidiaries or among Restricted Subsidiaries, (2) Investments in Qualified Capital Stock of Parent by any Person, including an Affiliate of Parent, (3) any other transaction pursuant to contractual arrangements existing on the date of this Indenture (the "Existing Affiliate Agreements"), (4) Parent from paying reasonable and customary regular compensation and fees to directors of Parent or any Restricted Subsidiary who are not employees of Parent or any Restricted Subsidiary, (5) Parent or any Restricted Subsidiary from making any Restricted Payment in compliance with Section 9.10, or (6) Parent from entering into any customary and reasonable employment and consulting agreements which have been approved by a majority of the Disinterested Members of the Management Board or (7) transactions between Parent or any Restricted Subsidiary and any holder of less than 10.0% of the outstanding Voting Stock of Parent entered into in the ordinary course of business.

Section 9.13         Limitation on Liens

           The Parent shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or suffer to exist any Lien (other than Permitted Liens) on or with respect to any of its property or assets, including any shares of stock or indebtedness of any Restricted Subsidiary, whether owned at the date of this Indenture or thereafter acquired, or any income, profits or proceeds therefrom, or assign or otherwise convey any


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right to receive income thereon unless (x) in the case of any Lien securing
Subordinated Indebtedness, the Notes are secured by a Lien on such property, assets or proceeds that is senior in priority to such Lien and (y) in the case of any other Lien, the Notes are equally and ratably secured with the obligation or liability secured by such Lien.

Section 9.14         Issuances of Guarantees of Indebtedness by Subsidiaries

           (a) Parent may permit any Restricted Subsidiary to guarantee any Indebtedness of Parent. If, after the Issue Date, a Restricted Subsidiary issues a Guarantee of Indebtedness of Parent, or otherwise assumes or in any manner becomes liable with respect to the Indebtedness of Parent, Parent shall cause such Restricted Subsidiary simultaneously to execute and deliver a supplemental Indenture providing for the Guarantee of payment of the Notes by such Restricted Subsidiary on a basis senior to any guarantee of Subordinated Indebtedness or at least pari passu with any guarantee of Indebtedness that is pari passu in right of payment with such Guarantee; provided that this paragraph (a) shall not be applicable to any guarantee of any Restricted Subsidiary constituting Acquired Indebtedness.

           (b) Notwithstanding the foregoing, any guarantee created pursuant to the provisions described in the foregoing paragraph (a) shall provide by its terms that it shall be automatically and unconditionally released and discharged upon (i) any sale, exchange or transfer to any Person who is not an Affiliate of Parent, of all of Parent's Capital Stock in, or all or substantially all the assets of, such Subsidiary (which sale, exchange or transfer is not prohibited by this Indenture) or (ii) the release by the holders of the Indebtedness of Parent described in the preceding paragraph of their guarantee by such Subsidiary (including any deemed release upon payment in full of all obligations under such Indebtedness, except by or as a result of payment under such guarantee), at a time when (A) no other Indebtedness of Parent has been guaranteed by such Subsidiary or (B) the holders of all such other Indebtedness which is guaranteed by such Subsidiary also release their guarantee by such Subsidiary (including any guarantee deemed released upon payment in full of all obligations under such Indebtedness).

Section 9.15         Purchase of Notes upon a Change of Control Triggering Event

           If a Change of Control Triggering Event shall occur at any time (the date of such occurrence being the "CHANGE OF CONTROL DATE"), then each holder of Notes will have the right to require that the Issuer purchase such holder's Notes, in whole or in part in integral multiples of (euro)1,000 (or the prevailing denomination from time to time following a Payment-in-Kind Election) at a purchase price (the "CHANGE OF CONTROL PURCHASE PRICE") in cash in an amount equal to 101% of the aggregate principal amount of the Notes plus, in each case, accrued and unpaid interest, if any, to the date of purchase (the "CHANGE OF CONTROL PURCHASE DATE"), pursuant to the offer described below (the "CHANGE OF CONTROL OFFER") and the other procedures set forth in this Indenture.

           Within 30 days following any Change of Control Date, the Issuer shall notify the Trustee thereof and give written notice of such Change of Control Triggering Event to each holder of Notes by first-class mail, postage prepaid, at the address appearing in the Register, stating, among other things, (i) the purchase price and the purchase date, which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed, or such later date as is necessary to comply with requirements under the Exchange Act or any applicable securities laws or regulations; (ii) that any Note not tendered will continue to accrue interest; (iii) that, unless the Issuer defaults in the payment of the purchase price, any Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of


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Control Purchase Date; and (iv) certain other procedures that a holder of Notes must follow to accept a Change of Control Offer or to withdraw such acceptance.

           The Issuer and Parent will comply with the applicable tender offer rules, including Rule 14e-1 under the Exchange Act, and any other applicable securities laws and regulations in connection with a Change of Control Offer.

           In connection with any repurchase of a Global Note pursuant to a Change of Control Offer, the Principal Paying Agent shall endorse Schedule A to such Global Note surrendered for repurchase to reflect the decrease in principal amount of such Global Note resulting from such Change of Control Offer.

Section 9.16         Limitation on Sale of Assets

           (a) The Parent shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, engage in any Asset Sale unless (i) the consideration received by Parent or such Restricted Subsidiary for such Asset Sale is not less than the fair market value of the shares or assets sold (as determined by the Management Board whose determination shall be conclusive and evidenced by a Board Resolution) and (ii) the consideration received by Parent or the relevant Restricted Subsidiary in respect of such Asset Sale consists of at least 75.0% of (a) cash or Cash Equivalents, (b) Replacement Assets or (c) any combination of the consideration described in the foregoing clause (a) and
(b).

           (b) If Parent or any Restricted Subsidiary engage in an Asset Sale, Parent may use the Net Cash Proceeds thereof, within 15 months after such Asset Sale, to (i) permanently repay or prepay any then outstanding (a) secured Indebtedness of Parent secured solely by either (1) assets not pledged to secure the Guarantee of the Notes or (2) assets pledged on a first priority basis over the second priority pledge over the same assets securing the obligations under the Notes and the Guarantees pursuant to Article 11 and Article 12 and the Security Documents or (b) Indebtedness of any Restricted Subsidiary, or (ii) invest (or enter into a legally binding agreement to invest) in properties and assets to replace the properties and assets that were the subject of the Asset Sale or in properties and assets that will be used in the business of Parent or a Restricted Subsidiary, as the case may be. If any such legally binding agreement to invest such Net Cash Proceeds pursuant to clause (ii) is terminated, then Parent may, within 90 days of such termination or within 15 months of such Asset Sale, whichever is later, apply or invest such Net Cash Proceeds as provided in clause (i) or (ii) (without regard to the parenthetical contained in such clause (ii)) above. The amount of such Net Cash Proceeds not so used as set forth above in this paragraph (b) constitutes "EXCESS Proceeds."

           When the aggregate amount of Excess Proceeds exceeds (euro)10.0 million (or, to the extent not denominated in Euros, the Euro Equivalent thereof) the Issuer shall, within 30 Business Days of an Asset Sale make an offer to purchase (an "EXCESS PROCEEDS OFFER") from all holders of Notes and all holders of other Indebtedness of the Issuer or any Guarantor that is pari passu with the Notes or any Guarantee and that contains an asset sale offer requirement that has not been satisfied, on a pro rata basis, in accordance with the procedures set forth below, the aggregate principal amount of Notes (expressed as a multiple of (euro)1,000) (or the prevailing denomination for time to time following a Payment-in-Kind Election) and principal amount or accreted value, as applicable, of such pari passu Indebtedness that may be purchased with those Excess Proceeds. The offer price as to each Note shall be payable in cash in an amount equal to 100% of the aggregate principal amount of the Notes as of the date of purchase plus, in each case, accrued interest, if any (the "OFFERED PRICE") to the date an Excess Proceeds Offer is consummated.


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To the extent that the aggregate Offered Price of Notes tendered pursuant to an
Excess Proceeds Offer is less than the Excess Proceeds, Parent may use such deficiency for general corporate purposes. If the aggregate Offered Price of Notes and the aggregate principal amount or accreted value, as applicable, of such other pari passu Indebtedness validly tendered and not withdrawn by holders thereof exceeds the Excess Proceeds, the Notes and such other pari passu Indebtedness to be purchased will be selected on a pro rata basis. Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset to zero.

           In connection with any repurchase of any Global Note pursuant to an Excess Proceeds Offer, the Principal Paying Agent shall endorse Schedule A to such Global Note surrendered for repurchase to reflect the decrease in principal amount of such Global Note resulting from such Excess Proceeds Offer.

Section 9.17 Limitation on Dividends and Other Payment Restrictions Affecting Restricted Subsidiaries

           (a) The Parent shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to (a) pay dividends, in cash or otherwise, or make any other distributions on or in respect of its Capital Stock, (b) pay any Indebtedness owed to Parent or any other Restricted Subsidiary, (c) make Investments in Parent or any other Restricted Subsidiary, or (d) transfer any of its properties or assets to Parent or any other Restricted Subsidiary except for such encumbrances or restrictions existing under or by reason of (i) any agreement in effect on the date of this Indenture and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof, provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are no more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in such agreements, as in effect on the date of this Indenture, (ii) applicable law, (iii) customary non-assignment provisions of any lease governing a leasehold interest of Parent or any Restricted Subsidiary, (iv) any agreement or other instrument of a Person acquired by Parent or any Restricted Subsidiary in existence at the time of such acquisition (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, (v) any such customary encumbrance or restriction contained in a security document creating a Lien permitted under this Indenture to the extent relating to the property or asset subject to such Lien, (vi) purchase money obligations for property acquired in the ordinary course of business that impose restrictions on the property so acquired of the nature described in clause (d) of this paragraph (a), (vii) any agreement for the sale or other disposition of a Subsidiary that restricts distributions by that Subsidiary pending its sale or other disposition, (viii) provisions with respect to the disposition of assets or property in joint venture agreements, asset sale agreements, stock sale agreements and other similar agreements entered into in the ordinary course of business, (ix) any Senior Credit Facility entered into pursuant to clause (k) of the definition of Permitted Indebtedness and (x) any encumbrance or restriction contained in the terms of any Indebtedness or any agreement pursuant to which such Indebtedness was issued if
(A) either (i) the encumbrance or restriction applies only in the event of and during the continuance of a payment default or a default with respect to a financial covenant contained in such Indebtedness or agreement, or (ii) Parent determines at the time any such Indebtedness is incurred (and at the time of any modification of the terms of any such encumbrance or restriction) that any such


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encumbrance or restriction will not materially affect Parent's ability to make principal or interest payments on the Notes and (B) the encumbrance or restriction is not materially more disadvantageous to the Holders of the Notes than is customary in comparable financings or agreements (as determined by Parent in good faith).

Section 9.18         Limitation on Investments in Unrestricted Subsidiaries

           The Parent shall not make, and shall not permit any of its Restricted Subsidiaries to make, any Investment in Unrestricted Subsidiaries if, at the time thereof, the amount of such Investment would exceed the amount of Restricted Payments then permitted to be made pursuant to Section 9.10 (including, without limitation, as a Permitted Investment).

           Any Investments in Unrestricted Subsidiaries permitted to be made pursuant to this Section 9.18 (i) will be treated as the making of a Restricted Payment in calculating the amount of Restricted Payments made by Parent or a Restricted Subsidiary (without duplication under the provisions of Section 9.10(a)(iv)) and (ii) may be made in cash or property (if made in property, the fair market value thereof as determined by the Management Board (whose determination shall be conclusive and evidenced by a Board Resolution) shall be deemed to be the amount of such Investment for the purpose of clause (i) of this paragraph).

Section 9.19         Permitted Business

           The Parent shall not, and shall not permit any of its Restricted Subsidiaries to, engage in any business activity other than (i) the delivery of telephony, cable television or other telecommunications or data transmission services in the Republic of Poland or any country bordering the Republic of Poland and (ii) any business or activity reasonably related thereto, including, without limitation, any Internet service provider, e-commerce services, bill payment and collection over the Internet or by other telecommunications or data transmission means and support services related thereto such as indemnity and collection, and any business conducted by any Restricted Subsidiary on the date of this Indenture and the acquisition, holding or exploitation of any telecommunication license related to the delivery of the services described in clause (i) above.

Section 9.20         The Issuer

           (a) The Parent shall ensure that the Issuer remains a Wholly Owned Subsidiary and shall not permit the Issuer to consolidate with or merge with or into any other Person; provided that nothing in this Indenture shall limit a voluntary dissolution of the Issuer or merger of the Issuer into Parent solely for the purposes of permitting Parent to assume all of the Issuer's obligations as if it were the direct obligor with respect thereto and in which all assets of the Issuer are transferred to Parent and no material payment or distribution is made to creditors.

           (b) Notwithstanding anything contained in this Indenture to the contrary, the Issuer shall not engage in any business activity or undertake any other activity, except any activity relating to the offering, sale or issuance of the Notes and other Indebtedness and the lending or otherwise advancing the proceeds thereof to Parent or any of its Restricted Subsidiaries and any other activities in connection therewith or permitted under this Indenture.


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Section 9.21         Provision of Financial Statements and Reports

           The Parent or the Issuer, as appropriate, shall file on a timely basis with the Commission, to the extent such filings are accepted by the Commission and whether or not Parent or the Issuer has a class of securities registered under the Exchange Act, the annual reports, quarterly reports and other documents that Parent or the Issuer, as appropriate, would be required to file if it were a foreign private issuer subject to Section 13 or 15(d) of the Exchange Act; provided however, that in addition to such requirements Parent shall file: (i) within 60 days after the end of each of its first three fiscal quarters, quarterly financial reports on Form 6-K which contain the information specified on Form 10-Q, including a "Management's Discussion and Analysis of Financial Condition and Results of Operation"; and (ii) within 120 days after the end of its fiscal year, annual reports on Form 20-F; including a report on the annual financial statements by Parent's certified independent accountants, which quarterly and annual reports shall contain a reconciliation to GAAP. The Parent or the Issuer will also be required (a) to file with the Trustee, and provide to each holder of Notes, without cost to such holder, copies of such reports and documents within 15 days after the date on which such reports and documents are filed with the Commission or the date on which Parent or the Issuer, as appropriate, would be required to file such reports and documents if Parent or the Issuer were so required, and (b) if filing such reports and documents with the Commission is not accepted by the Commission or is prohibited under the Exchange Act, to supply at Parent's cost copies of such reports and documents to any holder or prospective holder of Notes promptly upon written request.

Section 9.22         Waiver of Certain Covenants

           The Issuer or Parent, as the case may be, may omit in any particular instance to comply with any term, provision or condition set forth in Section
7.1 or Sections 9.5 through 9.21, inclusive, if before or after the time for such compliance the Holders of at least a majority in principal amount of the Outstanding Notes, by Action of such Holders, waive such compliance in such instance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Issuer and Parent, as the case may be, and the duties of the Trustee in respect of any such term. provision or condition shall remain in full force and effect.

Section 9.23         Additional Amounts

           All payments made by the Issuer under or with respect to any Notes or made by any Guarantor under or with respect to its Guarantee shall be made free and clear of, and without withholding or deduction for or on account of, any present or future Taxes imposed or levied by or on behalf of any Taxing Authority within the Netherlands or the Republic of Poland, or within any other jurisdiction in which the Issuer or such Guarantor is organized or engaged in business for tax purposes, unless the Issuer or such Guarantor, as the case may be, is required to withhold or deduct Taxes by law or by the interpretation or administration thereof. If the Issuer or such Guarantor, as the case may be, is required to withhold or deduct any amount for or on account of Taxes imposed by a Taxing Authority within the Netherlands or the Republic of Poland, or within any other jurisdiction in which the Issuer or any Guarantor is organized or engaged in business for tax purposes, from any payment made under or with respect to the Notes or any Guarantee, respectively, the Issuer or the Guarantor, as the case may be, will pay such additional amounts ("ADDITIONAL AMOUNTS") as may be necessary so that the net amount received by each Holder of Notes (including Additional Amounts) after such withholding or deduction will not be less than the amount the Holder and beneficial owner would have received if such Taxes had not been withheld or deducted; provided that no Additional Amounts shall be payable with respect to a payment made to a Holder of Notes or to a third party on behalf of a Holder of Notes with respect to (a) any Tax which would not have been imposed, payable or due but for the existence of any present or former connection between the Holder (or the beneficial owner of, or


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person ultimately entitled to obtain an interest in, such Notes) and the
Netherlands, the Republic of Poland or any other jurisdiction in which the Issuer or the applicable Guarantor is organized or engaged in business for tax purposes other than the holding of the Notes; (ii) but for the failure to comply upon written notice by the Issuer delivered 60 days prior to any payment date with a request by the Issuer to satisfy any certification, identification or any other reporting requirements, whether imposed by statute, treaty, regulation or administrative practice concerning nationality, residence or connection with the Netherlands, the Republic of Poland or any other jurisdiction in which the Issuer or the applicable Guarantor is organized or engaged in business for tax purposes; (iii) if the presentation of Definitive Notes for payment had occurred within 30 days after the date such payment was due and payable or was provided for, whichever is later; (iv) if the beneficial owner of, or person ultimately entitled to obtain an interest in, such Notes had been the Holder of the Notes and would not be entitled to the payment of Additional Amounts; or (b) any estate, inheritance, gift, sales or excise tax. The Issuer or the applicable Guarantor, as the case may be, shall also (i) make such withholding or deduction and (ii) remit the full amount deducted or withheld to the relevant authority in accordance with applicable law. The Issuer or the applicable Guarantor, as the case may be, shall make reasonable efforts to obtain certified copies of tax receipts evidencing the payment of any Taxes so deducted or withheld from each Taxing Authority imposing such Taxes. The Issuer or the applicable Guarantor, as the case may be, shall furnish to the Holders of the Notes, within 60 days after the date the payment of any Taxes so deducted or withheld is due pursuant to applicable law, either certified copies of tax receipts evidencing such payment by the Issuer or such Guarantor, as the case may be, or, if such receipts are not obtainable, other evidence of such payments by the Issuer or such Guarantor, as the case may be.

           At least 30 days prior to each date on which any payment under or with respect to the Notes is due and payable, if the Issuer or any Guarantor (if such Guarantor intends to make such payments under its Guarantee), as the case may be, shall be obligated to pay Additional Amounts with respect to such payment, the Issuer or such Guarantor, as the case may be, will deliver to the Trustee an Officer's Certificate stating the fact that such Additional Amounts will be payable and the amounts so payable and will set forth such other information necessary to enable such Trustee to pay such Additional Amounts to the Holders of Notes on the payment date. The Issuer shall indemnify the Trustee for, and hold them harmless against, any Liability incurred arising out of or in connection with actions taken or omitted by it in reliance on any Officer's Certificate furnished pursuant to this Section.

           The Issuer will not take any voluntary action that results in its obligation to pay Additional Amounts.

           Whenever in this Indenture there is mentioned, in any context, the payment of principal, premium, if any, interest or of any other amount payable under or with respect to any of the Notes, such mention shall be deemed to include mention of the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

Section 9.24 Suspension of Certain Covenants During Achievement of Investment Grade Status

           If during any period the Notes have achieved and continue to maintain Investment Grade Status and no Event of Default shall have occurred and be continuing (such period collectively referred to herein as an "INVESTMENT GRADE STATUS PERIOD"), then upon the request of the Issuer or Parent made to the Trustee, the covenants set forth in Sections 9.10, 9.16 and 9.17 and in clauses
(A) and (B) of Section 7.1 (iii) hereof shall be suspended and shall not during such period be applicable to the Issuer or the Parent or its Subsidiaries. No


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action taken during an Investment Grade Status Period or prior to an Investment
Grade Status Period in compliance with the covenants then applicable shall constitute a default under the Notes in the event that suspended covenants are subsequently reinstated or suspended, as the case may be. For the avoidance of doubt, an Investment Grade Status Period will not commence until the Issuer or Parent has made the request referred to above.

                                   ARTICLE 10
                               REDEMPTION OF NOTES

Section 10.1         Right of Redemption

           The Issuer may at its option, at any time and from time to time on giving notice of redemption in the manner set forth in Section 10.5, redeem all or some of the Notes in (i) an aggregate principal amount of the Minimum Redemption Amount or an integral multiple thereof, or (ii) if at such time less than the Minimum Redemption Amount in aggregate principal amount of Notes is Outstanding, such lesser amount. The procedure for identifying specific Holders of Notes from whom Notes will be redeemed pursuant to this Article 10 is set forth in Section 10.4. Any redemption of Notes pursuant to this Indenture, including this Section, shall be made pursuant to the provisions of Section 10.2 through 10.7.

Section 10.2         Election to Redeem: Notice to Trustee

           In case of any redemption at the election of the Issuer, the Issuer shall, on not less than 30 nor more than 60 days' prior to the Redemption Date fixed by the Issuer, notify the Trustee, the Principal Paying Agent of such Redemption Date and of the principal amount of Notes to be redeemed and shall deliver to the Trustee such documentation and records as shall enable the Trustee to select the Notes to be redeemed pursuant to Section 10.4.

Section 10.3         Selection by Trustee of Notes to Be Redeemed

           If less than all the Notes are to be redeemed, the particular Notes to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Notes not previously called for redemption, by such method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions of the principal of Notes; provided, however, that no such partial redemption shall reduce the portion of the principal of a Note not redeemed to less than (euro)1,000 (or the prevailing denomination from time to time following a Payment-in-Kind Election).

           The Trustee shall promptly notify the Issuer in writing of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the principal amount thereof to be redeemed.

           For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to redemption of Notes shall relate, in the case of any Note redeemed or to be redeemed only in part, to the portion of the principal amount of such Note which has been or is to be redeemed.

Section 10.4         Notice of Redemption to Holders of Notes

           Notice of redemption shall be given in the manner provided for in
Section 1.6 not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Notes to be redeemed.


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           All notices of redemption shall state:

          (1)       the Redemption Date;

          (2) the Redemption Price and the amount of accrued interest and Additional Amounts, if any, to the Redemption Date payable as provided in Section 10.7, if any;

          (3) if less than all Outstanding Notes are to be redeemed, the identification (and, in the case of a partial redemption, the principal amounts) of the particular Notes to be redeemed;

          (4) in case any Note is to be redeemed in part only, the notice which relates to such Note shall state that on and after the Redemption Date, upon surrender of such Note, the Holder will receive, without charge, a new Note or Notes of authorized denominations for the principal amount thereof remaining unredeemed;

          (5) that on the Redemption Date the Redemption Price (and accrued interest and Additional Amounts, if any, to the Redemption Date payable as provided in Section 10.7) will become due and payable upon each such Note, or the portion thereof, to be redeemed, and that interest thereon will cease to accrue on and after said date; and

          (6) the place or places where such Notes are to be surrendered for payment of the Redemption Price and accrued interest and Additional Amounts, if any.

           Notice of redemption of Notes to be redeemed at the election of the Issuer shall be given by the Issuer or, at the Issuer's request, by the Trustee in the name and at the expense of the Issuer.

           Additionally, so long as the Notes may be listed on the Luxembourg Stock Exchange and the rules of the Luxembourg Stock Exchange so require, the Issuer shall, once in each year in which there has been a partial redemption of any of the Notes, cause to be published in a leading daily newspaper of general circulation in Luxembourg (which is expected to be the Luxemburger Wort) a notice specifying the aggregate principal amount of Notes outstanding and a list of the Notes selected for redemption but not surrendered.

           In connection with any redemption of a Global Note, the Principal Paying Agent shall endorse Schedule A to such Global Note surrendered for redemption to reflect the decrease in principal amount thereof resulting from such redemption and the Registrar shall amend the Register to reflect such redemption.

Section 10.5         Deposit of Redemption Price

           With respect to a redemption of Notes, , the Issuer shall deposit with the Principal Paying Agent and, if applicable, the US Paying Agent, sufficient money to pay the Redemption Price of, and accrued interest and Additional Amounts, if any, on all Notes or portions thereof to be redeemed in accordance with Section 2.15.

           If any Note surrendered for redemption in the manner provided in the Notes shall not be so paid on the Redemption Date due to the failure of the Issuer to deposit sufficient funds with the Principal Paying Agent and, if applicable, the US Paying Agent, the principal amount at maturity thereof,


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premium, if any, accrued interest and Additional Amounts, if any, thereon shall, until paid, bear interest, as provided in Section 4.2 with respect to any payment default.


Section 10.6         Notes Payable on Redemption Date

           Notice of redemption having been given as aforesaid, the Notes so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified (together with accrued interest and Additional Amounts, if any, to the Redemption Date), and from and after such date (unless the Issuer shall default in the payment of the Redemption Price and accrued interest and Additional Amounts, if any) such Notes shall cease to bear interest. Upon surrender of any such Note for redemption in accordance with said notice, such Note shall be paid by the Issuer at the Redemption Price, together with accrued interest and Additional Amounts, if any, to the Redemption Date; provided, however, that instalments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Notes, or one or more predecessor Notes, registered as such at the close of business on the Regular Record Dates according to the terms of such Notes.

           If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate borne by the Notes.

Section 10.7         Notes Redeemed in Part

           Any Note which is to be redeemed only in part shall be surrendered at the office or agency of the Issuer maintained for such purpose pursuant to
Section 2.3 (with, if the Issuer or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Issuer and the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing), and the Issuer shall execute, and the Trustee shall authenticate and deliver to the Holder of such Note without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Note so surrendered and the Registrar shall amend the Register to reflect such partial redemption.

                                   ARTICLE 11
                                   COLLATERAL

Section 11.1             COLLATERAL

           In order to secure the due and punctual payment of the Guarantees, Parent shall (A) on or before the date of this Indenture, deposit with the Security Depositary in favour of the Trustee, in an account specified in the Deposit Agreement (the "DEPOSIT ACCOUNT"), an amount of Euro 16,000,000 in cash as initial security deposit in respect of the New Notes; and (B) (unless any of the events set forth in (x) or (y) or (z) of the next paragraph to this Section
11.1 have occurred, in which case there will be no obligation by Parent to effect the Deposit Completion by the Deposit Completion Date (each as defined below)), on or before 24 February 2003 (the "DEPOSIT COMPLETION DATE"), either (at its option) (a) deposit with the Security Depositary in favour of the Trustee, in the Deposit Account, a further amount of no less than Euro 34,000,000 (whether as the result of the maturity of short term investments of Parent that have been assigned to the Trustee or otherwise) as a further security deposit in respect of the New Notes (the "DEPOSIT COMPLETION"); or (b) procure that the Execution of the Collateral is completed.


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           In the event of the Trustee receiving any of the following, whether before or after the Deposit Completion Date: (x) an Officer's Certificate from Parent confirming the redemption of all the outstanding Notes, (y) an Officer's Certificate from Parent and a legal opinion from a Polish law firm reasonably satisfactory to the Trustee and in a form reasonably satisfactory to the Trustee, each confirming that the Execution of the Collateral for the benefit of the Trustee and that the Execution Collateral constitutes valid, binding and enforceable obligations of Parent and the Subsidiaries, or (z) a notice of redemption of all, but not some, of the outstanding Notes in accordance with
Section 10.2 which directs the Trustee to apply the Deposited Amount with respect to such a redemption, then, in respect of (x) and (y) of this sentence, the Trustee will instruct the Security Depositary to release the Deposited Amount to Parent or, in respect of (z) of this sentence, the Trustee will instruct the Security Depositary to release the Deposited Amount to the Principal Paying Agent to be held pending the redemption of the Notes in accordance with Section 10.

           Subject to the rights of the Trustee and the Security Agent pursuant to this Indenture and the Agency Agreement, with regard to execution of any of the Security Documents for the purposes of achieving the Execution of the Collateral, Parent will ensure that (i) the Trustee and the Security Agent (and any legal counsel appointed by them in such respect) have received for review final copies of the proposed Security Documents for such Execution of the Collateral within a reasonable time period to undertake such a review and (ii) such proposed Security Documents are in or substantially in the forms anticipated by the terms of this Indenture. Following receipt of any such Security Documentation in accordance with this paragraph the Trustee and the Security Agent will sign such Security Documents as soon as is practicable following receipt and review.

           The claims of the Trustee against the Collateral will be subject to the terms and provisions of the Security Documents. The Trustee and the Security Agent shall not be liable for the validity, value, sufficiency or enforceability (which the Trustee and the Security Agent have not investigated) of the Collateral. In addition, each of the Trustee and the Security Agent has no duty to monitor the performance by any party to the Security Documents of their obligations under the Security Documents (other than to itself).

           Parent shall, and shall procure that all or any of the Pledge Subsidiaries shall, take such action as the Trustee or the Security Agent appointed by it for the purpose may reasonably require pursuant to the Security Documents (1) to perfect or protect the Collateral and (2) from time to time and at any time after the Collateral constituted by or pursuant to the Security Documents shall have become enforceable to facilitate the realisation of such Collateral and the exercise of the functions of the Trustee and the Security Agent. A certificate from the Trustee to the effect that a particular action is reasonably required by it shall be conclusive evidence of that fact. Without prejudice generally to the foregoing, Parent shall submit, and shall procure Telekom and South to submit, to voluntary execution pursuant to Article 777 ss. 1 Section 5 of the Polish Civil Procedure Code in order that the Guarantees may be enforced by the Trustee or the Security Agent appointed by it for such purpose, for the benefit of all Holders of the Notes ("SUBMISSION TO VOLUNTARY EXECUTION").

           Neither the Trustee, the Security Agent nor any other agent of the Trustee shall be liable to account for anything except actual receipts or be liable for any loss or damage arising from the enforcement of the Collateral or from any act or omission in relation to such enforcement or otherwise unless such loss or damage shall be caused by its own fraud.

           No one dealing with the Trustee or the Security Agent need enquire whether any of the powers, authorities and discretions conferred by or pursuant


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to this Indenture in relation to the Collateral are or may be exercisable by the
Trustee or the Security Agent or as to the propriety or regularity of acts purposing or intended to be in exercise of any such powers.

           The Security Agent is a party to this Indenture for the purposes of being granted the benefit of certain rights and covenants and has no obligations hereunder (save in respect of entering into further Security Documents or any Intercreditor Deed (if applicable)) and shall have no liability to the Holders by virtue of being a party hereto. Its appointment by the Trustee and the scope of its duties owed to the Trustee are as set out in the Agency Agreement and, to the extent relevant, any Security Documents.

           The Trustee and the Security Agent shall have no liability for any insufficiency in monies paid to it pursuant to the Security Documents and held by it on the terms of this Indenture if such insufficiency results from any liability of the Trustee or the Security Agent to tax in respect of the same.

Section 11.2             RECORDING AND OPINIONS

           The Parent shall cause, at its own expense, the Security Documents and all amendments or supplements thereto to be registered, recorded and filed or re-recorded, re-filed and renewed in such manner and in such places, if any, as may be required by law in order fully to preserve and protect the Liens created by the Security Documents on all parts of the Collateral.

           The Parent shall furnish to the Trustee and the Security Agent promptly after the execution and delivery of the Security Documents (at any time after the initial issuance of the Notes), an Opinion of Counsel addressed to both the Trustee and the Security Agent either (i) stating that, in the opinion of such counsel with such qualifications as such counsel shall deem appropriate, the creation of Liens on the Collateral intended to be made by the Security Documents and all other instruments of further assurance or amendment have been or are in the process of being properly recorded, registered and filed to the extent necessary to make effective the Liens intended to be created by the Security Documents, and reciting the details of such action or referring to prior opinions of Counsel in which such details are given, or (ii) stating that, in the Opinion of such Counsel, no such action is necessary to make such Liens effective.

           If, under the terms of any of the Security Documents, the Trustee, the Security Agent and the Parent and or any Pledge Subsidiary are required to enter into further pledges in favour of the Trustee on behalf of the Holders in respect of new Collateral, such further pledges shall be in or substantially in the respective forms set forth in Exhibits D to V and in such circumstances the Trustee shall not require the consent of the Holders to enter such pledge nor incur any liability in such respect.

           Parent shall furnish to the Trustee in electronic form an Officer's
Certificate: (i) once monthly, providing the names of the banks or deposit taking institutions in which new bank or deposit taking accounts have been opened by Parent and/or any of its Subsidiaries; (ii) once each quarter, providing details as to any new receivables obtained during the previous quarter that are scheduled to become due within 360 days of the date of the Officer's Certificate of Parent and/or any of its Subsidiaries over PLN 100,000. The Trustee will then pass each Officer's Certificate in electronic form to each of Euroclear, Clearstream, Luxembourg and DTC respectively for those parties to forward to their direct account customers in accordance with their applicable procedures.


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
Section 11.3             POSSESSION AND USE OF COLLATERAL

           So long as no Event of Default has occurred and is continuing, Parent and its Subsidiaries will have the right to remain in possession and maintain its use of control of the Collateral, to freely operate the Collateral and to collect, invest and dispose of the income therefrom.

           Parent and/or its Subsidiaries shall be entitled, subject to the other provisions of this Indenture but without the consent of the Trustee, the Security Agent or the Holders of the Notes; to transfer and/or dispose of assets that form part of the Collateral, provided, that (i) the consideration received by Parent and/or its Subsidiaries via such transfer and/or disposition, whether by sale or otherwise, is, in the written opinion of the London office of a "big four" accounting firm or an internationally recognised investment banking firm, equal to or greater than the value of the assets transferred and/or disposed of and Parent and/or any of its Subsidiaries effects valid security (including any applicable Conditionally Assigned Accounts and Receivables) over the consideration in favour of the Trustee and the Security Agent for the benefit of the holders of the Notes, and (ii) Parent and/or its Subsidiaries comply with
Section 9.16 and so long as it shall be a condition of any transfer and/or disposal that any consideration received by Parent and/or its Subsidiaries in connection with such transfer and/or disposal shall be subject to the Collateral (including any Conditionally Assigned Accounts and Receivables) or bound by the terms of the Intercreditor Deed.

Section 11.4             RELEASE AND DISPOSITION OF COLLATERAL

           Should any assets which form part of the Collateral be transferred or disposed of in accordance with this Indenture (including, without limitation, any transaction permitted by Section 9.16 and Section 11.3 of this Indenture), such assets will automatically be released from the Lien of the Security Documents.

Section 11.5             DISPOSITION OF COLLATERAL WITHOUT RELEASE

           (a) In addition to and without limiting the provisions of Section
11.4 and subject to Section 9.16, at any time and from time to time, provided that no Event of Default has occurred and is continuing, Parent or any of its Subsidiaries may without any release or consent of the Trustee:

                    (i) sell, dispose of or otherwise transfer inventory in the ordinary course of business;

                    (ii) collect, liquidate or otherwise dispose of Conditionally Assigned Accounts and Receivables in the ordinary course of business;

                    (iii) renegotiate or terminate leasehold interests forming part of the Collateral in the ordinary course of business;

                    (iv) sell or dispose of obsolete or worn out fixtures and equipment that form part of the Collateral in the ordinary course of business; and

                    (v) grant easements and rights of way on Mortgaged Property in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of any of its business; and


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
                    (vi) sell, transfer or convey the capital stock of a Subsidiary to another Subsidiary or to Parent and/or to cancel any capital stock of a Subsidiary for the sole purpose of effecting the internal rationalisation and/or corporate reorganisation of its subsidiaries with the consent of the Supervisory Board; provided, however, that within 90 days after the completion of any such transaction in connection with the internal rationalisation and/or corporate reorganisation of its subsidiaries, Parent shall procure that the shares of any company that is created, if any, or any additional shares resulting therefrom, shall be perfected as Pledged Shares.

           (b) The rights of Parent and any of its Subsidiaries to rely upon sub-section (a) of this Section 11.5 for each six month period beginning on 23 December and 23 June (a "SIX MONTH PERIOD") which shall be conditioned upon Parent delivering to the Trustee, within 30 days following the end of the previous Six Month Period an Officer's Certificate to the effect that all sales of inventory, or collections and other dispositions of Conditionally Assigned Accounts and Receivables and any other disposition contemplated by Section 11.5(a) by Parent or any of its Subsidiaries during such Six Month Period occurred in the ordinary course business and that all proceeds therefrom were used in the ordinary course of business or to make other cash payments permitted by this Indenture.

Section 11.6             PRIORITY OF LIENS

           The Lien on Collateral will be treated by Parent as a first priority secured lien upon all of the assets and undertakings specified herein until such time as the Senior Credit Facility is entered into. Save as otherwise provided in this Indenture, the priorities referred to in the above paragraph will not be affected by any reduction or increase in the principal amount secured by the Senior Security so long as the principal amount of the Senior Credit Facility shall at all times be no more than Euro 50 million in principal amount.

           At the same time as a Senior Credit Facility is being entered into by Parent the Trustee shall, without requiring the consent of the Holders of the Notes and without liability is such respect, enter into an intercreditor deed with, inter alia, the Senior Creditors, Parent and Subsidiaries which may contain the provisions set forth in Schedule 2 hereto and which contains no other provisions which are, in the opinion of the Trustee, materially prejudicial to the interests of the Noteholders (the "INTERCREDITOR DEED"),whereby for so long as any indebtedness remains outstanding under the Senior Credit Facility then (i) all present and future sums, liabilities and obligations whatsoever (actual or contingent) payable, owing, due or incurred by Parent under the Senior Credit Facility, including principal, accrued interest and any and all costs, fees and charges (the "SENIOR LIABILITIES"), whether secured (the "SENIOR SECURITY") or unsecured, shall rank in priority and be senior to any obligations owed by Parent, Telekom and South to the Trustee under the Guarantee (the "JUNIOR LIABILITIES"), and (ii) the Liens on Collateral granted in favour of the Trustee, shall have the status of second priority secured Lien only (the "JUNIOR SECURITY") and, in order to effect the circumstances contemplated in (i) and (ii) of this Section, the Trustee and the Security Agent will enter into Change of Priority Agreements in respect of such Collateral.


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                                   ARTICLE 12
                                   GUARANTEE

Section 12.1         Guarantee

           Each Guarantor hereby absolutely, unconditionally, jointly and severally and irrevocably guarantees the Notes and obligations of the Issuer hereunder and thereunder for the benefit of the Trustee on a secured (on a senior basis until and, if the Senior Credit Facility is entered into, in respect of which the Notes and Guarantees shall be secured by the Collateral on a second priority basis) and unsubordinated basis (except in respect of the Senior Credit Facility, which shall enjoy priority of payments over the Notes and Guarantees)as if the Guarantor instead of the Issuer were the primary obligor under the Indenture and the Notes, and guarantees to the Trustee, and to the Trustee on behalf of such Holder, that: (a) the principal of (and premium and Additional Amounts, if any) and interest on the Notes will be paid in full when due, whether at Stated Maturity, by acceleration or otherwise, together with interest on the overdue principal, if any, and interest on any overdue interest, to the extent lawful, and all other obligations of the Issuer to the Holders or the Trustee hereunder or thereunder will be paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or of any such other obligations, the same will be paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise.

           The Guarantors hereby agree that their obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuer, any action to enforce the same or any other circumstance that might otherwise constitute a legal or equitable discharge or defence of a guarantor.

           The Guarantors hereby waive (to the extent permitted by law) the benefits of diligence, presentment, demand for payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer or any other Person, protest, notice and all demands whatsoever and covenants that its Guarantee will not be discharged as to any Note except by complete performance of the obligations contained in such Note and such Guarantee. The Guarantors hereby agree that, in the event of a default in payment of principal (or premium, if any) or interest or Additional Amounts, if any, on such Note, whether at its Stated Maturity, by acceleration, purchase or otherwise, legal proceedings may be instituted by the Trustee on behalf of, or by, the Holder of such Note, subject to the terms and conditions set forth in this Indenture, directly against the Guarantors to enforce their obligations under the Guarantee without first proceeding against the Issuer. The Guarantors agree that if, after the occurrence and during the continuance of an Event of Default, the Trustee or any of the Holders are prevented by applicable law from exercising their respective rights to accelerate the maturity of the Notes, to collect interest on the Notes, or to enforce or exercise any other right or remedy with respect to the Notes, the Guarantors will pay to the Trustee for the account of the Holders, upon demand therefor, the amount that would otherwise have been due and payable had such rights and remedies been permitted to be exercised by the Trustee or any of the Holders.

           If any Holder or the Trustee is required by any court or otherwise to return to the Issuer or the Guarantors, or any custodian, trustee, liquidator or other similar official acting in relation to either the Issuer or the Guarantors, any amount paid by any of them to the Trustee or such Holder, the Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. The Guarantors further agree that, as between them, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 4 hereof for the purposes of the Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any acceleration of such obligations as provided in Article 4 hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of the Guarantee.


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Section 12.2         Severability

           In case any provision of this Guarantee shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 12.3         Subrogation

           The Guarantors shall be subrogated to all rights of Holders against the Issuer in respect of any amounts paid by the Guarantors pursuant to the provisions of Section 12.1; provided, however, that, if an Event of Default has occurred and is continuing, the Guarantors shall not be entitled to enforce or receive any payments arising out of, or based upon, such right of subrogation until all amounts then due and payable by the Issuer under this Indenture or the Notes shall have been paid in full.

Section 12.4         Reinstatement

           The Guarantors hereby agree that the Guarantee provided for in
Section 12.1 shall continue to be effective or be reinstated, as the case may be, if at any time, payment, or any part thereof, of any obligations or interest thereon is rescinded or must otherwise be restored by a Holder to the Issuer or the Guarantors upon the bankruptcy or insolvency of the Issuer or any of the Guarantors.

Section 12.5        Subsidiary Guarantors May Consolidate, etc. on Certain Terms

           The Subsidiary Guarantors shall not in a single transaction or a series of related transactions consolidate with or merge with or into or sell, combine, convey, transfer, lease or otherwise dispose of, whether directly or indirectly through de-merger or otherwise, all or substantially all of their respective properties and assets substantially as an entirety of such Subsidiary Guarantor unless at the time and immediately after giving effect thereto either:

           (a) such Subsidiary Guarantor will be the continuing corporation; or

           (b) the Person (if other than a Subsidiary Guarantor) formed by such consolidation or into which such Subsidiary Guarantor is merged or the Person that acquires by sale, conveyance, transfer, lease or other disposition, all or substantially all of the properties and assets of such Subsidiary Guarantor expressly assumes by a supplemental indenture to this Indenture in form satisfactory to the Trustee, such Subsidiary Guarantor's obligations pursuant to the Guarantee for the due and punctual payment of the principal of, premium, if any, on and interest, and Additional Amounts, if any, on all the Notes and the performance and observance of every covenant of this Indenture on the part of Parent to be performed or observed, and such Person shall succeed to and be substituted for the Subsidiary Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor corporation thereupon may cause to be signed any or all of the Guarantees to be endorsed upon all of the Notes issuable hereunder that theretofore shall not have been signed by the [Parent and delivered to the Registrar. All the Guarantees so issued shall in all respects have the same legal rank and benefit under the Indenture as the Guarantees theretofore and thereafter issued in accordance with the terms of the Indenture as though all of such Guarantees had been issued at the date of the execution hereof, and, in each case under (a) and (b) above, immediately before and after giving effect to such transaction or series of transactions on a pro forma basis (and treating any obligation of such Subsidiary Guarantor incurred in connection with or as a result of such transaction or series of transactions as


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
having been incurred at the time of such transaction), no Default or Event of Default shall have occurred and be continuing.

           In connection with any such consolidation, merger, sale, assignment, conveyance, transfer, lease or other disposition, the Subsidiary Guarantor or the successor corporation, as the case may be, shall deliver to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officer's Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, conveyance, transfer, lease or other disposition, and if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with the requirements of this Indenture and that all conditions precedent herein provided for relating to such transaction have been complied with. Notwithstanding the foregoing, the provisions of this paragraph will not apply to any transaction for the sole purpose of changing a Subsidiary's corporate organization from a Polish limited liability company to a Polish joint stock company or from a Polish joint stock company to a Polish limited liability company.

Section 12.6         Release of the Guarantors

           Concurrently with the discharge of the Notes under Section 3.1, the defeasance of the Notes under Section 13.2 hereof, or the covenant defeasance of the Notes under Section 13.3 hereof, the Guarantors shall be released from all of their obligations under the Guarantee under this Article 12.

Section 12.7         Execution and Delivery of Guarantee

           To evidence the Guarantee set forth in Section 12.1, the Guarantors hereby agree that this Indenture shall be executed on behalf of the Guarantors by the President or one of its Vice Presidents of the Management Board of each of the Guarantors.

           If a member of the Board of Directors or a member of the Management Board of a Guarantor, respectively, whose signature is placed on this Indenture no longer holds that office at the time the Trustee authenticates the Note, the Guarantee shall be valid nevertheless.

           The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee set forth in this Indenture on behalf of the Guarantors.

Section 12.8         Benefits Acknowledged

           The Guarantors acknowledge that they will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that their guarantee and waivers pursuant to the Guarantee are knowingly made in contemplation of such benefits.

                                   ARTICLE 13
                       DEFEASANCE AND COVENANT DEFEASANCE

Section 13.1         Issuer's Option to Effect Defeasance or Covenant Defeasance

           The Issuer may, at its option by Board Resolution, at any time, with respect to the Notes, elect to have either Section 13.2 or Section 13.3 be applied to all Outstanding Notes upon compliance with the conditions set forth below in this Article 13.


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Section 13.2         Defeasance and Discharge

           Upon the Issuer's exercise under Section 13.1 of the option applicable to this Section 13.2, the Issuer shall be deemed to have been discharged from its obligations with respect to all Outstanding Notes on the date the conditions set forth in Section 13.4 are satisfied (hereinafter, "DEFEASANCE"). For this purpose, such defeasance means that the Issuer shall be deemed to have paid and discharged the entire indebtedness represented by the Outstanding Notes, which shall thereafter be deemed to be "Outstanding" only for the purposes of Section 13.5 and the other Sections of this Indenture referred to in (A) and (B) below, and to have satisfied all its other obligations under such Notes and this Indenture insofar as such Notes are concerned (and the Trustee, at the expense of the Issuer, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (A) the rights of Holders of Outstanding Notes to receive, solely from the trust fund described in Section
13.4 and as more fully set forth in such Section, payments in respect of the principal of (and premium, if any, on) and interest and Additional Amounts, if any, on such Notes when such payments are due, (B) the Issuer's obligations with respect to such Notes under Sections 2.7, 2.8, 9.2 and 9.3, (C) the rights, powers, trusts, duties and indemnities of the Trustee hereunder and (D) this
Article 13. Subject to compliance with this Article 13, the Issuer may exercise its option under this Section 13.2 notwithstanding the prior exercise of its option under Section 13.3 with respect to the Notes.

Section 13.3         Covenant Defeasance

           Upon the Issuer's exercise under Section 13.1 of the option applicable to this Section 13.3, the Issuer and Parent shall be released from their respective obligations under any covenant contained in Section 7.1 and in Sections 9.6, 9.7 and 9.9 through 9.21 with respect to the Outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, "COVENANT DEFEASANCE"), and the Notes shall thereafter be deemed not to be "Outstanding" for the purposes of any direction, waiver, consent or declaration or Action of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "Outstanding" for all other purposes hereunder. For this purpose, such covenant defeasance means that, with respect to the Outstanding Notes, the Issuer and Parent may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 4.1(iv), but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby.

Section 13.4         Conditions to Defeasance or Covenant Defeasance

           The following shall be the conditions to application of either
Section 13.2 or Section 13.3 to the Outstanding Notes:

           (1) the Issuer shall irrevocably deposit or cause to be deposited with the Trustee (or another trustee appointed pursuant to this Indenture who shall agree to comply with the provisions of this Article 13 applicable to it), as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the holders of the Notes, cash in Euros, Government Securities, or a combination thereof, in such amounts as shall be sufficient, in the opinion of an internationally recognized firm of independent public accountants or an internationally recognized investment banking firm, in either case, expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge, the principal of, premium, if any, and interest on the Outstanding Notes on the Stated Maturity (or upon redemption, if applicable) of such principal, premium, if any, or installment of interest;

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
provided that the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such Government Securities to said payments with respect to the Notes. Before such a deposit, the Issuer may give to the Trustee, in accordance herewith, a notice of its election to redeem all of the Outstanding Notes at a future date in accordance with Article 10 hereof, which notice shall be irrevocable. Such irrevocable redemption notice, if given, shall be given in applying the foregoing.

           (2) no Default or Event of Default with respect to the Notes shall have occurred and be continuing on the date of such deposit or, insofar as paragraphs (vi) and (vii) of Section 4.1 are concerned, at any time during the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period);

           (3) such defeasance or covenant defeasance shall not result in a breach or violation of or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Issuer or Parent are a party or by which either is bound;

           (4) in the case of an election under Section 13.2, the Issuer shall have delivered to the Trustee an Opinion of Counsel in the United States stating that the Issuer or Parent have received from, or there has been published by, the Internal Revenue Service a ruling, or since 23 December 2002, there has been a change in applicable U.S. federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the Outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

           (5) in the case of an election under Section 13.3, the Issuer shall have delivered to the Trustee an Opinion of Counsel in the United States, the Netherlands and Poland to the effect that the Holders of the Outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such covenant defeasance and will be subject to U.S. federal, Dutch or Polish income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and

           (6) the Issuer shall have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel in the United Kingdom, each stating that all conditions precedent provided for relating to either the defeasance under
Section 13.3 or the covenant defeasance under Section 13.3, as the case may be, have been complied with.

Section 13.5 Deposited Money and Government Securities to Be Held in Trust; Other Miscellaneous Provisions

           Subject to the provisions of the last paragraph of Section 9.3, all money and Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 13.5, the "TRUSTEE") pursuant to Section 13.4 in respect of the Outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal (and premium, if any) and interest, but such money need not be segregated from other funds except to the extent required by law.


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
           The Issuer shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the Government Securities deposited pursuant to Section 13.4 or the principal and interest received in respect thereof.

           Anything in this Article 13 to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuer from time to time upon an Officer's Certificate any money or Government Securities held by it as provided in Section
13.4 which, in the opinion of a nationally recognized firm of independent public accountants or an internationally recognized investment banking firm, in either case, expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent defeasance or covenant defeasance, as applicable, in accordance with this Article 13.

Section 13.6         Reinstatement

           If the Trustee or any Paying Agent is unable to apply any money in accordance with Section 13.5 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuer's and Parent's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 13.2 or 13.3, as the case may be, until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with
Section 13.5; provided, however, that if the Issuer makes any payment of principal of (or premium, if any) or interest on any Note following the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

                           [Signature page(s) follows]




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                      THIS PAGE IS INTENTIONALLY LEFT BLANK

           IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                                            NETIA HOLDINGS B.V.

                                            By: /S/ EWA DON-SIEMION
                                               ---------------------------------
                                               Name: Ewa Don-Siemion
                                               Title: Vice President, Legal

                                            NETIA HOLDINGS S.A.

By: /S/ AVRAHAM HOCHMAN                     By: /S/ WOJCIECH MADALSKI
    -------------------------------             --------------------------------
    Name: Avraham Hochman                       Name: Wojciech Madalski
    Title: Chief Financial Officer              Title: Chief Executive Officer

                                            NETIA TELEKOM S.A.

By: /S/ AVRAHAM_HOCHMAN                     By: /S/ WOJCIECH MADALSKI
   ------------------------------               --------------------------------
   Name: Avraham Hochman                       Name: Wojciech Madalski
   Title: Chief Financial Officer              Title: Chief Executive Officer

                                            NETIA SOUTH Sp. z o.o.

By: /S/ AVRAHAM HOCHMAN                     By: /S/ WOJCIECH MADALSKI
   ------------------------------               --------------------------------
   Name: Avraham Hochman                        Name: Wojciech Madalski
   Title: Chief Financial Officer               Title: Chief Executive Officer

                                            THE BANK OF NEW YORK

                                            By: /S/ PAUL PEREIRA
                                                --------------------------------
                                                Name: Paul Pereira
                                                Title: Assistant Vice President

                                            ING BANK SLASKI S.A.

By: /S/ JUSTYNA KESLER                      By: /S/ PRZEMYSLAW CISZECKI
  -------------------------------               --------------------------------
 Name: Justyna Kesler                            Name: Przemyslaw Ciszecki
Title: Commercial Proxy                          Title: Commercial Proxy






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